                                                                    EXHIBIT 10.1

                    $500,000,000.00 REVOLVING CREDIT FACILITY

                                CREDIT AGREEMENT

                                  by and among

                             BIG LOTS STORES, INC.,

                          THE GUARANTORS PARTY HERETO,

                             THE BANKS PARTY HERETO,

              PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent,

      PNC CAPITAL MARKETS, INC., as a Lead Arranger and as Sole Bookrunner

        NATIONAL CITY BANK, as Administrative Agent and a Lead Arranger,

                                       and

                   WACHOVIA BANK, N.A., as Documentation Agent

                             Dated October 29, 2004

                                TABLE OF CONTENTS

Section                                                                                                             Page
-------                                                                                                             ----
1.       CERTAIN DEFINITIONS.....................................................................................     1
         1.1      Certain Definitions............................................................................     1
         1.2      Construction...................................................................................    27
                  1.2.1.     Number; Inclusion...................................................................    27
                  1.2.2.     Determination.......................................................................    27
                  1.2.3.     Administrative Agent's Discretion and Consent.......................................    27
                  1.2.4.     Documents Taken as a Whole..........................................................    27
                  1.2.5.     Headings............................................................................    27
                  1.2.6.     Implied References to this Agreement................................................    28
                  1.2.7.     Persons.............................................................................    28
                  1.2.8.     Modifications to Documents..........................................................    28
                  1.2.9.     From, To and Through................................................................    28
                  1.2.10.    Shall; Will.........................................................................    28
         1.3      Accounting Principles..........................................................................    28

2.       REVOLVING CREDIT AND SWING LOAN FACILITIES..............................................................    29
         2.1      Revolving Credit and Swing Loan Commitments....................................................    29
                  2.1.1.     Revolving Credit Loans..............................................................    29
                  2.1.2.     Swing Loans.........................................................................    29
         2.2      Nature of Banks' Obligations with Respect to Revolving Credit Loans............................    29
         2.3      Facility Fees..................................................................................    29
         2.4      Utilization Fees...............................................................................    30
         2.5      Revolving Credit Loan Requests; Swing Loan Requests............................................    30
                  2.5.1.     Revolving Credit Loan Requests......................................................    30
                  2.5.2.     Swing Loan Requests.................................................................    31
         2.6      Making Revolving Credit Loans and Swing Loans; Revolving Credit Notes and Swing Notes..........    31
                  2.6.1.     Making Revolving Credit Loans.......................................................    31
                  2.6.2.     Making Swing Loans..................................................................    32
                  2.6.3.     Revolving Credit Notes..............................................................    32
                  2.6.4.     Swing Note..........................................................................    32
         2.7      Borrowings to Repay Swing Loans................................................................    32
         2.8      Use of Proceeds................................................................................    33
         2.9      Bid Loan Facility..............................................................................    33
                  2.9.1.     Bid Loan Requests...................................................................    33
                  2.9.2.     Bidding.............................................................................    34
                  2.9.3.     Accepting Bids......................................................................    34
                  2.9.4.     Funding Bid Loans...................................................................    35
                  2.9.5.     Several Obligations.................................................................    35
                  2.9.6.     Bid Notes...........................................................................    36
         2.10     Letter of Credit Subfacility...................................................................    36
                  2.10.1.    Issuance of Letters of Credit.......................................................    36

                               TABLE OF CONTENTS

Section                                                                                                             Page
-------                                                                                                             ----
                  2.10.2.    Letter of Credit Fees...............................................................    36
                  2.10.3.    Disbursements, Reimbursement........................................................    37
                  2.10.4.    Repayment of Participation Advances.................................................    38
                  2.10.5.    Documentation.......................................................................    39
                  2.10.6.    Determinations to Honor Drawing Requests............................................    39
                  2.10.7.    Nature of Participation and Reimbursement Obligations...............................    39
                  2.10.8.    Indemnity...........................................................................    41
                  2.10.9.    Liability for Acts and Omissions....................................................    41
         2.11     Optional Termination or Reduction of Revolving Credit Commitments..............................    43

3.       INTEREST RATES..........................................................................................    43
         3.1      Interest Rate Options..........................................................................    43
                  3.1.1.     Revolving Credit Interest Rate Options..............................................    44
                  3.1.2.     Rate Quotations.....................................................................    44
                  3.1.3.     Change in Fees or Interest Rates....................................................    44
         3.2      Committed Loan Interest Periods................................................................    45
         3.3      Interest After Default.........................................................................    45
                  3.3.1.     Interest Rate.......................................................................    45
                  3.3.2.     Letter of Credit Fees...............................................................    45
                  3.3.3.     Other Obligations...................................................................    45
                  3.3.4.     Acknowledgment......................................................................    46
         3.4      Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.................    46
                  3.4.1.     Unascertainable.....................................................................    46
                  3.4.2.     Illegality; Increased Costs; Deposits Not Available.................................    46
                  3.4.3.     Administrative Agent's and Bank's Rights............................................    47
         3.5      Selection of Interest Rate Options.............................................................    47

4.       PAYMENTS................................................................................................    48
         4.1      Payments.......................................................................................    48
         4.2      Pro Rata Treatment of Banks....................................................................    48
         4.3      Interest Payment Dates.........................................................................    49
         4.4      Voluntary Prepayments..........................................................................    49
                  4.4.1.     Right to Prepay.....................................................................    49
                  4.4.2.     Replacement of a Bank...............................................................    50
                  4.4.3.     Change of Lending Office............................................................    51
         4.5      Mandatory Prepayments..........................................................................    51
                  4.5.1.     Reduction of Revolving Credit Commitments...........................................    51
                  4.5.2.     Issuance of Other Indebtedness......................................................    51
                  4.5.3.     Application among Interest Rate Options.............................................    52
         4.6      Additional Compensation in Certain Circumstances...............................................    52
                  4.6.1.     Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy
                             Requirements, Expenses, Etc.........................................................    52
                  4.6.2.     Indemnity...........................................................................    53

                               TABLE OF CONTENTS

Section                                                                                                             Page
-------                                                                                                             ----
         4.7      Settlement Date Procedures.....................................................................    54

5.       REPRESENTATIONS AND WARRANTIES..........................................................................    54
         5.1      Representations and Warranties.................................................................    54
                  5.1.1.     Organization and Qualification......................................................    54
                  5.1.2.     Capitalization and Ownership........................................................    54
                  5.1.3.     Subsidiaries........................................................................    55
                  5.1.4.     Power and Authority.................................................................    55
                  5.1.5.     Validity and Binding Effect.........................................................    55
                  5.1.6.     No Conflict.........................................................................    55
                  5.1.7.     Litigation..........................................................................    56
                  5.1.8.     Title to Properties.................................................................    56
                  5.1.9.     Financial Statements................................................................    56
                  5.1.10.    Use of Proceeds; Margin Stock; Section 20 Subsidiaries..............................    57
                  5.1.11.    Full Disclosure.....................................................................    58
                  5.1.12.    Taxes...............................................................................    58
                  5.1.13.    Consents and Approvals..............................................................    58
                  5.1.14.    No Event of Default; Compliance with Instruments....................................    58
                  5.1.15.    Patents, Trademarks, Copyrights, Licenses, Etc......................................    59
                  5.1.16.    Insurance...........................................................................    59
                  5.1.17.    Compliance with Laws................................................................    59
                  5.1.18.    Material Contracts; Burdensome Restrictions.........................................    59
                  5.1.19.    Investment Companies; Regulated Entities............................................    60
                  5.1.20.    Plans and Benefit Arrangements......................................................    60
                  5.1.21.    Employment Matters..................................................................    61
                  5.1.22.    Environmental Matters...............................................................    61
                  5.1.23.    Senior Debt Status..................................................................    63
                  5.1.24.    Anti-Terrorism Laws.................................................................    63
                  5.1.25.    Inactive Subsidiaries...............................................................    64
         5.2      Updates to Schedules...........................................................................    64

6.       CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT.................................................    65
         6.1      First Loans and Letters of Credit..............................................................    65
                  6.1.1.     Officer's Certificate...............................................................    65
                  6.1.2.     Secretary's Certificate.............................................................    66
                  6.1.3.     Delivery of Loan Documents..........................................................    66
                  6.1.4.     Opinion of Counsel..................................................................    66
                  6.1.5.     Legal Details.......................................................................    66
                  6.1.6.     Payment of Fees.....................................................................    67
                  6.1.7.     Consents............................................................................    67
                  6.1.8.     Officer's Certificate Regarding MACs................................................    67
                  6.1.9.     No Violation of Laws................................................................    67
                  6.1.10.    No Actions or Proceedings...........................................................    67

                               TABLE OF CONTENTS

Section                                                                                                             Page
-------                                                                                                             ----
                  6.1.11.    Lien Searches.......................................................................    67
                  6.1.12.    Insurance Policies..................................................................    68
                  6.1.13.    Termination Statements:  Release Statements and Other Releases......................    68
                  6.1.14.    Repayment of Prohibited Indebtedness................................................    68
                  6.1.15.    Redemption of the Prior Senior Notes................................................    68
                  6.1.16.    Debt Rating.........................................................................    68
                  6.1.17.    Other Documents and Conditions......................................................    68
         6.2      Each Additional Loan or Letter of Credit.......................................................    68

7.       COVENANTS...............................................................................................    69
         7.1      Affirmative Covenants..........................................................................    69
                  7.1.1.     Preservation of Existence, Etc......................................................    69
                  7.1.2.     Payment of Liabilities, Including Taxes, Etc........................................    69
                  7.1.3.     Maintenance of Insurance............................................................    70
                  7.1.4.     Maintenance of Properties and Leases................................................    70
                  7.1.5.     Maintenance of Patents, Trademarks, Etc.............................................    70
                  7.1.6.     Visitation Rights...................................................................    70
                  7.1.7.     Keeping of Records and Books of Account.............................................    71
                  7.1.8.     Plans and Benefit Arrangements......................................................    71
                  7.1.9.     Compliance with Laws................................................................    71
                  7.1.10.    Use of Proceeds.....................................................................    71
                  7.1.11.    Subordination of Intercompany Loans.................................................    71
                  7.1.12.    Anti-Terrorism Laws.................................................................    72
         7.2      Negative Covenants.............................................................................    72
                  7.2.1.     Indebtedness........................................................................    72
                  7.2.2.     Liens...............................................................................    73
                  7.2.3.     Guaranties..........................................................................    73
                  7.2.4.     Loans and Investments...............................................................    73
                  7.2.5.     Liquidations, Mergers, Consolidations, Acquisitions.................................    74
                  7.2.6.     Dispositions of Assets or Subsidiaries..............................................    75
                  7.2.7.     Affiliate Transactions..............................................................    76
                  7.2.8.     Subsidiaries, Partnerships and Joint Ventures; Excluded Inactive Subsidiaries;
                             Excluded Active Subsidiaries........................................................    76
                  7.2.9.     Continuation of or Change in Business...............................................    77
                  7.2.10.    Plans and Benefit Arrangements......................................................    77
                  7.2.11.    Fiscal Year.........................................................................    78
                  7.2.12.    Issuance of Stock or Other Equity Interests.........................................    78
                  7.2.13.    Changes in Organizational Documents.................................................    78
                  7.2.14.    Capital Expenditures and Capital Leases.............................................    79
                  7.2.15.    Maximum Leverage Ratio..............................................................    79
                  7.2.16.    Minimum Fixed Charge Coverage Ratio.................................................    79
                  7.2.17.    Negative Pledges....................................................................    79
         7.3      Reporting Requirements.........................................................................    80

                               TABLE OF CONTENTS

Section                                                                                                             Page
-------                                                                                                             ----
                  7.3.1.     Quarterly Financial Statements......................................................    80
                  7.3.2.     Annual Financial Statements.........................................................    81
                  7.3.3.     Certificate of the Borrower and the Parent..........................................    81
                  7.3.4.     Notice of Default...................................................................    82
                  7.3.5.     Notice of Litigation................................................................    82
                  7.3.6.     Certain Events......................................................................    82
                  7.3.7.     Notice of Change in Debt Rating.....................................................    82
                  7.3.8.     Budgets, Forecasts, Other Reports and Information...................................    82
                  7.3.9.     Notices Regarding Plans and Benefit Arrangements....................................    83

8.       DEFAULT.................................................................................................    84
         8.1      Events of Default..............................................................................    84
                  8.1.1.     Payments Under Loan Documents.......................................................    85
                  8.1.2.     Breach of Warranty..................................................................    85
                  8.1.3.     Breach of Negative Covenants or Visitation Rights...................................    85
                  8.1.4.     Breach of Other Covenants...........................................................    85
                  8.1.5.     Defaults in Other Agreements or Indebtedness........................................    85
                  8.1.6.     Final Judgments or Orders...........................................................    85
                  8.1.7.     Loan Document Unenforceable.........................................................    86
                  8.1.8.     Proceedings Against Assets..........................................................    86
                  8.1.9.     Notice of Lien or Assessment........................................................    86
                  8.1.10.    Insolvency..........................................................................    86
                  8.1.11.    Events Relating to Plans and Benefit Arrangements...................................    86
                  8.1.12.    Cessation of Business...............................................................    87
                  8.1.13.    Change of Control...................................................................    87
                  8.1.14.    Involuntary Proceedings.............................................................    87
                  8.1.15.    Voluntary Proceedings...............................................................    88
         8.2      Consequences of Event of Default...............................................................    88
                  8.2.1.     Events of Default Other Than Bankruptcy or Reorganization Proceedings...............    88
                  8.2.2.     Bankruptcy or Reorganization Proceedings............................................    88
                  8.2.3.     Set-off.............................................................................    89
                  8.2.4.     Suits, Actions, Proceedings.........................................................    89
                  8.2.5.     Application of Proceeds.............................................................    89
                  8.2.6.     Other Rights and Remedies...........................................................    90
         8.3      Right of Competitive Bid Loan Banks............................................................    90

9.       THE ADMINISTRATIVE AGENT................................................................................    90
         9.1      Appointment....................................................................................    90
         9.2      Delegation of Duties...........................................................................    91
         9.3      Nature of Duties; Independent Credit Investigation.............................................    91
         9.4      Actions in Discretion of Administrative Agent; Instructions From the Banks.....................    91
         9.5      Reimbursement and Indemnification of Administrative Agent by the Loan Parties..................    92

                               TABLE OF CONTENTS

Section                                                                                                             Page
-------                                                                                                             ----
         9.6      Exculpatory Provisions; Limitation of Liability................................................    93
         9.7      Reimbursement and Indemnification of Administrative Agent by Banks.............................    93
         9.8      Reliance by Administrative Agent...............................................................    94
         9.9      Notice of Default..............................................................................    94
         9.10     Notices........................................................................................    94
         9.11     Banks in Their Individual Capacities; Administrative Agent in its Individual Capacity..........    95
         9.12     Holders of Notes...............................................................................    95
         9.13     Equalization of Banks..........................................................................    95
         9.14     Successor Administrative Agent.................................................................    96
         9.15     Bid Loan Processing Fee; Administrative Agent's Fee............................................    96
         9.16     Availability of Funds..........................................................................    97
         9.17     Calculations...................................................................................    97
         9.18     No Reliance on Administrative Agent's Customer Identification Program..........................    97
         9.19     Beneficiaries..................................................................................    98
         9.20     Syndication Agent and Documentation Agent......................................................    98

10.      MISCELLANEOUS...........................................................................................    98
         10.1     Modifications, Amendments or Waivers...........................................................    98
                  10.1.1.    Increase of Commitment; Extension of Expiration Date,...............................    98
                  10.1.2.    Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms
                             of Payment..........................................................................    98
                  10.1.3.    Release of Guarantor................................................................    99
                  10.1.4.    Miscellaneous.......................................................................    99
         10.2     No Implied Waivers; Cumulative Remedies; Writing Required......................................    99
         10.3     Reimbursement and Indemnification of Banks by the Loan Parties; Taxes..........................    99
         10.4     Holidays.......................................................................................   101
         10.5     Funding by Branch, Subsidiary or Affiliate.....................................................   101
                  10.5.1.    Notional Funding....................................................................   101
                  10.5.2.    Actual Funding......................................................................   101
         10.6     Notices........................................................................................   102
         10.7     Severability...................................................................................   102
         10.8     Governing Law..................................................................................   103
         10.9     Prior Understanding............................................................................   103
         10.10    Duration; Survival.............................................................................   103
         10.11    Successors and Assigns.........................................................................   103
         10.12    Confidentiality................................................................................   105
                  10.12.1.   General.............................................................................   105
                  10.12.2.   Sharing Information With Affiliates of the Banks....................................   106
         10.13    Counterparts...................................................................................   106
         10.14    Administrative Agent's or Bank's Consent.......................................................   106
         10.15    Exceptions.....................................................................................   106
         10.16    CONSENT TO FORUM; WAIVER OF JURY TRIAL.........................................................   106

                               TABLE OF CONTENTS

Section                                                                                                             Page
-------                                                                                                             ----
         10.17    Certifications From Banks and Participants.....................................................   107
                  10.17.1.   Tax Withholding Clause..............................................................   107
                  10.17.2.   USA Patriot Act.....................................................................   108
         10.18    Joinder of Guarantors..........................................................................   108

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)        -      PRICING GRID
SCHEDULE 1.1(B)        -      COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(E)        -      EXCLUDED INACTIVE SUBSIDIARIES
SCHEDULE 1.1(P)(1)     -      PERMITTED INVESTMENTS
SCHEDULE 1.1(P)(2)     -      PERMITTED LIENS
SCHEDULE 1.1(R)        -      ROLLOVER LETTERS OF CREDIT
SCHEDULE 5.1.1         -      QUALIFICATIONS TO DO BUSINESS
SCHEDULE 5.1.2         -      CAPITALIZATION
SCHEDULE 5.1.3         -      SUBSIDIARIES
SCHEDULE 5.1.7         -      LITIGATION (NEW YORK POTENTIAL TAX CLAIM)
SCHEDULE 5.1.8         -      OWNED REAL PROPERTY
SCHEDULE 5.1.13        -      CONSENTS AND APPROVALS
SCHEDULE 5.1.16        -      INSURANCE POLICIES
SCHEDULE 5.1.20        -      EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 5.1.22        -      ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.2.1         -      PERMITTED INDEBTEDNESS
SCHEDULE 7.2.3         -      EXISTING GUARANTIES

EXHIBITS

EXHIBIT 1.1(A)         -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)         -      BID LOAN NOTE
EXHIBIT 1.1(G)(1)      -      GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)      -      GUARANTY AGREEMENT
EXHIBIT 1.1(I)         -      INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(R)         -      REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)         -      SWING LOAN NOTE
EXHIBIT 2.5.1          -      COMMITTED LOAN REQUEST
EXHIBIT 2.5.2          -      SWING LOAN REQUEST
EXHIBIT 2.9.1          -      BID LOAN REQUEST
EXHIBIT 7.2.5          -      ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 7.3.3          -      QUARTERLY COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated October 29, 2004 and is made by and among Big Lots Stores, Inc., an Ohio corporation (the "Borrower"), each of the Guarantors (as hereinafter defined), the Banks (as hereinafter defined), PNC Bank, National Association, in its capacity as syndication agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Syndication Agent"), National City Bank, in its capacity as administrative agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Administrative Agent"), and Wachovia Bank, N.A., in its capacity as documentation agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Documentation Agent").

                                   WITNESSETH:

         WHEREAS, the Borrower has requested the Banks to provide a revolving credit facility (including a letter of credit subfacility) to the Borrower in an aggregate principal amount of Five Hundred Million and 00/100 Dollars ($500,000,000.00); and

         WHEREAS, the revolving credit facility shall be used (i) to repay certain existing indebtedness of the Borrower including amounts due under the Prior Loan Agreement (as hereinafter defined) and the Prior Senior Notes (as hereinafter defined), (ii) to provide working capital to the Borrower, and (iii) for general corporate purposes of the Borrower, including transaction costs and expenses and Permitted Acquisitions (as hereinafter defined); and

         WHEREAS, the Banks are willing to provide such credit including letters of credit upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS

         1.1 Certain Definitions.

                  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                           Additional Borrower Amendment shall have the meaning
assigned to that term in Section 10.3.

                           Adjusted Consolidated EBITDAR shall mean, as of any
date of determination, Consolidated EBITDAR for the period equal to the immediately preceding twelve (12) consecutive months, as adjusted to include without duplication the difference between (a) the sum of (i) net income plus
(ii) depreciation, plus (iii) amortization, plus (iv) other non-cash charges to net income, plus (v) interest expense, plus (vi) income tax expense, plus (vii) rental expense, minus (b) non-cash credits to net income, all calculated as set forth in the definition of "Consolidated EBITDAR" below, for such period of any Persons or assets acquired by any Loan Party during such period on a pro forma basis for such period as if such Permitted Acquisition had occurred on the first day of such period as evidenced by pro forma financial statements in form and substance satisfactory to the Administrative Agent, in each case determined and consolidated for the Parent and its Subsidiaries in accordance with GAAP.

                           Administrative Agent shall mean National City Bank,
and its successors and assigns.

                           Administrative Agent's Fee shall have the meaning
assigned to that term in Section 9.15.

                           Administrative Agent's Letter shall have the meaning
assigned to that term in Section 9.15.

                           Affiliate as to any Person shall mean any other
Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds twenty percent (20%) or more of any class of the voting or other equity interests of such Person, or (iii) twenty percent (20%) or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                           Agreement shall mean this Credit Agreement, as the
same may be supplemented, amended, modified or restated from time to time, including all schedules and exhibits.

                           Annual Statements shall have the meaning assigned to
that term in Section 5.1.9(i).

                           Anti-Terrorism Laws shall mean any Laws relating to
terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

                           Applicable Commercial Letter of Credit Fee Percentage
shall mean the percentage at the indicated Debt Rating of the Borrower in the pricing grid on Schedule 1.1(A), attached hereto and made a part hereof below the heading "Commercial Letter of Credit Fee Percentage".

                           Applicable Facility Fee Percentage shall mean the
percentage at the indicated Debt Rating of the Borrower in the pricing grid on
Schedule 1.1(A), attached hereto and made a part hereof below the heading "Facility Fee Percentage".

                           Applicable Margin shall mean the percentage margin to
be added to the Euro-Rate under the Euro-Rate Option at the indicated Debt Rating of the Borrower in the pricing grid on Schedule 1.1(A) attached hereto and made a part hereof below the heading "Euro-Rate Margin". The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

                           Applicable Standby Letter of Credit Fee Percentage
shall mean the percentage at the indicated Debt Rating of the Borrower in the pricing grid on Schedule 1.1(A), attached hereto and made a part hereof below the heading "Standby Letter of Credit Fee Percentage".

                           Applicable Utilization Fee Percentage shall mean the
percentage at the indicated Debt Rating of the Borrower in the pricing grid on
Schedule 1.1(A), attached hereto and made a part hereof below the heading "Utilization Fee Percentage".

                           Approved Fund means any Fund that is administered or
managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

                           Assignment and Assumption Agreement shall mean an
Assignment and Assumption Agreement by and among an Eligible Assignee, a Transferor Bank and the Administrative Agent, as Administrative Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).

                           Authorized Officer shall mean those individuals,
designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

                           Bank-Provided Hedge shall mean a Hedge Agreement
which is provided by any Bank and with respect to which the Administrative Agent confirms meets the following requirements: such Hedge Agreement (i) is documented in a standard International Swap Dealer Association Agreement or a similar agreement acceptable to such Bank, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities of the Loan Parties to the provider of any Bank-Provided Hedge (the "Hedge Liabilities") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty Agreements and otherwise treated as Obligations for purposes of each of the other Loan Documents.

                           Banks shall mean the financial institutions named on
Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                           Base Rate shall mean the greater of (i) the interest
rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent, or (ii) the Federal Funds Open Rate plus one-half of one percent (.50%) per annum.

                           Base Rate Option shall mean the Revolving Credit Base
Rate Option.

                           BBA shall have the meaning assigned to that term in
the definition of Euro-Rate.

                           Benefit Arrangement shall mean at any time an
"employee benefit plan," within the meaning of Section 3(3) of ERISA, which is not a Plan, a Multiemployer Plan or a Multiple Employer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                           Bid shall have the meaning assigned to such term in
Section 2.9.2.

                           Bid Loan Aggregate Sublimit shall have the meaning
assigned to such term in Section 2.9.1.

                           Bid Loan Borrowing Date shall mean, with respect to
any Bid Loan, the date for the making thereof which shall be a Business Day.

                           Bid Loan Euro-Rate Option shall mean the option of
the Borrower to request that the Banks submit Bids to make Bid Loans bearing interest at a rate per annum quoted by such Banks at the Euro-Rate in effect two
(2) Business Days before the Borrowing Date of such Bid Loan plus a Euro-Rate Bid Loan Spread.

                           Bid Loan Fixed Rate Option shall mean the option of
the Borrower to request that the Banks submit Bids to make Bid Loans bearing interest at a fixed rate per annum quoted by such Banks as a numerical percentage (and not as a spread over another rate such as the Euro-Rate).

                           Bid Loan Individual Bank Sublimit shall have the
meaning assigned to such term in Section 2.9.1.

                           Bid Loan Interest Period shall have the meaning
assigned to such term in Section 2.9.1.

                           Bid Loan Processing Fee shall have the meaning
assigned to that term in Section 9.15.

                           Bid Loan Request shall have the meaning assigned to
such term in Section 2.9.1.

                           Bid Loans shall mean collectively and Bid Loan shall
mean separately all of the Bid Loans or any Bid Loan made by any of the Banks to the Borrower pursuant to Sections 2.9.

                           Bid Notes shall mean collectively and Bid Note shall
mean separately all of the Bid Notes of the Borrower in the form of Exhibit 1.1(B) evidencing the Bid Loans together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                           Big Lots Capital Group shall mean, collectively, Big
Lots Capital, Inc., an Ohio corporation, and any hereinafter created direct or indirect Subsidiary of Big Lots Capital, Inc., provided, that the Borrower owns all of the issued and outstanding shares of capital stock of Big Lots Capital, Inc. and Big Lots Capital, Inc. has granted a security interest in substantially all of its personal property to the Borrower or another Loan Party.

                           Big Lots, Inc. Supplemental Savings Plan shall mean
the nonqualified deferred compensation plan maintained for the benefit of employees of the Parent's Subsidiaries.

                           Blocked Person shall have the meaning assigned to
such term in Section 5.1.24.2.

                           Borrower shall have the meaning assigned to such term
in the preamble.

                           Borrowing Date shall mean, with respect to any Loan,
the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                           Borrowing Tranche shall mean specified portions of
Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option or a Bid Loan Fixed Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

                           Business Day shall mean any day other than a Saturday
or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Columbus, Ohio and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                           Captive Insurance Entity shall mean an insurance
company created and owned by a Loan Party whose primary purpose is to provide coverage on the risk of the Parent or the Parent's Subsidiaries.

                           Carryover Amount shall have the meaning assigned to
such term in Section 7.2.14.

                           CIP Regulations shall have the meaning assigned to
such term in Section 9.18.

                           Closing Date shall mean the Business Day on which the
first Loan shall be made, which shall be October 29, 2004.

                           Commercial Letter of Credit shall mean any letter of
credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

                           Commercial Letter of Credit Fee shall have the
meaning assigned to such term in Section 2.10.2.

                           Committed Loan shall mean either or both of a
Revolving Credit Loan or a Swing Loan.

                           Committed Loan Euro-Rate Option shall mean the
Revolving Credit Loan Euro-Rate Option.

                           Committed Loan Interest Period shall mean the period
of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one (1), two (2), three (3) or six (6) Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrower is renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

                           Committed Loan Request shall mean a request for a
Revolving Credit Loan or a Swing Loan or a request to select, convert to or renew a Base Rate Option or Euro-Rate Option with respect to an outstanding Revolving Credit Loan in accordance with Sections 2.5.1, 3.1 and 3.2.

                           Commitment shall mean, as to any Bank, its Revolving
Credit Commitment and, in the case of the Administrative Agent, the aggregate of its Revolving Credit Commitment and its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitment and Swing Loan Commitment of all of the Banks.

                           Community Development Entity shall mean any
corporation or partnership (or a limited liability company designated as a corporation or partnership for federal income tax purposes) organized under the laws of the United States of America or any state thereof that meets the requirements of Section 45(D)(c) of the Internal Revenue Code.

                           Compliance Certificate shall have the meaning
assigned to such term in Section 7.3.3.

                           Consideration shall mean with respect to any
Permitted Acquisition, the aggregate of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith, as each of the foregoing is recorded by the Loan Parties in accordance with GAAP.

                           Consolidated EBITDAR shall mean, for any period of
determination, without duplication (i) the sum of consolidated net income, depreciation, amortization, other non-cash charges to net income, interest expense, income tax expense, Consolidated Rental Expense and up to Sixty Million and 00/100 Dollars ($60,000,000.00) for net charges related to KB Toys (incurred after the Closing Date) for such period, minus (ii) non-cash credit to net income, in each case determined and consolidated for the Parent and its Subsidiaries in accordance with GAAP; provided, however, the exclusion of net charges to operations related to KB Toys shall not exceed Sixty Million and 00/100 Dollars ($60,000,000.00) in the aggregate between the Closing Date and the Expiration Date.

                           Consolidated Interest Expense shall mean, for any
period of determination, the aggregate amount of interest or fees paid, accrued or scheduled to be paid or accrued in respect of any Indebtedness (including the interest portion of rentals under capitalized leases) and all but the principal component of payments in respect of conditional sales or other title retention agreements paid, accrued or scheduled to be paid or accrued during such period, net of interest income, in each case determined and consolidated for the Parent and its Subsidiaries in accordance with GAAP.

                           Consolidated Rental Expense shall mean, for any
period of determination, the aggregate rental amounts payable by the Parent and its Subsidiaries during such period under any lease of real property having a remaining term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more (but does not include any amounts payable under capitalized leases or performance rents), in each case determined and consolidated for the Parent and its Subsidiaries in accordance with GAAP.

                           Consolidated Total Indebtedness shall mean, as of any
date of determination, any and all Indebtedness of the Parent and its Subsidiaries, in each case determined and consolidated for the Parent and its Subsidiaries in accordance with GAAP.

                           Contamination shall mean the presence or release or
threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

                           Debt Rating shall mean the rating of the Borrower's
Indebtedness under this Agreement by each of Standard & Poor's and/or Moody's.

                           Documentation Agent shall mean Wachovia Bank, N.A.
and its successors and assigns.

                           Dollar, Dollars, U.S. Dollars and the symbol $ shall
mean lawful money of the United States of America.

                           Drawing Date shall have the meaning assigned to that
term in Section 2.10.3.2.

                           Eligible Assignee shall mean any of the following
Persons: (a) a Bank; (b) an Affiliate of a Bank; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default or Potential Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, "Eligible Assignee" shall not include any Loan Party or any of such Loan Party's Affiliates or Subsidiaries and; provided, further, that, notwithstanding the foregoing, a Person shall only be an "Eligible Assignee" if (i) such Person shall have complied with the requirements of Section 10.17, and (ii) the assignment to such Person shall not constitute a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

                           Environmental Complaint shall mean any (i) notice of
non-compliance or violation, citation or order relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance;
(ii) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (iii) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any written notice of liability or potential liability from any Person or Official Body, in either instance, setting forth allegations relating to or a cause of action for personal injury (including death), property damage, natural resource damage, contribution or indemnity for the costs associated with the performance of Remedial Actions, direct recovery for the costs associated with the performance of Remedial Actions, liens or encumbrances attached to or recorded or levied against property for the costs associated with the performance of Remedial Actions, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws; or (iv) subpoena, request for information or other written notice or demand of any type issued to the Parent or any of its Subsidiaries by an Official Body pursuant to any Environmental Laws.

                           Environmental Laws shall mean all federal, state,
local and foreign Laws (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Sections 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.Section 1801 et seq., the Toxic Substances Control Act, 15 U.S.C.Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C.Sections 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C.Sections 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C.Section 7401 et seq., the Oil Pollution Act, 33 U.S.C.Section 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.Sections 136 to 136y) each as amended, and any regulations promulgated thereunder or any equivalent state or local Law, each as amended, and any regulations promulgated thereunder and any consent decrees, settlement agreements, judgments, orders, directives or any binding policies having the force and effect of law issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances; (iii) protection of the environment and/or natural resources; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.

                           Environmental Permits shall mean all permits,
licenses, bonds or other forms of financial assurances, consents, registrations, identification numbers, approvals or authorizations required under Environmental Laws (i) to own, occupy or maintain the Property; (ii) for the operations and business activities of the Loan Parties; or (iii) for the performance of a Remedial Action.

                           Environmental Records shall mean all notices,
reports, records, plans, applications, forms or other filings relating or pertaining to the Property, Contamination, the performance of a Remedial Action and the operations and business activities of the Loan Parties which pursuant to Environmental Laws, Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or otherwise must be maintained.

                           Environmentally Sensitive Area shall mean (i) any
wetland as defined by or designated by applicable Laws, including applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; (v) wilderness or refuge areas as defined or designated by applicable Laws, including Environmental Laws; or (vi) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

                           ERISA shall mean the Employee Retirement Income
Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                           ERISA Group shall mean, at any time, the Borrower and
all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                           Eurocurrency Liabilities shall have the meaning
assigned to such term in the definition of Euro-Rate Reserve Percentage.

                           Euro-Rate shall mean, with respect to the Loans
comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association ("BBA") as set forth on the Moneyline Telerate (or appropriate successor or, if the BBA or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent) display page 3750 (or such other display page on the Moneyline Telerate service as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                           Average of London interbank offered rates quoted by BBA or appropriate successor as shown on

                           Moneyline Telerate Service display page 3750
         Euro-Rate    =    --------------------------------------------
                               1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                           Euro-Rate Bid Loan shall mean any Bid Loan that bears
interest under the Bid Loan Euro-Rate Option.

                           Euro-Rate Bid Loan Spread shall mean the spread
quoted by a Bank in its Bid to apply to such Bank's Bid Loan if such Bank's Bid is accepted. The Euro-Rate Bid Loan Spread shall be quoted as a percentage rate per annum and expressed in multiples of 1/1000th of one percentage point to be either added to (if it is positive) or subtracted from (if it is negative) the Euro-Rate in effect two (2) Business Days before the Borrowing Date with respect to such Bid Loan. Interest on Euro-Rate Bid Loans shall be computed based on a year of three hundred sixty (360) days and actual days elapsed.

                           Euro-Rate Interest Period shall mean the Interest
Period applicable to a Euro-Rate Loan.

                           Euro-Rate Option shall mean either the Revolving
Credit Euro-Rate Option or the Bid Loan Euro-Rate Option.

                           Euro-Rate Reserve Percentage shall mean as of any day
the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

                           Event of Default shall mean any of the events
described in Section 8.1 and referred to therein as an "Event of Default."

                           Excess Interest shall have the meaning assigned to
that term in Section 3.1.

                           Excluded Active Subsidiary shall mean any one or more
of the following Subsidiaries of any Loan Party: (a) any entity in the Big Lots Capital Group, (b) any Captive Insurance Entity, and (c) any Community Development Entity and any Subsidiary of a Community Development Entity. Any Excluded Active Subsidiary that joins this Agreement as a Guarantor pursuant to
Section 10.18 shall cease to be an Excluded Active Subsidiary.

                           Excluded Inactive Subsidiaries shall mean the
Subsidiaries of the Parent listed on Schedule 1.1(E). Any Excluded Inactive Subsidiary which joins this Agreement as a Guarantor pursuant to Section 10.18 shall cease to be an Excluded Inactive Subsidiary.

                           Executive Order No. 13224 shall mean the Executive
Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                           Expiration Date shall mean October 28, 2009.

                           Facility Fee shall have the meaning assigned to that
term in Section 2.3.

                           Federal Funds Effective Rate for any day shall mean
the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                           Federal Funds Open Rate for any day shall mean the
rate per annum determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "open" rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Administrative Agent, as set forth on the applicable Telerate display page; provided, however; that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by the Administrative Agent in accordance with its usual procedures.

                           Financial Projections shall have the meaning assigned
to that term in Section 5.1.9(ii).

                           Fixed Charge Coverage Ratio shall mean the ratio of
(a) Consolidated EBITDAR to (b) the sum of (i) Consolidated Interest Expense and
(ii) Consolidated Rental Expense.

                           Fixed Rate shall mean a fixed interest rate quoted by
a Bank in its Bid to apply to such Bank's Bid Loan over the term of such Bid Loan if such Bank's Bid is accepted.

                           Fixed Rate Bid Loan shall mean a Bid Loan that bears
interest under the Bid Loan Fixed Rate Option.

                           Foreign Subsidiary shall mean any Subsidiary of the
Parent that is not organized under the Laws of the United States or any state thereof.

                           Fund shall mean any Person (other than a natural
person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                           GAAP shall mean generally accepted accounting
principles as are in effect from time to time, subject to the provisions of
Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                           Governmental Acts shall have the meaning assigned to
that term in Section 2.10.8.

                           Guarantor shall mean separately, and Guarantors shall
mean collectively, the Parent and each of the Subsidiaries of the Parent which is a party to this Agreement and which is designated as a "Guarantor" on the signature page hereof and each other Subsidiary of the Parent which joins this Agreement as a Guarantor after the date hereof pursuant to Section 10.18. Each Subsidiary of the Parent shall be a Guarantor except for (a) the Excluded Inactive Subsidiaries listed on Schedule 1.1(E), (b) Excluded Active Subsidiaries and (c) certain Foreign Subsidiaries as described in Section 7.2.8.

                           Guarantor Joinder shall mean a joinder by a Person as
a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(G)(1).

                           Guaranty of any Person shall mean any obligation of
such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                           Guaranty Agreement or Guaranty Agreements shall mean,
singularly or collectively, as the context may require, the Guaranty and Suretyship Agreements in substantially the form of Exhibit 1.1(G)(2) executed and delivered by the Guarantors to the Administrative Agent for the benefit of the Banks on or after the date hereof, as amended, modified or supplemented from time to time.

                           Hedge Agreements shall mean foreign exchange
agreements, currency swap agreements, interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor agreements or similar hedging agreements entered into by the Parent or its Subsidiaries in the ordinary course of business and not for speculative purposes.

                           Hedge Liabilities shall have the meaning assigned to
that term in the definition of Bank-Provided Hedge.

                           Historical Statements shall have the meaning assigned
to that term in Section 5.1.9(i).

                           Indebtedness shall mean, as to any Person at any
time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit or Hedge Agreement, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and (a) which are not more than thirty (30) days past due, or (b) to the extent that such payables and expenses are more than thirty (30) days past due they are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made), or (v) any Guaranty of Indebtedness for borrowed money.

                           Ineligible Securities shall mean any security which
may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                           Insolvency Proceeding shall mean, with respect to any
Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official

Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                           Intercompany Subordination Agreement shall mean a
Subordination Agreement among the Loan Parties in the form attached hereto as
Exhibit 1.1(I).

                           Interest Period shall mean either a Committed Loan
Interest Period or a Bid Loan Interest Period.

                           Interest Rate Option shall mean any Committed Loan
Euro-Rate Option, Bid Loan Euro-Rate Option, Bid Loan Fixed Rate Option or Base Rate Option.

                           Interim Statements shall have the meaning assigned to
that term in Section 5.1.9(i).

                           Internal Revenue Code shall mean the Internal Revenue
Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                           Issuing Letter of Credit Bank shall mean with respect
to a Letter of Credit, a Bank which has issued that Letter of Credit pursuant to
Section 2.10. The Administrative Agent shall be the Issuing Letter of Credit Bank under each Rollover Letter of Credit that is a Standby Letter of Credit. Any Bank which is a Qualified Commercial Letter of Credit Bank may be the Issuing Letter of Credit Bank with respect to Commercial Letters of Credit.

                           KB Toys shall mean the KB Toys business divested by
the Borrower as of December 7, 2000.

                           Labor Contracts shall mean all employment agreements,
employment contracts, collective bargaining agreements and other similar agreements guaranteeing a right of employment among any Loan Party and its employees.

                           Law shall mean any law (including common law),
constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.

                           Letter of Credit shall have the meaning assigned to
that term in Section 2.10.1.

                           Letter of Credit Borrowing shall have the meaning
assigned to such term in Section 2.10.3.4.

                           Letter of Credit Fees shall mean, collectively, the
Commercial Letter of Credit Fee and the Standby Letter of Credit Fee.

                           Letters of Credit Outstanding shall mean at any time
the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings.

                           Leverage Ratio shall mean, as of any date of
determination, the ratio of (a) the sum of (i) Consolidated Total Indebtedness on such date and (ii) four (4) times Consolidated Rental Expense for the four
(4) fiscal quarters ending on such date, to (b) Adjusted Consolidated EBITDAR for the four (4) fiscal quarters ending on such date.

                           Lien shall mean any mortgage, deed of trust, pledge,
lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                           LLC Interests shall have the meaning assigned to such
term in Section 5.1.3.

                           Loan Documents shall mean this Agreement, the
Administrative Agent's Letter, the Guaranty Agreements, the Intercompany Subordination Agreement, the Notes, agreements related to Bank-Provided Hedges, the Letters of Credit and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                           Loan Parties shall collectively mean the Borrower and
the Guarantors and Loan Party shall mean the Borrower or any Guarantor.

                           Loan Request shall mean either a Bid Loan Request or
a Committed Loan Request.

                           Loans shall mean collectively and Loan shall mean
separately all Revolving Credit Loans, Swing Loans and Bid Loans or any Revolving Credit Loan, Swing Loan or Bid Loan, respectively.

                           Margin Stock shall mean margin stock as defined in
Regulation U, together with all official rulings and interpretations issued thereunder.

                           Material Adverse Change shall mean any set of
circumstances or events which (a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole; provided that a downgrade of the Borrower's Debt Ratings or a Negative Pronouncement shall not in and of itself be deemed to be a Material Adverse Change, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                           Month, with respect to an Interest Period under the
Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                           Moody's shall mean Moody's Investors Service, Inc.
and its successors.

                           Multiemployer Plan shall mean any employee benefit
plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                           Multiple Employer Plan shall mean a Plan which has
two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                           National City shall mean National City Bank, its
successors and assigns.

                           Negative Pronouncement shall mean a public
announcement by either Standard & Poor's or Moody's with respect to a possible downgrade of, or negative outlook with respect to, the Debt Ratings of the Borrower.

                           Net Proceeds shall mean the aggregate of the (after
tax, if applicable, and deduction for all reasonable costs and expenses) proceeds received by the Loan Parties in connection with the issuance by any such Loan Party of unsecured Indebtedness as permitted by Section 7.2.1(vii) hereof.

                           New York Potential Tax Claim shall mean the liability
for taxes or gains arising from the resale of real estate asserted by the New York State Department of Taxation and

Finance against some of the Excluded Inactive Subsidiaries described in Schedule
5.1.7 attached hereto and made a part hereof.

                           Notes shall collectively mean the Revolving Credit
Notes, the Swing Note and the Bid Notes.

                           Notices shall have the meaning assigned to that term
in Section 10.6.

                           Obligation shall mean any obligation or liability of
any of the Loan Parties to the Administrative Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document. Obligations shall include the liabilities to any Bank under any Bank-Provided Hedge but shall not include the liabilities to other Persons under any other Hedge Agreement.

                           Offered Amount shall have the meaning assigned to
such term in Section 2.9.2.

                           Official Body shall mean any national, federal,
state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                           Order shall have the meaning assigned to such term in
Section 2.10.9.

                           Parent shall mean Big Lots, Inc., an Ohio
corporation, which beneficially owns directly or indirectly all of the capital stock of the Borrower and its Subsidiaries.

                           Participation Advance shall mean, with respect to any
Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.10.3.3.

                           Partnership Interests shall have the meaning given to
such term in Section 5.1.3.

                           PBGC shall mean the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                           Permitted Acquisitions shall have the meaning
assigned to such term in Section 7.2.5(iii).

                           Permitted Exception shall mean a proceeding asserted
exclusively against one or more Excluded Inactive Subsidiaries (and not against or including any other Subsidiary or Loan Party) to collect the New York Potential Tax Claim, provided that such proceeding shall not be a Permitted Exception if it could reasonably be expected to result in a Material Adverse Change.

                           Permitted Investments shall mean:

                                    (i) direct obligations of the United States
of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                                    (ii) commercial paper maturing in one (1)
year or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's on the date of acquisition;

                                    (iii) demand deposits, time deposits or
certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition;

                                    (iv) money market mutual funds or cash
management trusts rated the highest rating by Standard & Poor's or Moody's (and not rated other than the highest rating by Standard & Poor's or Moody's) or investing solely in investments described in clauses (i) through (iii) above;

                                    (v) fully collateralized repurchase
agreements with a term of not more than one hundred eighty (180) days for securities described in clause (i) above and entered into with commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition;

                                    (vi) short term tax-exempt securities rated
not lower than BBB by either Moody's or Standard & Poor's with provisions for liquidity or maturity accommodations of two (2) years or less;

                                    (vii) investments in other readily
marketable securities (excluding any equity or equity-linked securities other than auction rate preferred securities) which are rated P1 or P2 by Moody's or A1 or A2 by Standard & Poor's (in lieu of a short term rating, a long term rating of not less than A2 by Moody's or A by Standard & Poor's would qualify under this subclause (vii), provided that no such security position shall exceed five percent (5%) of the invested cash portfolio of the Loan Parties); and

                                    (viii) any investment existing on the date
of this Agreement and described on Schedule 1.1(P)(1).

                           Permitted Liens shall mean:

                                    (i) Liens for taxes, assessments, or similar
charges, incurred in the ordinary course of business and which are not yet due and payable;

                                    (ii) Pledges or deposits made in the
ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                                    (iii) Liens of contractors, mechanics,
materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                                    (iv) Good-faith pledges or deposits made in
the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                                    (v) Encumbrances consisting of zoning
restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                                    (vi) Liens on property leased by or
consigned to any Loan Party under capital and operating leases or consignment arrangements permitted in Section 7.2.14 [Capital Expenditures and Leases] securing obligations of such Loan Party to the lessor under such leases;

                                    (vii) Any Lien existing on the date of this
Agreement and described on Schedule 1.1(P)(2), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                                    (viii) Purchase Money Security Interests to
the extent that (X) such Purchase Money Security Interests attach to inventory purchased in the ordinary course of business pursuant to customary payment terms and are not perfected by the filing of financing statements or other public filings or (Y) the aggregate amount of loans and deferred payments secured by Purchase Money Security Interests not described in the foregoing clause (X) when aggregated with the amount of Indebtedness secured by Liens as permitted in clause (ix) below do not exceed at any one time outstanding Ten Million and 00/100 Dollars ($10,000,000.00) (excluding for the purpose of this aggregate computation any loans or deferred payments secured by Liens described on
Schedule 1.1(P)(2));

                                    (ix) Liens on proceeds granted in connection
with securities lending transactions or reverse repurchase agreements involving United States Treasury bonds to the extent the aggregate amount of the Indebtedness secured by such Liens, when aggregated with the amount of loans and deferred payments secured by Purchase Money Security Interests as permitted in subclause (Y) of clause (viii) above, do not exceed at any one time outstanding Ten Million and 00/100 Dollars ($10,000,000.00) (excluding for the purpose of this aggregate computation any loans or deferred payments secured by Liens described on Schedule 1.1(P)(2)); and

                                    (x) The following, (A) if the validity or
amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, or (C) if payments thereof are covered in full (subject to customary deductibles) by an insurance company of reputable standing which has acknowledged that the applicable policy applies to the following and is not reserving any right to contest applicability, and in any case they do not in the aggregate materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

                           (1) Claims or Liens for taxes, assessments or charges
                  due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                           (2) Claims, Liens or encumbrances upon, and defects
                  of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                           (3) Claims or Liens of mechanics, materialmen,
                  warehousemen, carriers, or other statutory nonconsensual Liens; or

                           (4) Liens resulting from final judgments or orders
                  described in Section 8.1.6.

                           Person shall mean any individual, corporation,
partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                           Plan shall mean at any time an employee pension
benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                           Potential Default shall mean any event or condition
which with notice, passage of time or a determination reasonably made by the Administrative Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

                           Principal Office shall mean the main banking office
of the Administrative Agent in Columbus, Ohio.

                           Prior Loan Agreement shall mean the Credit Agreement,
dated as of May 8, 2001, by and among the Borrower, certain Guarantors, the lenders party thereto, National City, as administrative agent, lead arranger and a managing agent, Fleet National Bank, as syndication agent and a managing agent, PNC Bank, National Association and First Union

National Bank, as documentation agents and managing agents and Bank of America, N.A., the Bank of New York and Firstar Bank, N.A., as other managing agents, as amended, modified or supplemented from time to time.

                           Prior Loan Documents shall mean the Prior Loan
Agreement and any and all other related documents entered into in connection therewith, as amended, modified or supplemented from time to time.

                           Prior Senior Notes shall mean the senior notes issued
pursuant to the Senior Note Purchase Agreement.

                           Prior Senior Notes Documentation shall mean
collectively, the Senior Note Purchase Agreement, the Prior Senior Notes and all related agreements, documents and instruments, as amended, modified or supplemented from time to time.

                           Prohibited Transaction shall mean any prohibited
transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which (i) no statutory exception exists or (ii) neither an individual nor a class exemption has been issued by the United States Department of Labor.

                           Property shall mean all real property, both owned and
leased, of any Loan Party.

                           Purchase Money Security Interest shall mean Liens
upon real or tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such real or tangible personal property.

                           Qualified Commercial Letter of Credit Bank shall mean
the Administrative Agent and any other Bank designated to issue Commercial Letters of Credit in a written notice by the Borrower accepted in writing by such other Bank to the Administrative Agent to which the Administrative Agent has not reasonably objected to a Bank's designation as such within five (5) Business Days of receipt of the Borrower's written notice of such designation and which designation has not been revoked in a written notice by the Borrower to the Administrative Agent, provided, however, that the Borrower may not have more than four (4) Banks so designated at any one (1) time and the Borrower may not revoke such designation of a Bank so long as such Bank has Commercial Letters of Credit outstanding.

                           Qualified Hedge Agreement shall mean a Hedge
Agreement with a financial institution reasonably acceptable to the Administrative Agent and which (i) is documented in a standard International Swap Dealer Association Agreement or a similar agreement, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, (iii) is entered into for hedging (rather than speculative) purposes, and (iv) does not require that any collateral be provided as security for such Agreement.

                           Ratable Share shall mean the proportion that a Bank's
Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Banks.

                           Regulated Substances shall mean, without limitation,
any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," "pesticide" or "regulated substance" or any other substance, material or waste, regardless of its form or nature, which is regulated, controlled or governed by Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated, controlled or governed by Environmental Laws, including petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenyls, mercury, radon and radioactive materials.

                           Regulation U shall mean Regulation U, T or X as
promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                           Regulations shall have the meaning assigned to that
term in Section 10.17.1

                           Reimbursement Obligation shall have the meaning
assigned to such term in Section 2.10.3.2.

                           Remedial Action shall mean any investigation,
identification, preliminary assessment, characterization, delineation, feasibility study, cleanup, corrective action, removal, remediation, risk assessment, fate and transport analysis, in situ treatment, containment, operation and maintenance or management in-place, control or abatement of or other response actions to Regulated Substances and any closure or post-closure measures associated therewith.

                           Reportable Event shall mean a reportable event
described in Section 4043 of ERISA and regulations thereunder with respect to a Plan, a Multiemployer Plan or a Multiple Employer Plan.

                           Requested Amount shall have the meaning assigned to
such term in Section 2.9.1.

                           Required Banks shall mean:

                                    (i) if there are no Loans, Reimbursement
Obligations or Letter of Credit Borrowings outstanding, Required Banks shall mean Banks whose Commitments

(excluding the Swing Loan Commitments) aggregate at least fifty-one percent (51%) of the Commitments (excluding the Swing Loan Commitments) of all of the Banks, or

                                    (ii) if there are Loans, Reimbursement
Obligations, or Letter of Credit Borrowings outstanding, Required Banks shall mean:

                                             (A) prior to a termination of the
Commitments hereunder pursuant to Section 8.2.1 or 8.2.2, any Bank or group of Banks if the sum of the Committed Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least fifty-one percent (51%) of the total principal amount of all of the Committed Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings then outstanding.

                                             (B) after a termination of the
Commitments hereunder pursuant to Section 8.2.1 or 8.2.2, any Bank or group of Banks if the sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least fifty-one percent (51%) of the total principal amount of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Administrative Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                           Required Share shall have the meaning assigned to
such term in Section 4.7.

                           Revolving Credit Base Rate Option shall mean the
option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i).

                           Revolving Credit Commitment shall mean, as to any
Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks.

                           Revolving Credit Euro-Rate Option shall mean the
option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).

                           Revolving Credit Loans shall mean collectively and
Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.1 or 2.10.3. A Bid Loan is not a Revolving Credit Loan, except that it will be treated as a Revolving Credit Loan following a termination of the Commitments hereunder pursuant to Section 8.2.1 or 8.2.2 as provided in Section 8.3.

                           Revolving Credit Loan Request shall mean a request
for Revolving Credit Loans in accordance with Section 2.5.1 hereof.

                           Revolving Credit Notes shall mean collectively and
Revolving Credit Note shall mean separately all the Revolving Credit Notes of the Borrower in the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                           Revolving Facility Usage shall mean at any time the
sum of the Revolving Credit Loans outstanding and the Letters of Credit Outstanding.

                           Rollover Letters of Credit shall mean all letters of
credit set forth on Schedule 1.1(R) which were issued by the financial institution listed on Schedule 1.1(R) under the Prior Loan Agreement prior to the date hereof upon the application of a Loan Party and are outstanding on the Closing Date.

                           SEC shall mean the Securities and Exchange Commission
or any governmental agencies substituted therefor.

                           Section 20 Subsidiary shall mean the Subsidiary of
the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                           Senior Note Purchase Agreement shall mean that
certain Note Purchase Agreement dated as of May 1, 2001, by and among the Parent, the Borrower and the purchasers party thereto providing for the issuance of the Prior Senior Notes.

                           Settlement Date shall mean the thirtieth (30th) day
following the making of each Swing Loan (if such day is a Business Day and if not, the next succeeding Business Day) and any other Business Day in which the Administrative Agent elects to effect settlement pursuant to Section 4.7.

                           Solvent shall mean, with respect to any Person on a
particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                           Standard & Poor's shall mean Standard & Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                           Standby Letter of Credit shall mean a Letter of
Credit (including a direct pay letter of credit) issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties, but excluding any Letter of Credit (a) under which the stated amount of such Letter of Credit increases automatically over time or (b) that is a Commercial Letter of Credit.

                           Standby Letter of Credit Fee shall have the meaning
assigned to that term in Section 2.10.2.

                           Subsidiary of any Person at any time shall mean (i)
any corporation or trust of which fifty percent (50%) or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which fifty percent (50%) or more of the partnership interests are at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which fifty percent (50%) or more of the limited liability company interests are at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                           Subsidiary Shares shall have the meaning assigned to
that term in Section 5.1.3.

                           Super-Majority Required Banks shall mean

                                    (i) if there are no Loans, Reimbursement
Obligations or Letter of Credit Borrowings outstanding, Super-Majority Required Banks shall mean Banks whose Commitments (excluding the Swing Loan Commitments) aggregate at least sixty-six and two-thirds of one percent (66-2/3%) of the Commitments (excluding the Swing Loan Commitments) of all of the Banks, or

                                    (ii) if there are Loans, Reimbursement
Obligations, or Letter of Credit Borrowings outstanding, Super-Majority Required Banks shall mean:

                                             (A) prior to a termination of the
Commitments hereunder pursuant to Section 8.2.1 or 8.2.2, any Bank or group of Banks if the sum of the Committed Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least sixty-six and two-thirds of one percent (66-2/3%) of the total principal amount of all of the Committed Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings then outstanding.

                                             (B) after a termination of the
Commitments hereunder pursuant to Section 8.2.1 or 8.2.2, any Bank or group of Banks if the sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least sixty-six and two-thirds of one percent (66-2/3%) of the total principal amount of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding.

Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Administrative Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                           Swing Loan Commitment shall mean National City's
commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 hereof in an aggregate principal amount up to Thirty Million and 00/100 Dollars ($30,000,000.00).

                           Swing Note shall mean the Swing Note of the Borrower
in the form of Exhibit 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                           Swing Loan Request shall mean a request for Swing
Loans made in accordance with Section 2.5.2 hereof.

                           Swing Loans shall mean collectively and Swing Loan
shall mean separately all Swing Loans or any Swing Loan made by National City to the Borrower pursuant to 2.1.2 hereof.

                           Test Date shall mean, if at the time the rating of
either Standard & Poor's or Moody's with respect to the Borrower's Indebtedness under this Agreement shall be less than BBB- or Baa3 and the rating of the other such rating agency with respect to the Borrower's Indebtedness under this Agreement shall not be at least BBB- or Baa3, or if there shall not be a rating in effect from such other rating agency of the Borrower's Indebtedness under this Agreement, each date of the making of any Loan or the issuance of any Letter of Credit hereunder.

                           Transferor Bank shall mean the selling Bank pursuant
to an Assignment and Assumption Agreement.

                           USA Patriot Act shall mean the Uniting and
Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                           Utilization Fee shall have the meaning assigned to
that term in Section 2.4.

                           Website Posting shall have the meaning assigned to
that term in Section 10.6.

                           Withholding Certificate shall have the meaning
assigned to that term in Section 10.17.1.

         1.2 Construction.

                  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                  1.2.1. Number; Inclusion.

                           references to the plural include the singular, the
plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                  1.2.2. Determination.

                           references to "determination" of or by the
Administrative Agent or the Banks shall be deemed to include good-faith estimates by the Administrative Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Administrative Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                  1.2.3. Administrative Agent's Discretion and Consent.

                           whenever the Administrative Agent or the Banks are
granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                  1.2.4. Documents Taken as a Whole.

                           the words "hereof," "herein," "hereunder," "hereto"
and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and, unless otherwise specified herein, not to any particular provision of this Agreement or such other Loan Document;

                  1.2.5. Headings.

                           the section and other headings contained in this
Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                  1.2.6. Implied References to this Agreement.

                           article, section, subsection, clause, schedule and
exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                  1.2.7. Persons.

                           reference to any Person includes such Person's
successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                  1.2.8. Modifications to Documents.

                           reference to any agreement (including this Agreement
and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                  1.2.9. From, To and Through.

                           relative to the determination of any period of time,
"from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                  1.2.10. Shall; Will.

                           references to "shall" and "will" are intended to have
the same meaning.

         1.3 Accounting Principles.

                  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 5.1.9(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 [Negative Covenants] based upon the Parent's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Parent's financial statements at that time.

                  2. REVOLVING CREDIT AND SWING LOAN FACILITIES

         2.1 Revolving Credit and Swing Loan Commitments.

                  2.1.1. Revolving Credit Loans.

                           Subject to the terms and conditions hereof and
relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Revolving Credit Loan the aggregate amount of Revolving Credit Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.1.

                  2.1.2. Swing Loans.

                           Subject to the terms and conditions hereof and
relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, National City may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of Thirty Million and 00/100 Dollars ($30,000,000.00) (the "Swing Loan Commitment"), provided that the aggregate principal amount of National City's Swing Loans and the Revolving Credit Loans of all the Banks and the Bid Loans outstanding and the Letters of Credit Outstanding at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Banks. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

         2.2 Nature of Banks' Obligations with Respect to Revolving Credit
Loans.

                  Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5.1 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letters of Credit Outstanding. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

         2.3 Facility Fees.

                  Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Bank, as consideration for such Bank's

Revolving Credit Commitment hereunder, a nonrefundable facility fee (the "Facility Fee") as follows:

                  (A) on the Closing Date in an amount equal to the product of
(i) a fraction, equal to the number of days between the Closing Date and November 30, 2004, divided by three hundred sixty-six (366), (ii) the Applicable Facility Fee Percentage and (iii) the amount of such Bank's Revolving Credit Commitment on the Closing Date; and

                  (B) on the first day of each December, March, June and September after the Closing Date until the Expiration Date or acceleration of the Notes in an amount equal to the product of (i) twenty-five percent (25%),
(ii) the Applicable Facility Fee Percentage (computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may, be) and (iii) the amount of such Bank's Revolving Credit Commitment, as the same may be constituted from time to time; provided that the Facility Fee that is payable on the last payment date prior to the Expiration Date shall be in an amount equal to the product of (i) a fraction, equal to the number of days remaining in the quarter in which the Expiration Date falls through the Expiration Date divided by three hundred sixty-five (365) or three hundred sixty-six (366), as applicable, (ii) the Applicable Facility Fee Percentage, and
(iii) the amount of such Bank's Revolving Credit Commitment as the same may be constituted from time to time.

         2.4 Utilization Fees.

                  Accruing from the date hereof until the Expiration Date, for such periods where the sum of the Revolving Credit Loans outstanding (for purposes of this computation, National City's Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) plus Letters of Credit Outstanding plus Bid Loans outstanding, exceeds fifty percent (50%) of the Revolving Credit Commitments, the Borrower agrees to pay to the Administrative Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable utilization fee (the "Utilization Fee") equal to the Applicable Utilization Fee Percentage (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily unpaid balance of the sum of such Bank's Revolving Credit Loans outstanding (for purposes of this computation, National City's Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) plus its Ratable Share of Letters of Credit Outstanding plus its Bid Loans outstanding. All Utilization Fees shall be payable in arrears on the first day of each December, March, June and September after the date hereof and on the Expiration Date or upon acceleration of the Notes.

         2.5 Revolving Credit Loan Requests; Swing Loan Requests.

                  2.5.1. Revolving Credit Loan Requests.

                           Except as otherwise provided herein, the Borrower may
from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.2 [Committed Loan Interest Periods], by delivering to the Administrative Agent, not later than 12:00 noon, Columbus time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) on the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Committed Loan Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed Committed Loan Request therefor substantially in the form of Exhibit
2.5.1 or a request by telephone immediately confirmed in the form of such exhibit (each, a "Revolving Credit Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of One Million and 00/100 Dollars ($1,000,000.00) and not less than Five Million and 00/100 Dollars ($5,000,000.00) for each Borrowing Tranche to which the Euro-Rate Option applies and integral multiples of One Million and 00/100 Dollars ($1,000,000.00) and not less than the lesser of Five Million and 00/100 Dollars ($5,000,000.00) or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Committed Loan Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Committed Loan Euro-Rate Option applies, an appropriate Committed Loan Interest Period for the Loans comprising such Borrowing Tranche.

                  2.5.2. Swing Loan Requests.

                           Except as otherwise provided herein, the Borrower may
from time to time prior to the Expiration Date request National City to make Swing Loans by delivery to National City not later than 2:00 p.m., Columbus time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be in integral multiples of One Hundred Thousand and 00/100 Dollars ($100,000.00) and not less than One Hundred Thousand and 00/100 Dollars ($100,000.00).

         2.6 Making Revolving Credit Loans and Swing Loans; Revolving Credit Notes and Swing Notes.

                  2.6.1. Making Revolving Credit Loans.

                           The Administrative Agent shall, promptly after
receipt by it of a Loan Request pursuant to Section 2.5.1 [Revolving Credit Loan Requests], notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 6.2 [Each Additional Loan], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m., Columbus time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 9.16 [Availability of Funds].

                  2.6.2. Making Swing Loans.

                           So long as National City elects to make Swing Loans,
National City shall, after receipt by it of a Swing Loan Request pursuant to
Section 2.5.2, fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Columbus time on the Borrowing Date.

                  2.6.3. Revolving Credit Notes.

                           The obligation of the Borrower to repay the aggregate
unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

                  2.6.4. Swing Note.

                           The obligation of the Borrower to repay the aggregate
unpaid principal amount of the Swing Loans made to it by National City, together with interest thereon, shall be evidenced by a Swing Note dated the Closing Date payable to the order of National City in a face amount equal to the Swing Loan Commitment.

         2.7 Borrowings to Repay Swing Loans.

                  National City may, at its option, exercisable at any time for any reason whatsoever, and shall no later than each Settlement Date, demand repayment of the applicable Swing Loan, and, if the Borrower does not make such repayment in cash within three (3) Business Days of such demand if such demand is made prior to the twenty-eighth (28th) day following the making of such applicable Swing Loan, each Bank shall make a Revolving Credit Loan in an amount equal to such Bank's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if National City so requests, accrued interest thereon, provided that no Bank shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment less its Ratable Share of Letters of Credit Outstanding. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base

Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 without regard to any of the requirements of that provision. National City shall provide notice to the Banks (which may be telephonic, written, or facsimile notice) that such Revolving Credit Loans are to be made under this Section 2.7 and of the apportionment among the Banks, and the Banks shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 are then satisfied) by the time National City so requests, which shall not be earlier than 2:00 p.m. Columbus time on the next Business Day after the date the Banks receive such notice from National City.

         2.8 Use of Proceeds.

                  The proceeds of the Revolving Credit Loans shall be used (i) to repay certain existing Indebtedness of the Borrower including amounts due under the Prior Loan Documents and the Prior Senior Notes Documentation, (ii) to provide working capital to the Borrower, and (iii) for general corporate purposes of the Borrower, including transaction costs and expenses and Permitted Acquisitions.

         2.9 Bid Loan Facility

                  2.9.1. Bid Loan Requests.

                           Except as otherwise provided herein, the Borrower may
from time to time prior to the Expiration Date request that the Banks make Bid Loans by delivery to the Administrative Agent not later than 10:00 a.m., Columbus time, of a duly completed request therefor substantially in the form of
Exhibit 2.9.1 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Bid Loan Request") at least four (4) Business Days prior to the proposed Bid Loan Borrowing Date if Borrower is requesting Fixed Rate Bid Loans and five (5) Business Days prior to the proposed Bid Loan Borrowing Date if Borrower is requesting Euro-Rate Bid Loans. The Administrative Agent may rely on the authority of any individual making a telephonic request referred to in the preceding sentence without the necessity of receipt of written confirmation. Each Bid Loan Request shall be irrevocable and shall specify (i) the proposed Bid Loan Borrowing Date, (ii) whether Borrower is electing the Fixed Rate Bid Loan Option or the Euro-Rate Bid Loan Option, (iii) the term of the proposed Bid Loan (the "Bid Loan Interest Period") which may be no less than seven (7) days and no longer than one hundred eighty
(180) days if Borrower is requesting a Fixed Rate Bid Loan and thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days if Borrower is requesting a Euro-Rate Bid Loan, and (iv) the maximum principal amount (the "Requested Amount") of such Bid Loan, which shall be not less than Ten Million and 00/100 Dollars ($10,000,000.00) and shall be an integral multiple of Five Million and 00/100 Dollars ($5,000,000.00). After giving effect to such Bid Loan and any other Loan made on or before the Bid Loan Borrowing Date, (i) the aggregate amount of the Bid Loans of all Banks outstanding shall not exceed Fifty Million and 00/100 Dollars ($50,000,000.00) (the "Bid Loan Aggregate Sublimit"), (ii) the aggregate amount of the Bid Loans of any one Bank outstanding shall not exceed Fifty Million and 00/100 Dollars ($50,000,000.00) (the "Bid Loan Individual Bank Sublimit"), and (iii) the aggregate amount of all Revolving Credit Loans, Bid Loans and Swing Loans outstanding plus the Letter of Credit Outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments of the Banks. There shall be at least fourteen
(14) Business Days between each Bid Loan Borrowing Date.

                  2.9.2. Bidding.

                           The Administrative Agent shall promptly after receipt
by it of a Bid Loan Request pursuant to Section 2.9.1 [Bid Loan Requests] notify the Banks of its receipt of such Bid Loan Request specifying (i) the proposed Bid Loan Borrowing Date, (ii) whether the proposed Bid Loan shall be a Fixed Rate Bid Loan or a Euro-Rate Bid Loan, (iii) the Bid Loan Interest Period and
(iv) the principal amount of the proposed Bid Loan. Each Bank may submit a bid (a "Bid") to the Administrative Agent not later than 10:00 a.m., Columbus time, three (3) Business Days before the proposed Bid Loan Borrowing Date if Borrower is requesting a Fixed Rate Bid Loan or four (4) Business Days before the proposed Bid Loan Borrowing Date if Borrower is requesting a Euro-Rate Bid Loan by telephone (immediately confirmed in writing by letter, facsimile or telex). Each Bid shall specify: (A) the principal amount of proposed Bid Loans offered by such Bank (the "Offered Amount") which (i) may be less than, but shall not exceed, the Requested Amount, (ii) shall be at least Ten Million and 00/100 Dollars ($10,000,000.00) and shall be an integral multiple of Five Million and 00/100 Dollars ($5,000,000.00) and (iii) may exceed such Bank's Revolving Credit Commitment, and (B) the Fixed Rate which shall apply to such proposed Bid Loan if Borrower has requested a Fixed Rate Bid Loan or the Euro-Rate Bid Loan Spread which shall apply to such proposed Bid Loan if Borrower has requested a Euro-Rate Bid Loan. If any Bid omits information required hereunder, the Administrative Agent may in its sole discretion attempt to notify the Bank submitting such Bid. If the Administrative Agent so notifies a Bank, such Bank may resubmit its Bid provided that it does so prior to the time set forth in this Section 2.9.2 [Bidding] above by which such Bank is required to submit its Bid to the Administrative Agent. Not later than 11:00 a.m., Columbus time, on such day, the Administrative Agent shall notify the Borrower of the Bids which it timely received from the Banks. If the Administrative Agent in its capacity as a Bank shall, in its sole discretion, make a Bid, it shall notify the Borrower of such Bid before 9:00 a.m., Columbus time, three (3) Business Days before the proposed Bid Loan Borrowing Date if Borrower is requesting a Fixed Rate Bid Loan or four (4) Business Days before the proposed Borrowing Date if Borrower is requesting a Euro-Rate Bid Loan.

                  2.9.3. Accepting Bids.

                           The Borrower shall irrevocably accept or reject Bids
by notifying the Administrative Agent of such acceptance or rejection by telephone (immediately confirmed in writing by letter, facsimile or telex) not later than 12:00 noon, Columbus time, two (2) Business Days before the proposed Bid Loan Borrowing Date if Borrower is requesting a Fixed Rate Bid Loan or three
(3) Business Days before the proposed Borrowing Date if Borrower is requesting a Euro-Rate Bid Loan. If the Borrower elects to accept any Bids, its acceptance must meet the following conditions: (1) the total amount which Borrower accepts from all Banks must exceed Ten Million and 00/100 Dollars ($10,000,000.00) and be in integral multiples of Five Million and 00/100 Dollars ($5,000,000.00) and may not exceed the Requested Amount; (2) the Borrower must accept Bids based solely on the amount of the Fixed Rates or Euro-Rate Bid Loan Spreads, as the case may be, which each of the Banks quoted in their Bids in ascending order of the amount of Fixed Rates or Euro-Rate Bid Loan Spreads; (3) the Borrower may not borrow Bid Loans from any Bank on the Bid Loan Borrowing Date in an amount exceeding such Bank's Offered Amount; (4) if two or more Banks make Bids at the same Fixed Rate (if Borrower Requested a Fixed Rate Bid Loan) or Euro-Rate Bid Loan Spread (if Borrower Requested a Euro-Rate Bid Loan) and the Borrower desires to accept a portion but not all of the Bids at such Fixed Rate or Euro-Rate Bid Loan Spread, as the case may be, the Borrower shall accept a portion of each Bid equal to the product of the Offered Amount of such Bid times the fraction obtained by dividing the total dollar amount of Bids which Borrower is accepting at such Fixed Rate or Euro-Rate Bid Loan Spread, as the case may be, by the sum of the Offered Amounts of the Bids at such Fixed Rate or Euro-Rate Bid Loan Spread, provided that the Borrower shall round the Bid Loans allocated to each such Bank upward or downward as the Borrower may select to integral multiples of Five Million and 00/100 Dollars ($5,000,000.00). The Administrative Agent shall (i) promptly notify a Bank that has made a Bid of the amount of its Bid that was accepted or rejected by the Borrower and (ii) as promptly as practical notify all of the Banks of all Bids submitted and those which have been accepted.

                  2.9.4. Funding Bid Loans.

                           Each Bank whose Bid or portion thereof is accepted
shall remit the principal amount of its Bid Loan to the Administrative Agent by 1:00 p.m., Columbus time, on the Borrowing Date. The Administrative Agent shall make such funds available to the Borrower on or before 2:00 p.m., Columbus time, on the Borrowing Date provided that the conditions precedent to the making of such Bid Loan set forth in Section 6.2 [Each Additional Loan or Letter of Credit] have been satisfied not later than 10:30 a.m., Columbus time, on the proposed Borrowing Date. If such conditions precedent have not been satisfied prior to such time, then (i) the Administrative Agent shall not make such funds available to the Borrower, (ii) the Bid Loan Request shall be deemed to be canceled and (iii) the Administrative Agent shall return the amount previously funded to the Administrative Agent by each applicable Bank no later than the next following Business Day. The Borrower shall immediately notify the Administrative Agent of any failure to satisfy the conditions precedent to the making of Bid Loans under Section 6.2 [Each Additional Loan or Letter of Credit]. The Administrative Agent may assume that the Borrower has satisfied such conditions precedent if the Borrower (i) has delivered to the Administrative Agent the documents required to be delivered under Section 6.2 [Each Additional Loan or Letter of Credit], (ii) the Borrower has not notified the Administrative Agent that the Loan Parties have not satisfied any other conditions precedent, and (iii) the Administrative Agent has no actual notice of such a failure.

                  2.9.5. Several Obligations.

                           The obligations of the Banks to make Bid Loans after
their Bids have been accepted are several. No Bank shall be responsible for the failure of any other Bank to make any Bid Loan which another Bank has agreed to make.

                  2.9.6. Bid Notes.

                           The obligation of the Borrower to repay the aggregate
unpaid principal amount of the Bid Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Bid Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Bid Loan Aggregate Sublimit.

         2.10 Letter of Credit Subfacility.

                  2.10.1. Issuance of Letters of Credit.

                           Borrower may request the issuance of (or modification
of any issued) letters of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by delivering or having such other Loan Party deliver to the applicable Issuing Letter of Credit Bank with a copy to the Administrative Agent a completed application and agreement for letters of credit and such other certificates, documents, agreements including reimbursement agreements and other papers and documentation in such form as the applicable Issuing Letter of Credit Bank may specify from time to time by no later than 10:00 a.m., Columbus time, at least five (5) Business Days, or such shorter period as may be agreed to by the applicable Issuing Letter of Credit Bank, in advance of the proposed date of issuance. Each Letter of Credit shall be a Standby Letter of Credit or a Commercial Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.10 [Letter of Credit Subfacility], the applicable Issuing Letter of Credit Bank or any of the applicable Issuing Letter of Credit Bank's Affiliates will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than five (5) Business Days prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each of the Rollover Letters of Credit which is a Standby Letter of Credit shall be deemed to have been issued hereunder on the Closing Date by the Administrative Agent. Each of the Rollover Letters of Credit shall be deemed to be a Letter of Credit for all purposes of this Agreement. Each of the Rollover Letters of Credit which is a Commercial Letter of Credit shall be deemed to have been issued hereunder on the Closing Date by the issuing bank identified on Schedule 1.1(R) as the Issuing Letter of Credit Bank. In the event of any conflict between the terms of this Agreement and the terms of the Issuing Letter of Credit Bank's application and agreement for Letters of Credit, the terms of this Agreement shall control (provided that the terms of the Issuing Letter of Credit Bank's application and agreement for Letters of Credit which are in addition to those contained herein and which do not expressly conflict with the terms contained herein shall not be deemed to be in conflict with this Agreement).

                  2.10.2. Letter of Credit Fees.

                           The Borrower shall pay (i) to the Administrative
Agent for the ratable account of the Banks a fee with respect to Commercial Letters of Credit (the "Commercial Letter of Credit Fee") equal to the Applicable Commercial Letter of Credit Fee Percentage (computed on the basis of a year of 360 days and actual days elapsed), and (ii) to the Administrative Agent for the ratable account of the Banks a fee with respect to Standby Letters of Credit (the "Standby Letter of Credit Fee") equal to the Applicable Standby Letter of Credit Fee Percentage (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average respective Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first day of each December, March, June and September following the issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Issuing Letter of Credit Bank for its sole account (i) a fronting fee as determined by the Issuing Letter of Credit Bank and the Borrower, and (ii) the Issuing Letter of Credit Bank's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Letter of Credit Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

                  2.10.3. Disbursements, Reimbursement.

                           2.10.3.1 Immediately upon the issuance of each Letter
of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Letter of Credit Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                           2.10.3.2 In the event of any request for a drawing
under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Letter of Credit Bank will promptly notify the Borrower and the Administrative Agent thereof. Provided that it shall have received such notice by 10:00 a.m. Columbus, Ohio time (any notice received after 10:00 a.m., Columbus time, on a particular day shall be deemed to have been received by 10:00 a.m., Columbus time, on the next Business Day), on the applicable Drawing Date, the Borrower shall reimburse (such obligation to reimburse the Issuing Letter of Credit Bank shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Letter of Credit Bank by making payment to the Administrative Agent prior to 12:00 noon, Columbus time on each date that an amount is paid by the Issuing Letter of Credit Bank under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by the Issuing Letter of Credit Bank. In the event the Borrower fails to pay the Administrative Agent the full amount of any drawing under any Letter of Credit by 12:00 noon, Columbus time, on the Drawing Date, the Administrative Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Administrative Agent pursuant to this
Section 2.10.3.2 [Disbursements, Reimbursement] may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                           2.10.3.3 Each Bank shall upon any notice pursuant to
Section 2.10.3.2 [Disbursements, Reimbursement] pay to the Administrative Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.10.3.4) each be deemed to have made a Revolving Credit under the Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the Issuing Letter of Credit Bank the amount of such Bank's Ratable Share of such amount by no later than 3:00 p.m., Columbus time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and
(ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth (4th) day following the Drawing Date. The Issuing Letter of Credit Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Letter of Credit Bank to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations to fund under this Section 2.10.3.3 [Disbursements, Reimbursement] upon receipt of such notice.

                           2.10.3.4 With respect to any unreimbursed drawing
that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.10.3.2 [Disbursements, Reimbursement] because of the Borrower's failure to satisfy the conditions set forth in Section 6.2 [Each Additional Loan or Letter of Credit] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Letter of Credit Bank a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Administrative Agent pursuant to Section 2.10.3.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Bank in satisfaction of its participation obligation under this Section 2.10.3 [Disbursements, Reimbursements].

                  2.10.4. Repayment of Participation Advances.

                           2.10.4.1 Upon (and only upon) receipt by the
Administrative Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Letter of Credit Bank under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Administrative Agent under such a Letter of Credit, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent, the amount of such Bank's Ratable Share of such funds, except the Administrative Agent shall deliver to the Issuing Letter of Credit Bank the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Administrative Agent.

                           2.10.4.2 If the Administrative Agent or the Issuing
Letter of Credit Bank is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan

Party to the Administrative Agent pursuant to Section 2.10.4.1 [Repayment of Participation Advances] in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

                  2.10.5. Documentation.

                           Each Loan Party agrees to be bound by the terms of
the Issuing Letter of Credit Bank's application and agreement for letters of credit and the Issuing Letter of Credit Bank's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Letter of Credit Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                  2.10.6. Determinations to Honor Drawing Requests.

                           In determining whether to honor any request for
drawing under any Letter of Credit by the beneficiary thereof, the Issuing Letter of Credit Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                  2.10.7. Nature of Participation and Reimbursement Obligations.

                           Each Bank's obligation in accordance with this
Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.10.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Letter of Credit Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of Section 2.8 [Use of Proceeds] under all circumstances, including the following circumstances:

                                    (i) any set-off, counterclaim, recoupment,
defense or other right which such Bank may have against the Administrative Agent, Issuing Letter of Credit Bank or any of their Affiliates, the Borrower or any other Person for any reason whatsoever;

                                    (ii) the failure of any Loan Party or any
other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests], 2.6 [Making Revolving Credit Loans] or 6.2 [Each Additional Loan] or as otherwise set forth in this

Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section
2.10.3 [Disbursements, Reimbursement];

                                    (iii) any lack of validity or enforceability
of any Letter of Credit;

                                    (iv) any claim of breach of warranty that
might be made by any Loan Party or any Bank against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Administrative Agent or its Affiliates or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                                    (v) the lack of power or authority of any
signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if the Issuing Letter of Credit Bank or any of the Issuing Letter of Credit Bank's Affiliates has been notified thereof;

                                    (vi) payment by the Issuing Letter of Credit
Bank or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                                    (vii) the solvency of, or any acts of
omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

                                    (viii) any failure by the Issuing Letter of
Credit Bank or any of the Issuing Letter of Credit Bank's Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Letter of Credit Bank has received written notice from such Loan Party of such failure within six (6) Business Days after the Issuing Letter of Credit Bank shall have furnished such Loan Party a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

                                    (ix) any adverse change in the business,
operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party;

                                    (x) any breach of this Agreement or any
other Loan Document by any party thereto;

                                    (xi) the occurrence or continuance of an
Insolvency Proceeding with respect to any Loan Party;

                                    (xii) the fact that an Event of Default or a
Potential Default shall have occurred and be continuing; and

                                    (xiii) the fact that the Expiration Date
shall have passed or this Agreement or the Commitments hereunder shall have been terminated.

                  2.10.8. Indemnity.

                           In addition to amounts payable as provided in Section
9.5 [Reimbursement and Indemnification of Administrative Agent by Loan Parties], the Loan Parties hereby agree to protect, indemnify, pay and save harmless the Issuing Letter of Credit Bank and any of the Issuing Letter of Credit Bank's Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Letter of Credit Bank or any of the Issuing Letter of Credit Bank's Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Letter of Credit Bank or any of the Issuing Letter of Credit Bank's Affiliates as determined by a final judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Letter of Credit Bank or any of the Issuing Letter of Credit Bank's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                  2.10.9. Liability for Acts and Omissions.

                           As between any Loan Party and the Issuing Letter of
Credit Bank, or the Issuing Letter of Credit Bank's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Letter of Credit Bank shall not be responsible for any of the following including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Letter of Credit Bank or the Issuing Letter of Credit Bank's Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail, cable, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Letter of Credit Bank or the Issuing Letter of Credit Bank's Affiliates, as applicable, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Letter of Credit Banks or the Issuing Letter of Credit Bank's Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Letter of Credit Bank from liability for the Issuing Letter of Credit Bank's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through
(viii) of such sentence. In no event shall the Issuing Letter of Credit Bank or the Issuing Letter of Credit Bank's Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

                           Without limiting the generality of the foregoing,
including the Issuing Letter of Credit Bank not being relieved of liability for gross negligence or willful misconduct, the Issuing Letter of Credit Bank and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Letter of Credit Bank or such Affiliate to have been authorized or given by or on behalf of the applicant Loan Party for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Letter of Credit Bank or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the Laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Letter of Credit Bank or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject to such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

                           In furtherance and extension and not in limitation of
the specific provisions set forth above, any action taken or omitted by the Issuing Letter of Credit Bank or the Issuing Letter of Credit Bank's Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Letter of Credit Bank or the Issuing Letter of Credit Bank's Affiliates under any resulting liability to the Borrower or any Bank.

         2.11 Optional Termination or Reduction of Revolving Credit Commitments.

                  The Borrower may, upon at least five (5) Business Days' notice to the Agent, terminate at any time, or permanently reduce from time to time by an aggregate amount of at least Ten Million and 00/100 Dollars ($10,000,000.00) or any larger multiple of One Million and 00/100 Dollars ($1,000,000.00), the Revolving Credit Commitments. Each such permanent reduction shall permanently reduce the Banks' Revolving Credit Commitments ratably in proportion to their respective Ratable Share of the Revolving Credit Commitments. If the Revolving Credit Commitments are terminated in their entirety, all accrued fees shall be payable on the effective date of such termination. The Agent shall, promptly after receipt by it of a notice pursuant to this Section 2.11 [Optional Termination or Reduction of Revolving Credit Commitments], notify the Banks of its receipt of such notice and the nature of the same.

                                3. INTEREST RATES

         3.1 Interest Rate Options.

                  The Borrower shall pay interest in respect of the outstanding unpaid principal amount of (i) the Committed Loans as selected by it from the Base Rate Option or Revolving Credit Euro-Rate Option set forth below applicable to the Committed Loans, and (ii) each Bid Loan as selected by it with respect to each applicable Bid it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Committed Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Committed Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Committed Loans (including a Borrowing Tranche to which the Base Rate Option applies) and the Bid Loans, and provided further that only the Base Rate Option or such other interest rates as National City and the Borrower may agree to from time to time shall apply to the Swing Loans. Notwithstanding any provisions to the contrary contained in this Agreement or any other Loan Document, the Borrower shall not be required to pay, and the Banks shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable Law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then, in such event: (1) the provisions of this subsection shall govern and control; (2) the Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that the Banks may have received hereunder shall be, at the option of the Required Banks, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by Law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rates provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable Law, and this Agreement and the other Loan Documents shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (5) the Borrower shall have no action against the Administrative Agent or any Bank for any damages arising out of the payment or collection of any Excess Interest (other than to enforce this Section 3.1 [Interest Rate Options]).

                  3.1.1. Revolving Credit Interest Rate Options.

                           The Borrower shall have the right to select from the
following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans):

                                    (i) Revolving Credit Base Rate Option: A
fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                                    (ii) Revolving Credit Euro-Rate Option: A
rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                  3.1.2. Rate Quotations.

                           The Borrower may call the Administrative Agent on or
before the date on which a Committed Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

                  3.1.3. Change in Fees or Interest Rates.

                           If the Applicable Margin, Applicable Commercial
Letter of Credit Fee Percentage, Applicable Standby Letter of Credit Fee Percentage, Applicable Facility Fee Percentage or Applicable Utilization Fee Percentage is increased or reduced with respect to any period for which the Borrower has already paid interest, Letter of Credit Fees, Facility Fees or Utilization Fees, the Administrative Agent shall recalculate the additional or lesser interest, Letter of Credit Fees, Facility Fees or Utilization Fees due from or to the Borrower and shall, within fifteen (15) Business Days after the Borrower notifies the Administrative Agent of such increase or decrease, give the Borrower and the Banks notice of such recalculation.

                           3.1.3.1 Any additional interest, Letter of Credit
Fee, Facility Fee or Utilization Fee due from the Borrower shall be paid to the Administrative Agent for the account of the Banks on the next date on which an interest, Letter of Credit Fee, Facility Fee or Utilization Fee payment is due; provided, however, that if there are no Loans outstanding or if the Loans are due and payable, such additional interest, Letter of Credit Fee, Facility Fee or Utilization Fee shall be paid not later than five (5) Business Days after receipt of written request for payment from the Administrative Agent.

                           3.1.3.2 Any interest, Letter of Credit Fee, Facility
Fee or Utilization Fee refund due to the Borrower shall be credited against payments otherwise due from the Borrower on the next interest, Letter of Credit Fee, Facility Fee or Utilization Fee payment due date or, if the Loans have been repaid and the Banks are no longer committed to lend under this Agreement, the Banks shall pay to the Administrative Agent for the account of the Borrower such interest, Letter of Credit Fee, Facility Fee or Utilization Fee refund not later than five (5) Business Days after written notice from the Administrative Agent to the Banks.

         3.2 Committed Loan Interest Periods.

                  At any time when the Borrower shall select, convert to or renew a Committed Loan Euro-Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. Subject to the terms and conditions of this Agreement, the notice shall specify a Committed Loan Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, in the case of the renewal of a Committed Loan Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

         3.3 Interest After Default.

                  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                  3.3.1. Interest Rate.

                           the rate of interest for each Loan otherwise
applicable pursuant to Section 3.1 [Interest Rate Options], shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional two percent (2.0%) per annum, each Borrowing Tranche to which the Euro-Rate Option applies shall automatically convert to the applicable Base Rate Option at the end of the applicable Interest Period and no Loans may be made as, renewed or converted into a Borrowing Tranche to which the Euro-Rate Option applies;

                  3.3.2. Letter of Credit Fees.

                           the Letter of Credit Fees otherwise applicable
pursuant to Section 2.10.2 [Letter of Credit Fees] shall be increased by two percent (2.0%) per annum;

                  3.3.3. Other Obligations.

                           each other Obligation hereunder if not paid when due
shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional two percent (2.0%) per annum from the time such Obligation becomes due and payable and until it is paid in full; and

                  3.3.4. Acknowledgment.

                           the Borrower acknowledges that the increase in rates
referred to in this Section 3.3 [Interest After Default] reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

         3.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

                  3.4.1. Unascertainable.

                           If on any date on which a Euro-Rate would otherwise
be determined with respect to Committed Loans or Bid Loans, the Administrative Agent shall have determined that:

                                    (i) adequate and reasonable means do not
exist for ascertaining such Euro-Rate, or

                                    (ii) a contingency has occurred which
materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Administrative Agent shall have the rights specified in
Section 3.4.3 [Administrative Agent's and Bank's Rights].

                  3.4.2. Illegality; Increased Costs; Deposits Not Available.

                           If at any time any Bank shall have determined that:

                                    (i) the making, maintenance or funding of
any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                                    (ii) such Euro-Rate Option will not
adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                                    (iii) after making all reasonable efforts,
deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 3.4.3 [Administrative Agent's and Bank's Rights].

                  3.4.3. Administrative Agent's and Bank's Rights.

                           In the case of any event specified in Section 3.4.1
[Unascertainable] above, the Administrative Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section
3.4.2 [Illegality; Increased Costs; Etc.] above, such Bank shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Administrative Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Bank shall have later notified the Administrative Agent, of the Administrative Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 3.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the termination of Borrower's Bid Loan request (without penalty) for such Loans if the Borrower has requested Bid Loans under the Bid Loan Euro-Rate Option and for the selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans if the Borrower has requested the Committed Loan Euro-Rate Option. If any Bank notifies the Administrative Agent of a determination under Section 3.4.2 [Illegality; Increased Costs; Etc.], the Borrower shall, subject to the Borrower's indemnification Obligations under Section 4.6.2 [Indemnity], as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

         3.5 Selection of Interest Rate Options.

                  If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Committed Loans under the Committed Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Committed Loan Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option commencing upon the last day of the existing Interest Period.

                                   4. PAYMENTS

         4.1 Payments.

                  All payments and prepayments to be made in respect of principal, interest, Facility Fees, Utilization Fees, Letter of Credit Fees, Administrative Agent's Fee, Bid Loan Processing Fees or other fees or amounts due from the Borrower hereunder shall be payable prior to 12:00 noon, Columbus time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of National City with respect to the Swing Loans, for the ratable accounts of the Banks with respect to the Revolving Credit Loans and for the account of the lending Bank with respect to the Bid Loans, in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Banks, as applicable, in immediately available funds, provided that in the event payments are received by 12:00 noon, Columbus time, by the Administrative Agent with respect to the Revolving Credit Loans or Bid Loans and such payments are not distributed to the Banks on the same day received by the Administrative Agent, the Administrative Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Banks. The Administrative Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

         4.2 Pro Rata Treatment of Banks.

                  Each borrowing of Revolving Credit Loans shall be allocated to each Bank according to its Ratable Share (irrespective of the amount of Bid Loans outstanding), and each selection of, conversion to or renewal of any Interest Rate Option applicable to Revolving Credit Loans and each payment or prepayment by the Borrower with respect to principal or interest on the Revolving Credit Loans, Facility Fees, Utilization Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent's Fee and the Bid Loan Processing Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Revolving Credit Loans, shall (except as provided in Section
3.4.3 [Administrative Agent's and Bank's Rights] in the case of an event specified in Section 3.4 [Euro-Rate Unascertainable; Etc.], 4.4.2 [Replacement of a Bank] or 4.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Revolving Credit Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank. Each borrowing of a Bid Loan shall be made according to the provisions in Section 2.9 hereof and each payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Bid Loans shall be to made to the Banks in proportion to the amounts of such items due to such Banks. Notwithstanding any of the foregoing, each borrowing or payment or pre-payment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to National City according to Section 2.

         4.3 Interest Payment Dates.

                  Interest on Committed Loans to which the Base Rate Option applies shall be due and payable in arrears on the first day of each December, March, June and September after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Committed Loans and Bid Loans to which the Euro-Rate Option applies and Bid Loans to which the Bid Loan Fixed Rate Option applies shall be due and payable on the last day of each Interest Period for such Loans and, if such Interest Period is longer than ninety (90) days, also on the ninetieth (90th) day of such Interest Period and on the Expiration Date or upon the acceleration of the Notes.

         4.4 Voluntary Prepayments.

                  4.4.1. Right to Prepay.

                           The Borrower shall have the right at its option from
time to time to prepay the Committed Loans in whole or part without premium or penalty (except as provided in Section 4.4.2 [Replacement of a Bank] below or in Section 4.6 [Additional Compensation in Certain Circumstances]):

                                    (i) at any time with respect to any
Committed Loan to which the Base Rate Option applies,

                                    (ii) on the last day of the applicable
Interest Period with respect to Committed Loans to which a Euro-Rate Option applies, and

                                    (iii) on the date specified in a notice by
any Bank pursuant to Section 3.4 [Euro-Rate Unascertainable, Etc.] with respect to any Committed Loan to which a Euro-Rate Option applies.

                           Whenever the Borrower desires to prepay any part of
the Committed Loans, it shall provide a prepayment notice to the Administrative Agent by 11:00 a.m., Columbus time, at least one (1) Business Day prior to the date of prepayment of Revolving Credit Loans or no later than 11:00 a.m., Columbus time, on the date of prepayment of Swing Loans, setting forth the following information:

                           (x) the date, which shall be a Business Day, on which
                  the proposed prepayment is to be made;

                           (y) a statement indicating the application of the
                  prepayment between the Swing Loans and the Revolving Credit Loans; and

                           (z) the total principal amount of such prepayment,
                  which (i) with respect to Revolving Credit Loans shall be in integral multiples of One Million and 00/100 Dollars ($1,000,000.00) and not less than Five Million and 00/100 Dollars ($5,000,000.00) for each Borrowing Tranche to which the Euro-Rate Option applies and in integral multiples of One Million and 00/100 Dollars

                  ($1,000,000.00) and not less than the lesser of Five Million and 00/100 Dollars ($5,000,000.00) or the outstanding principal amount or Revolving Credit Loans to which the Base Rate Option applies and (ii) with respect to Swing Loans, in integral multiples of One Million and 00/100 Dollars ($1,000,000.00) and not less than the lesser of Five Million and 00/100 Dollars ($5,000,000.00) or the outstanding principal amount of the Swing Loans.

                           All prepayment notices shall be irrevocable. The
principal amount of the Committed Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Committed Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.4.3 [Administrative Agent's and Bank's Rights], if the Borrower prepays a Committed Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Committed Loans to which the Base Rate Option applies, then to Committed Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.6.2 [Indemnity].

                  4.4.2. Replacement of a Bank.

                           In the event any Bank (i) gives notice under Section
3.4 [Euro-Rate Unascertainable, Etc.] or Section 4.6.1 [Increased Costs, Etc.],
(ii) does not fund Revolving Credit Loans or Bid Loans because the making of such Loans would contravene any Law applicable to such Bank, (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), or (iv) has failed to consent to a proposed modification, amendment or waiver which pursuant to the terms of Section 10.1 or any other provision of any Loan Document requires the consent of all of the Banks and with respect to which the Super-Majority Required Banks shall have granted their consent, then the Borrower shall have the right at its option, if no Event of Default or Potential Default then exists and with the consent of the Administrative Agent, which shall not be unreasonably withheld, (a) within ninety (90) days after (x) receipt of such Bank's notice under Section 3.4 [Euro-Rate Unascertainable, Etc.] or 4.6.1 [Increased Costs, Etc.], (y) the date such Bank has failed to fund Revolving Credit Loans or Bid Loans because the making of such Loans would contravene Law applicable to such Bank, or (z) the date such Bank became subject to the control of an Official Body, as applicable, or (b) within ninety (90) days after such Bank has failed to consent to a proposed modification, amendment or waiver, to prepay the Loans of such Bank in whole (together with all interest accrued thereon and any amounts required under Section 4.6 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees) and terminate such Bank's Commitment or to have such Bank's Commitment and any Bid Loan of such Bank replaced by one or more of the remaining Banks or a replacement bank acceptable to the Administrative Agent pursuant to Section 10.11 hereof; provided, that the remaining Banks shall have no obligation hereunder to increase their Commitments or provide the Bid Loan of such Bank; provided, further to the extent the Borrower elects to replace a Bank which gave the Borrower notice under Section
3.4 or 4.6.1 or which failed to fund a Revolving Credit Loan or Bid Loans because the making of such Loans would contravene any Law applicable to such Bank, it shall be obligated to remove or replace, as the case may be, all Banks that have made similar requests for compensation pursuant to Section 3.4 or Section 4.6.1 or who have failed to fund such Loans. Notwithstanding the foregoing, the Administrative Agent may only be replaced subject to the requirements of Section
9.14 [Successor Administrative Agent] and provided that all Letters of Credit have expired or been terminated or replaced or adequately cash collateralized.

                  4.4.3. Change of Lending Office.

                           Each Bank agrees that upon the occurrence of any
event giving rise to increased costs or other special payments under Section
3.4.2 [Illegality, Etc.] or 4.6.1 [Increased Costs, Etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.3 [Interest Payment Dates] shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Administrative Agent or any Bank provided in this Agreement.

         4.5 Mandatory Prepayments.

                  4.5.1. Reduction of Revolving Credit Commitments.

                           On each date which any of the Revolving Credit
Commitments are reduced pursuant to Section 2.11 [Optional Termination or Reduction of Revolving Credit Commitments], the Borrower shall pay or prepay Loans (subject to Borrower's indemnity obligations under Sections 3.4 [Euro-Rate Unascertainable; Illegality, etc.] and 4.6 [Additional Compensation in Certain Circumstances]) such that the Revolving Facility Usage shall not exceed the Revolving Credit Commitments.

                  4.5.2. Issuance of Other Indebtedness.

                           In the event that the principal amount of unsecured
Indebtedness incurred by the Loan Parties as permitted by Section 7.2.1(vii) hereof exceeds One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) in the aggregate, the Revolving Credit Commitments shall be reduced by and the Borrower shall pay or prepay Loans in (subject to Borrower's indemnity obligations under Sections 3.4 [Euro-Rate Unascertainable; Illegality, etc.] and
4.6 [Additional Compensation in Certain Circumstances]) an amount equal to the Net Proceeds in excess of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00); provided, however, that the Borrower's obligation to pay or prepay the Loans under this Section shall be limited to the amount necessary to ensure that the aggregate amount of all Revolving Credit Loans, Bid Loans, Swing Loans and Letters of Credit Outstanding do not exceed the Revolving Credit Commitments of all of the Banks as reduced by this Section 4.5.2.

                  4.5.3. Application among Interest Rate Options.

                           All prepayments required pursuant to this Section 4.5
[Mandatory Prepayments] shall first be applied among the Interest Rate Options to the principal amount of the Committed Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with Section 4.6.2 [Indemnity], the Borrower shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Committed Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

         4.6 Additional Compensation in Certain Circumstances.

                  4.6.1. Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

                           If any Law, guideline or interpretation or any change
in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                                    (i) subjects any Bank to any tax or changes
the basis of taxation with respect to this Agreement, the Notes, the Committed Loans, the Letters of Credit or the Bid Loans or payments by the Borrower of principal, interest, Facility Fees, Utilization Fees or other amounts due from the Borrower hereunder or under the Notes (except for taxes on or measured by the overall net income of such Bank, franchise taxes, the Michigan single business tax and taxes on the net worth of such Bank),

                                    (ii) imposes, modifies or deems applicable
any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                                    (iii) imposes, modifies or deems applicable
any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to actually increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Committed Loans or the Bid Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Administrative Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such

Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                  4.6.2. Indemnity.

                           In addition to the compensation required by Section
4.6.1 [Increased Costs, Etc.], each Loan Party shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties, any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option or the Bid Loan Fixed Rate Option and any customary administrative expenses of such Bank) which such Bank sustains or incurs as a consequence of any:

                                    (i) payment, prepayment, conversion or
renewal of any Loan to which a Euro-Rate Option or the Bid Loan Fixed Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                                    (ii) attempt by the Borrower to revoke
(expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests], Section 2.9 [Bid Loan Facility] or Section 3.2 [Committed Loan Interest Periods] or notice relating to prepayments under Section 4.4 [Voluntary Prepayments],

                                    (iii) default by a Loan Party in the
performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal of or interest on the Committed Loans or the Bid Loans, Facility Fee, Utilization Fee or any other amount due hereunder, or

                                    (iv) payment or prepayment of any Bid Loan
on a day other than the maturity date thereof (whether or not such payment or prepayment is mandatory or voluntary).

                  If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Loan Parties to such Bank ten (10) Business Days after such notice is given.

         4.7 Settlement Date Procedures.

                  In order to minimize the transfer of funds between the Banks and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and National City may make Swing Loans as provided in Section 2.1.2 [Swing Loans] hereof during the period between Settlement Dates. Not later than 10:00 a.m., Columbus time, on each Settlement Date, the Administrative Agent shall notify each Bank of its Ratable Share of the total of the Revolving Credit Loans (each a "Required Share"). Prior to 2:00 p.m., Columbus time, on such Settlement Date, each Bank shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Bank its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 4.7 [Settlement Date Procedures] shall relieve the Banks of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to
Section 2.1.1 [Revolving Credit Loans]. The Administrative Agent may at any time at its option for any reason whatsoever require each Bank to pay immediately to the Administrative Agent such Bank's Ratable Share of the outstanding Revolving Credit Loans and each Bank may at any time require the Administrative Agent to pay immediately to such Bank its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

                        5. REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties.

                  The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Banks as follows:

                  5.1.1. Organization and Qualification.

                           Each Loan Party is a corporation, partnership or
limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party on the Closing Date is listed on Schedule 5.1.1. Each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except to the extent that the failure to be so qualified would not cause a Material Adverse Change.

                  5.1.2. Capitalization and Ownership.

                           All of the authorized capital stock of the Parent,
and the shares (referred to herein as the "Shares") of the Parent that are issued and outstanding have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 5.1.2.

                  5.1.3. Subsidiaries.

                           Schedule 5.1.3 states the name of the Borrower and
each of the Parent's other Subsidiaries which are Guarantors, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. Each of the Loan Parties has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 5.1.3.

                  5.1.4. Power and Authority.

                           Each Loan Party has full power to enter into,
execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                  5.1.5. Validity and Binding Effect.

                           This Agreement has been duly and validly executed and
delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance and general concepts of equity.

                  5.1.6. No Conflict.

                           Neither the execution and delivery of this Agreement
or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate or articles of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any material Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party.

                  5.1.7. Litigation.

                           There are no actions, suits, proceedings or
investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party at law or equity before any Official Body which individually or in the aggregate would reasonably be expected to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would reasonably be expected to result in any Material Adverse Change. The Loan Parties have made adequate reserves for the New York Potential Tax Claim, and such claim does not constitute a Material Adverse Change. Schedule 5.1.7 correctly describes the New York Potential Tax Claim.

                  5.1.8. Title to Properties.

                           The real property owned by each Loan Party is
described on Schedule 5.1.8. Each Loan Party has good and marketable title to (or ownership of) or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and in the case of property leased by such Loan Party, subject to the terms and conditions of the applicable leases. Upon consummation of the transactions contemplated hereby, all leases of real property are in full force and effect in all material respects without the necessity for any consent which has not previously been obtained.

                  5.1.9. Financial Statements.

                                    (i) Historical Statements. The Borrower has
delivered to the Administrative Agent copies of the Parent's audited consolidated year-end financial statements for and as of the end of the two (2) fiscal years ended January 31, 2004 (the "Annual Statements"). In addition, the Borrower has delivered to the Administrative Agent copies of the Parent's unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended July 31, 2004 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Parent's management, fairly represent in all material respects the consolidated financial condition of the Parent and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                                    (ii) Financial Projections. The Borrower has
delivered to the Administrative Agent financial projections of the Parent and its Subsidiaries for the period from fiscal year 2004 through fiscal year 2009 derived from various assumptions of the Parent's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Parent's management. The Financial Projections accurately reflect the liabilities of the Parent and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date. Such Financial Projections and the assumptions therein were, at the time made, fair; however, actual results may differ materially from such Financial Projections.

                                    (iii) Accuracy of Financial Statements.
Neither the Parent nor any Subsidiary of the Parent has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Parent or any Subsidiary of the Parent, in each case which would reasonably be expected to cause a Material Adverse Change. From January 31, 2004 to (y) the Closing Date, and (z) each Test Date, if applicable, no Material Adverse Change has occurred.

                  5.1.10. Use of Proceeds; Margin Stock; Section 20
Subsidiaries.

                           5.1.10.1 General.

                                    The Loan Parties intend to use the proceeds
of the Loans in accordance with Sections 2.8 [Use of Proceeds] and 7.1.10 [Use of Proceeds].

                           5.1.10.2 Margin Stock.

                                    None of the Loan Parties or any Subsidiaries
of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties holds or intends to hold margin stock in such amounts that more than twenty five percent (25%) of the reasonable value of the assets of any Loan Party are or will be represented by margin stock.

                           5.1.10.3 Section 20 Subsidiaries.

                                    The Loan Parties do not intend to use and
shall not use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

                  5.1.11. Full Disclosure.

                           Neither this Agreement nor any other Loan Document,
nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Bank in connection herewith or therewith taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                  5.1.12. Taxes.

                           All federal, state, local and other tax returns
required to have been filed with respect to each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that (a) the amount thereof is not individually or in the aggregate material, or (b) such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal or other income tax return of any Loan Party for any tax years prior to the Loan Parties' fiscal year ended on or about January 29, 1994 for federal income tax returns and February 3, 1996 for state income tax returns. The federal income tax liabilities of each Loan Party have been examined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended February 3, 2001, however, tax refund claims have been filed and are still outstanding for the fiscal years ended January 31, 1998 through February 3, 2001.

                  5.1.13. Consents and Approvals.

                           No consent, approval, exemption, order or
authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 5.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 5.1.13.

                  5.1.14. No Event of Default; Compliance with Instruments.

                           No event has occurred and is continuing and no
condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties is in violation of (i) any material term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                  5.1.15. Patents, Trademarks, Copyrights, Licenses, Etc.

                           Each Loan Party owns or possesses all the material
patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party, without known possible, alleged or actual conflict with the rights of others.

                  5.1.16. Insurance.

                           Schedule 5.1.16 lists all insurance policies to which
any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or to reduce the coverage provided thereby. Such policies provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party in accordance with customary business practice in the industry of the Loan Parties.

                  5.1.17. Compliance with Laws.

                           The Loan Parties are in compliance in all material
respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.22 [Environmental Matters]) in all jurisdictions in which any Loan Party is presently or will be doing business except where the failure to do so would not reasonably be expected to constitute a Material Adverse Change.

                  5.1.18. Material Contracts; Burdensome Restrictions.

                           All material contracts relating to the business
operations of each Loan Party, including all employee benefit plans and Labor Contracts are valid, binding and enforceable upon such Loan Party except as limited by bankruptcy, insolvency and general concepts of equity and each of the other parties thereto in accordance with their respective terms, and there is no default by such Loan Party thereunder or, to the Loan Parties' knowledge, by any other parties thereto. None of the Loan Parties is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change or which restricts or prohibits any Loan Party from entering into, and performing its obligations under, the transactions contemplated hereby. For purposes of this
Section 5.1.18 [Material Contracts; Burdensome Restrictions], the term "material contracts" shall mean those contracts or other agreements which the Parent would be required to file with the SEC pursuant to item 601(a)(10) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

                  5.1.19. Investment Companies; Regulated Entities.

                           None of the Loan Parties is an "investment company"
registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties is subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                  5.1.20. Plans and Benefit Arrangements.

                           Except as set forth on Schedule 5.1.20:

                                    (i) The Borrower and each other member of
the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements and Plans. As of the Closing Date, the Borrower and each other member of the ERISA Group do not have any Multiemployer Plans or Multiple Employer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower and each member of the ERISA Group, with respect to any Multiemployer Plan or Multiple Employer Plan to the extent each such Plan has been created after the Closing Date, which could result in any material liability of the Borrower or any other member of the ERISA Group. To the extent a Multiemployer Plan and/or a Multiple Employer Plan has been created after the Closing Date, the Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan, Multiemployer Plan (to the extent created after the Closing Date) and Multiple Employer Plan (to the extent created after the Closing Date), the Borrower and each other member of the ERISA Group (A) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (B) except for required premium payments, have not incurred any liability to the PBGC, and (C) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                                    (ii) To the best of the Borrower's
knowledge, each Multiemployer Plan (to the extent created after the Closing
Date) and Multiple Employer Plan (to the extent created after the Closing Date) is able to pay benefits thereunder when due.

                                    (iii) Neither the Borrower nor any other
member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                                    (iv) No event requiring notice to the PBGC
under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                                    (v) With respect to each Plan and in
accordance with each such Plan's most recent actuarial valuation report used to determine funding under Section 412 of the

Internal Revenue Code, each Plan's funded current liability percentage satisfies the full funding limitation and no deficit reduction contribution is required.

                                    (vi) Neither the Borrower nor any other
member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan (to the extent created after the Closing Date) or Multiple Employer Plan (to the extent created after the Closing Date). Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan (to the extent created after the Closing Date) or Multiple Employer Plan (to the extent created after the Closing Date) that such Multiemployer Plan (to the extent created after the Closing Date) or Multiple Employer Plan (to the extent created after the Closing Date) has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan (to the extent created after the Closing Date) or Multiple Employer Plan (to the extent created after the Closing Date) is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                                    (vii) To the extent that any Benefit
Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                                    (viii) All Plans, Benefit Arrangements,
Multiemployer Plans (to the extent created after the Closing Date) and Multiple Employer Plans (to the extent created after the Closing Date) have been administered in all material respects in accordance with their terms and applicable Law.

                  5.1.21. Employment Matters.

                           Each of the Loan Parties is in compliance with the
Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would reasonably be expected to constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties which in any case would reasonably be expected to constitute a Material Adverse Change.

                  5.1.22. Environmental Matters.

                           Except as disclosed on Schedule 5.1.22:

                                    (i) None of the Loan Parties has received
any material Environmental Complaint, whether directed or issued to any Loan Party or relating or pertaining to any predecessor of any Loan Party or to any prior owner, operator or occupant of the Property, and none of such Loan Parties have reason to believe that it might receive a material Environmental Complaint.

                                    (ii) No activity of any Loan Party at the
Property is being or has been conducted in violation of any Environmental Law or Environmental Permit which has caused or would reasonably be expected to cause a Material Adverse Change and, to the knowledge of any such Loan Party no activity of any predecessor of any Loan Party or any prior owner, operator or occupant of the Property was conducted in violation of any Environmental Law which has caused or would reasonably be expected to cause a Material Adverse Change.

                                    (iii) There are no Regulated Substances
present on, in, under, or emanating from, or to any Loan Party's knowledge emanating to, the Property or any portion thereof which result in Contamination and which would reasonably be expected to cause a Material Adverse Change.

                                    (iv) Each Loan Party has all Environmental
Permits and all such Environmental Permits are in full force and effect and each such Loan Party's operations at the Property are conducted in compliance with the terms and conditions of such Environmental Permits except to the extent that such noncompliance would not reasonably be expected to cause a Material Adverse Change and none of the Loan Parties have received any written notice from an Official Body that such Official Body has or intends to suspend, revoke or adversely alter, whether in whole or in part, any such Environmental Permit.

                                    (v) Each Loan Party has submitted to an
Official Body and/or maintains, as appropriate, all material Environmental Records.

                                    (vi) No structures, improvements, equipment,
fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Property contain or use, except in compliance with Environmental Laws and Environmental Permits, Regulated Substances or otherwise are operated or maintained except in compliance with Environmental Laws and Environmental Permits unless such noncompliance would not be reasonably expected to cause a Material Adverse Change. To the knowledge of each Loan Party, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks of prior owners, operators or occupants of the Property contained or used Regulated Substances, except in compliance with Environmental Laws, Regulated Substances or otherwise were operated or maintained by any such prior owner, operator or occupant except in compliance with Environmental Laws unless such noncompliance would not be reasonably expected to cause a Material Adverse Change.

                                    (vii) To the knowledge of each Loan Party,
no facility or site to which any such Loan Party, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in violation of Environmental Laws except to the extent that such violation would not reasonably be expected to cause a Material Adverse Change.

                                    (viii) No portion of the Property is
identified or, to the knowledge of each Loan Party, proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of a Remedial Action by an Official Body or any other Person (including any such Loan Party), nor to the knowledge of any such Loan Party is any property adjoining or in the proximity of the Property identified or proposed to be identified on any such list or the subject of a Remedial Action.

                                    (ix) No portion of the Property constitutes
an Environmentally Sensitive Area except for those portions of the Property constituting an Environmentally Sensitive Area which would not reasonably be expected to result in a Material Adverse Change.

                                    (x) No lien or other material encumbrance
authorized by Environmental Laws exists against the Property and none of the Loan Parties has any reason to believe that such a lien or encumbrance may be imposed.

                                    (xi) Neither the transaction contemplated by
the Loan Documents nor any other transaction involving the sale, transfer or exchange of the Property will trigger or has triggered any obligation under any applicable Environmental Laws to make a filing, provide a notice, provide other disclosure or take any other action, or in the event that any such transaction-triggered obligation does arise or has arisen under any applicable Environmental Laws, all such action required thereby has been taken in compliance with applicable Environmental Laws except to the extent that the failure to take such action in compliance with applicable Environmental Laws would not be reasonably expected to cause a Material Adverse Change.

                  5.1.23. Senior Debt Status.

                           The Obligations of each Loan Party under this
Agreement, the Notes, the Guaranty Agreements and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                  5.1.24. Anti-Terrorism Laws.

                           5.1.24.1 General.

                                    None of the Loan Parties nor, to any Loan
Party's knowledge, any Affiliate of any Loan Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                           5.1.24.2 Executive Order No. 13224.

                                    None of the Loan Parties, nor, to any Loan
Party's knowledge, any Affiliate of any Loan Party is any of the following (each a "Blocked Person"):

                                    (i) a Person that is listed in the annex to,
or is otherwise subject to the provisions of, the Executive Order No. 13224;

                                    (ii) a Person owned or controlled by, or
acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                                    (iii) a Person or entity with which any Bank
is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                                    (iv) a Person or entity that commits,
threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224; or

                                    (v) a Person or entity that is named as a
"specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

No Loan Party or to the knowledge of any Loan Party, any Affiliate of any Loan Party (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

                  5.1.25. Inactive Subsidiaries.

                           Each Excluded Inactive Subsidiary has no material
assets or liabilities (except for the New York Potential Tax Claim) and does not conduct business.

         5.2 Updates to Schedules.

                  The Borrower shall update the schedules listed immediately after this paragraph on the date on which the Borrower delivers each quarterly Compliance Certificate. Provided that the Borrower delivers such updates with each Compliance Certificate and timely delivers such Compliance Certificates,
(1) any inaccuracy in such schedules between due dates for Compliance Certificates shall not be a default hereunder, and (2) such schedules shall be deemed to be amended upon delivery thereof.

                  Schedule 5.1.2    -        Capitalization
                  Schedule 5.1.3    -        Subsidiaries
                  Schedule 5.1.8    -        Owned Real Property

                  The Borrower shall update the schedules listed immediately after this paragraph as soon as reasonably practicable after receipt thereof from the insurer. Provided that the Borrower delivers such updates as stated,
(1) any inaccuracy in such schedules between due dates for Compliance Certificates shall not be a default hereunder, and (2) such schedules shall be deemed to be amended upon delivery thereof.

                  Schedule 5.1.16   -        Insurance Policies

                  Should any of the information or disclosures provided on any of the other Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

         6. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

         The obligation of each Bank to make Loans and of each Issuing Letter of Credit Bank to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

         6.1 First Loans and Letters of Credit.

                  On the Closing Date:

                  6.1.1. Officer's Certificate.

                           The representations and warranties of each of the
Loan Parties contained in Section 5 [Representations and Warranties] and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Bank one original certificate (with sufficient copies for each Bank) of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

                  6.1.2. Secretary's Certificate.

                           There shall be delivered to the Administrative Agent
for the benefit of each Bank one original certificate (with sufficient copies for each Bank) dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                                    (i) the completion of all action required to
have been taken by each Loan Party by the Closing Date in connection with this Agreement and the other Loan Documents;

                                    (ii) the names of the officer or officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Bank may conclusively rely; and

                                    (iii) copies of its organizational
documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate governmental official, where applicable, together with certificates from the appropriate governmental officials as to the continued existence and good standing of each Loan Party in each jurisdiction where organized or formed, as applicable, and each jurisdiction where a Loan Party has a distribution center or warehouse location.

                  6.1.3. Delivery of Loan Documents.

                           The Guaranty Agreement, Notes, the Intercompany
Subordination Agreement and any other Loan Documents required by the Administrative Agent, shall have been duly executed and delivered to the Administrative Agent for the benefit of the Banks.

                  6.1.4. Opinion of Counsel.

                           There shall be delivered to the Administrative Agent
for the benefit of each Bank one (1) original, with sufficient copies for the Banks, of a written opinion of Vorys, Sater, Seymour and Pease LLP, counsel for the Loan Parties (which may rely on the opinions of such other counsel, including Borrower's in-house counsel, as may be acceptable to the Administrative Agent), dated the Closing Date and in form and substance satisfactory to the Administrative Agent and its counsel.

                  6.1.5. Legal Details.

                           All legal details and proceedings in connection with
the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

                  6.1.6. Payment of Fees.

                           The Borrower shall have paid or caused to be paid to
the Administrative Agent for itself and for the account of the Banks to the extent not previously paid, all commitment and other fees accrued through the Closing Date and the costs and expenses for which the Administrative Agent and the Banks are entitled to be reimbursed.

                  6.1.7. Consents.

                           All material consents required to effectuate the
transactions contemplated hereby as set forth on Schedule 5.1.13 shall have been obtained.

                  6.1.8. Officer's Certificate Regarding MACs.

                           Since January 31, 2004, no Material Adverse Change
shall have occurred; prior to the Closing Date, except as otherwise noted on the certificate noted below, there shall have been no material change in the management of any Loan Party; and there shall have been delivered to the Administrative Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

                  6.1.9. No Violation of Laws.

                           The making of the Loans and the issuance of the
Letters of Credit shall not contravene any Law applicable to any Loan Party.

                  6.1.10. No Actions or Proceedings.

                           No action, proceeding, investigation, regulation or
legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent's sole reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                  6.1.11. Lien Searches.

                           The Administrative Agent shall have obtained copies
of record searches (including UCC searches and judgments, suits, taxes and other lien searches), at the state level for each distribution center and warehouse location of each applicable Loan Party and in each Loan Party's respective jurisdiction of organization evidencing that no Liens exist against any Loan Party except Permitted Liens or those Liens that are or will be released or terminated in connection herewith.

                  6.1.12. Insurance Policies.

                           The Loan Parties shall have delivered a certificate
of insurance acceptable to the Administrative Agent that adequate insurance in compliance with Section 7.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid and that the Administrative Agent on behalf of the Banks is entitled to thirty (30) days prior notice of cancellation or material reduction in coverage on all such policies.

                  6.1.13. Termination Statements: Release Statements and Other Releases.

                           Evidence satisfactory to the Administrative Agent
that all necessary termination statements, release statements and other releases in connection with all Liens (other than Permitted Liens) have been filed or satisfactory arrangements have been made for such filing (including payoff letters, if applicable, in form and substance satisfactory to the Administrative Agent).

                  6.1.14. Repayment of Prohibited Indebtedness.

                           All Indebtedness not permitted under Section 7.2.1
[Indebtedness] including, but not limited to, amounts due under the Prior Loan Documents shall have been paid in full and the Prior Loan Documents shall have been terminated.

                  6.1.15. Redemption of the Prior Senior Notes.

                           The Prior Senior Notes shall have been redeemed and
terminated and all amounts due under the Prior Senior Notes shall have been paid in full.

                  6.1.16. Debt Rating.

                           The Debt Rating of the Borrower's Indebtedness shall
not have been withdrawn at any time from September 15, 2004 through and including the Closing Date.

                  6.1.17. Other Documents and Conditions.

                           The Loan Parties shall have delivered such other
documents and satisfied such other conditions as may reasonably be requested to be submitted to the Administrative Agent or any Bank by the terms of this Agreement or of any Loan Document or set forth on the closing checklist with respect to the transactions contemplated by this Agreement.

         6.2 Each Additional Loan or Letter of Credit.

                  It shall be a condition precedent to the making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date, that after giving effect to the proposed extensions of credit: (i) the representations and warranties of the Loan Parties contained in
Section 5 [Representations and Warranties] and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; (ii) no Event of Default or Potential Default shall have occurred and be continuing or shall exist; (iii) the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks; and (iv) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

                                  7. COVENANTS

         7.1 Affirmative Covenants.

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

                  7.1.1. Preservation of Existence, Etc.

                           Each Loan Party shall maintain its legal existence as
a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except to the extent that the failure to be so qualified or licensed would not be reasonably likely to cause a Material Adverse Change and as otherwise expressly permitted in Section 7.2.5 [Liquidations, Mergers, Etc.].

                  7.1.2. Payment of Liabilities, Including Taxes, Etc.

                           Each Loan Party shall, and shall cause each of its
Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in a Material Adverse Change, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                  7.1.3. Maintenance of Insurance.

                           Each Loan Party shall, and shall cause each Excluded
Active Subsidiary to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance required to be maintained by this Agreement and the other Loan Documents, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties.

                  7.1.4. Maintenance of Properties and Leases.

                           Each Loan Party shall, and shall cause each Excluded
Active Subsidiary to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those material properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof to the extent that a failure to make such repairs, renewals or replacements would be reasonably likely to cause a Material Adverse Change.

                  7.1.5. Maintenance of Patents, Trademarks, Etc.

                           Each Loan Party shall, and shall cause each Excluded
Active Subsidiary to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

                  7.1.6. Visitation Rights.

                           Each Loan Party shall permit any of the officers or
authorized employees or representatives of the Administrative Agent or any of the Banks to visit, no more than twice per year (unless an Event of Default has occurred and is continuing), during normal business hours and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection; provided, further, that such visit or inspection shall be conducted during normal business hours and shall not unreasonably interfere with the business or operations of the applicable Loan Party and all information obtained or observed during such visit or inspection shall be subject to the confidentiality obligations in Section 10.12 [Confidentiality]. In the event any Bank desires to visit and inspect any Loan Party, such Bank shall make a reasonable effort to conduct such visit and inspection contemporaneously with any visit and inspection to be performed by the Administrative Agent.

                  7.1.7. Keeping of Records and Books of Account.

                           The Parent shall, and shall cause each Subsidiary of
the Parent to, maintain and keep proper books of record and account which enable the Parent and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Parent or any Subsidiary of the Parent, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  7.1.8. Plans and Benefit Arrangements.

                           The Borrower shall, and shall cause each other member
of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements, and, if subsequently created, Multiemployer Plans and Multiple Employer Plans.

                  7.1.9. Compliance with Laws.

                           Each Loan Party shall, and shall cause each of its
Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 7.1.9 [Compliance with Laws] if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would reasonably be expected to constitute a Material Adverse Change.

                  7.1.10. Use of Proceeds.

                           The Loan Parties will use the Letters of Credit and
the proceeds of the Loans for the purposes stated in Section 2.8 [Use of Proceeds]. The Loan Parties shall not use the Letters of Credit or the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

                  7.1.11. Subordination of Intercompany Loans.

                           Each Loan Party shall cause any intercompany
Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

                  7.1.12. Anti-Terrorism Laws.

                           The Loan Parties and their respective Affiliates and
agents shall not knowingly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. The Borrower shall deliver to Banks any certification or other evidence requested from time to time by any Bank in its sole reasonable discretion, confirming Borrower's compliance with this
Section 7.1.12 [Anti-Terrorism Laws].

         7.2 Negative Covenants.

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

                  7.2.1. Indebtedness.

                           Each of the Loan Parties shall not at any time
create, incur, assume or suffer to exist any Indebtedness, except:

                                    (i) Indebtedness under the Loan Documents;

                                    (ii) Existing Indebtedness as set forth on
Schedule 7.2.1 (including any extensions or renewals thereof, provided there is no increase in the amount thereof, or an increase in the effective interest rate thereof, or an earlier maturity date for any payment payable thereunder, or the provision of any security or guarantees therefor, or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.1);

                                    (iii) Capitalized leases as and to the
extent permitted under Section 7.2.14 [Capital Expenditures and Capital Leases];

                                    (iv) Indebtedness secured by Purchase Money
Security Interests or by security interests in proceeds granted in connection with securities lending transactions or reverse repurchase agreements involving United States Treasury bonds, provided that the aggregate amount as of any date of all such Indebtedness permitted by this Section 7.2.1(iv) shall not exceed Ten Million and 00/100 Dollars ($10,000,000.00);

                                    (v) Indebtedness of a Loan Party to another
Loan Party which is subordinated in accordance with the provisions of Section
7.1.11 [Subordination of Intercompany Loans];

                                    (vi) Any Bank-Provided Hedge or other
Qualified Hedge Agreement; and

                                    (vii) Unsecured Indebtedness; provided that

                                             (1) such Indebtedness is pari passu
in right of payment with the Indebtedness hereunder,

                                             (2) such Indebtedness complies with
Section 7.2.17 [Negative Pledges],

                                             (3) immediately prior to and after
giving effect to such Indebtedness, no Event of Default or Potential Default shall have occurred hereunder, and

                                             (4) the Borrower shall comply with
Section 4.5.2 [Issuance of Other Indebtedness] in connection with the incurrence by any Loan Party of such Indebtedness.

                  7.2.2. Liens.

                           Each of the Loan Parties shall not at any time
create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                  7.2.3. Guaranties.

                           Each of the Loan Parties shall not at any time,
directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for:

                                    (i) existing Guaranties as set forth on
Schedule 7.2.3;

                                    (ii) Guaranties of Indebtedness of the Loan
Parties permitted in Section 7.2.1 [Indebtedness];

                                    (iii) other Guaranties to the extent the
Indebtedness represented by such Guaranties is permitted in Section 7.2.1 [Indebtedness]; and

                                    (iv) Guaranties by any Loan Party of the
obligations, to the extent not prohibited by this Agreement, of any other Loan Party.

                  7.2.4. Loans and Investments.

                           Each of the Loan Parties shall not at any time make
or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                                    (i) trade credit extended on usual and
customary terms in the ordinary course of business;

                                    (ii) advances to employees to meet expenses
incurred by such employees in the ordinary course of business;

                                    (iii) Permitted Investments;

                                    (iv) loans, advances and investments to, or
in, a Loan Party;

                                    (v) other investments in an amount which
should not exceed One Hundred Twenty Five Million and 00/100 Dollars ($125,000,000.00) in the aggregate;

                                    (vi) investments in notes and other
securities received in settlement of overdue Indebtedness and accounts payable owed to a Loan Party in the ordinary course of business and for amounts which, individually and in the aggregate, are not material to the Loan Parties;

                                    (vii) investments in the nature of seller
financing or other consideration received in any disposition (including any sale, lease, sale-leaseback, assignment or transfer) of assets or property by any Loan Party, provided that the aggregate value of all such investments at any time (based on the value at the time of acquisition thereof but reduced by payments or other realization thereon) shall not exceed Ten Million and 00/100 Dollars ($10,000,000.00);

                                    (viii) investments in Bank-Provided Hedges
or Qualified Hedge Agreements;

                                    (ix) Permitted Acquisitions; and

                                    (x) investments in the Big Lots, Inc.
Supplemental Savings Plan and such other similar non-qualified plan as the Loan Parties may create or enter into from time to time.

                  7.2.5. Liquidations, Mergers, Consolidations, Acquisitions.

                           Each of the Loan Parties shall not dissolve,
liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

                                    (i) any Loan Party other than the Borrower
may consolidate or merge into another Loan Party which is directly or indirectly wholly-owned by one or more of the other Loan Parties,

                                    (ii) any Loan Party other than the Borrower
or the Parent may be dissolved, provided, that the assets of such Loan Party are distributed to another Loan Party, and

                                    (iii) any Loan Party may acquire, whether by
purchase or by merger, (A) all or substantially all of the ownership interests of another Person or (B) all or substantially all of the assets of another Person or of a business or division of another Person (each a "Permitted Acquisition"), provided that, unless such purchase is of inventory in the ordinary course of business (which shall be a Permitted Acquisition but shall not be subject to the requirements below), each of the following requirements is met:

                                             (a) if a Loan Party is acquiring
the ownership interests in such Person, such Person shall, unless not required by Section 7.2.8 [Subsidiaries, Partnerships, Etc.], execute a Guarantor Joinder and such other documents required by Section 10.18 [Joinder of Guarantors] and join this Agreement as a Guarantor pursuant to Section 10.18 [Joinder of Guarantors] on or before the date of such Permitted Acquisition;

                                             (b) the board of directors or other
equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Banks written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

                                             (c) the business acquired, or the
business conducted by the Person whose ownership interests are being acquired, as applicable, shall be complementary to or substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 7.2.9 [Continuation of or Change in Business];

                                             (d) no Potential Default or Event
of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition; and

                                             (e) if the Consideration in
connection with any such Permitted Acquisition exceeds Twenty Five Million and 00/100 Dollars ($25,000,000.00), the Loan Parties shall demonstrate that they shall be in compliance with the covenant contained in Section 7.2.15 [Maximum Leverage Ratio] after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition) by delivering at least ten (10) Business Days prior to such Permitted Acquisition a certificate in the form of
Exhibit 7.2.5 evidencing such compliance.

                  7.2.6. Dispositions of Assets or Subsidiaries.

                           None of the Loan Parties shall sell, convey, assign,
lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible, except:

                                    (i) transactions involving the sale of
inventory in the ordinary course of business;

                                    (ii) any sale, transfer or lease of
properties or assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's business;

                                    (iii) any sale, transfer or lease of
properties or assets by any Loan Party to another Loan Party;

                                    (iv) any sale, transfer or lease of
properties or assets in the ordinary course of business which are replaced by substitute properties or assets acquired or leased within the parameters of
Section 7.2.14 [Capital Expenditures and Leases];

                                    (v) any sale or transfer by the Parent of
the capital stock or other equity interests of the Parent; or

                                    (vi) any sale, transfer or lease of
properties or assets, other than those specifically excepted pursuant to clauses
(i) through (v) above, provided that:

                                             (a) there shall not exist any Event
of Default or Potential Default immediately prior to and after giving effect to such sale; and

                                             (b) the Loan Parties shall be in
compliance with all of the covenants herein applicable to any Loan Party and with respect to any sale the proceeds of which exceed Ten Million and 00/100 Dollars ($10,000,000.00), the Borrower shall deliver a Compliance Certificate to the Administrative Agent for the benefit of the Banks at least ten (10) Business Days before such sale confirming the same.

                  7.2.7. Affiliate Transactions.

                           None of the Loan Parties shall enter into or carry
out any transaction with any Affiliates of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party) unless such transaction (a) is not otherwise prohibited by this Agreement, (b) is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which, upon request, are fully disclosed to the Administrative Agent and (c) is in accordance with all applicable Law.

                  7.2.8. Subsidiaries, Partnerships and Joint Ventures; Excluded Inactive Subsidiaries; Excluded Active Subsidiaries.

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as a Guarantor on the Closing Date; (ii) any Excluded Inactive Subsidiary; (iii) any Excluded Active Subsidiary, or (iv) any Subsidiary formed or acquired after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 10.18 [Joinder of Guarantors]; provided, however, if such Subsidiary (a) is acquired by a Loan Party or

Subsidiary of a Loan Party and is a Foreign Subsidiary or (b) is formed or organized as a Foreign Subsidiary by a Loan Party or Subsidiary of a Loan Party after the date of this Agreement, such Foreign Subsidiary shall not be required to join this Agreement as a Guarantor pursuant to Section 10.18 [Joinder of Guarantors] if the execution of a Guaranty Agreement or the Guarantor Joinder would cause material adverse tax consequences to the Parent or the Borrower under Section 956 of the Internal Revenue Code as demonstrated to the reasonable satisfaction of the Administrative Agent.

                           Except for investments permitted by Section 7.2.4
hereof, each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture. The Loan Parties shall not permit any Excluded Inactive Subsidiary to acquire or hold any material assets, incur or suffer to exist any material liabilities or to conduct any material business.

                  7.2.9. Continuation of or Change in Business.

                           None of the Loan Parties shall engage in any business
other than the distribution of and the wholesale and retail sale of general merchandise, substantially as conducted and operated by such Loan Party during the present fiscal year, and such Loan Party shall not permit any material change in such business. This Section 7.2.9 [Continuation of Change in Business] shall not prohibit the Parent, the Borrower or any Subsidiary thereof from engaging in a business which provides services common to the retail or wholesale trade in general merchandise to the Parent, the Borrower or any Subsidiary thereof or to any Person engaged in the sale of general retail merchandise.

                  7.2.10. Plans and Benefit Arrangements.

                           Each of the Loan Parties shall not:

                                    (i) fail to satisfy the minimum funding
requirements of ERISA and the Internal Revenue Code with respect to any Plan;

                                    (ii) request a minimum funding waiver from
the Internal Revenue Service with respect to any Plan;

                                    (iii) engage in a Prohibited Transaction
with any Plan, Benefit Arrangement, Multiemployer Plan or Multiple Employer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                                    (iv) permit the funded current liability
percentage of each Plan to be less than the required percentage to satisfy the full funding limitation, determined as of the most recent actuarial valuation report for each Plan using the actuarial assumptions required under Section 412 of the Internal Revenue Code for purposes of funding;

                                    (v) fail to make when due any contribution
to any Multiemployer Plan or Multiple Employer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan or Multiple Employer Plan, or any Law pertaining thereto;

                                    (vi) withdraw (completely or partially) from
any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a Material Adverse Change;

                                    (vii) terminate, or institute proceedings to
terminate, any Plan, where such termination is likely to result in a Material Adverse Change;

                                    (viii) make any amendment to any Plan with
respect to which security is required under Section 307 of ERISA except to the extent that such amendment would not cause a Material Adverse Change; or

                                    (ix) fail to give any and all notices and
make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

                  7.2.11. Fiscal Year.

                           The Parent shall not, and shall not permit any
Subsidiary of the Parent to, change its fiscal year from the fifty-two
(52)/fifty-three (53) week fiscal year beginning on the Sunday closest to February 1 of each calendar year and ending on the Saturday closest to January 31 of each calendar year.

                  7.2.12. Issuance of Stock or Other Equity Interests.

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, issue any additional shares of its capital stock or other equity interests or any options, warrants or other rights in respect thereof other than to another Loan Party or Subsidiary of a Loan Party; except for convertible bonds, characterized as Indebtedness issued by a Loan Party and permitted to be issued pursuant to Section 7.2.1 hereof or the issuance of capital stock, stock options, warrants or other equity interests or derivatives issued in connection with compensation matters in the ordinary course of business by the Parent or its Subsidiaries.

                  7.2.13. Changes in Organizational Documents.

                           Except in connection with the dissolution of a Loan
Party as permitted in Section 7.2.5(ii) [Liquidations, Mergers, Consolidations, Acquisitions], each of the Loan Parties shall not amend in any material respect its certificate or articles of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least five (5) calendar days' prior written notice to the Administrative Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Administrative Agent in its sole reasonable discretion, obtaining the prior written consent of the Required Banks.

                  7.2.14. Capital Expenditures and Capital Leases.

                           None of the Loan Parties shall make any payments in
any fiscal year on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease exceeding One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) in any fiscal year, provided that if the Loan Parties expend less than One Hundred Fifty-Million and 00/100 Dollars ($150,000,000.00) of capital expenditures in any fiscal year the One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) limit shall be increased in the next fiscal year by the excess of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) over the amount so expended (the "Carryover Amount") (provided that such Carryover Amount may not exceed Thirty-Seven Million Five Hundred Thousand and 00/100 Dollars ($37,500,000.00).

                  7.2.15. Maximum Leverage Ratio.

                           The Loan Parties shall not at any time permit the
Leverage Ratio, calculated as of the end of each fiscal quarter for the period equal to the four (4) fiscal quarters then ended, to exceed the ratio set forth below for the periods specified below:

 Four (4) Consecutive Fiscal Quarters Ending (Nearest)
    of Each Year that this Agreement is in Effect)           Maximum Total Leverage Ratio
 ----------------------------------------------------        ----------------------------
                  April 30                                         3.00 to 1.00
                  July 31                                          3.25 to 1.00
                 October 31                                        3.50 to 1.00
                 January 31                                        3.00 to 1.00

                  7.2.16. Minimum Fixed Charge Coverage Ratio.

                           The Loan Parties shall not permit the Fixed Charge
Coverage Ratio, calculated as of October 31, 2004 and as of the end of each fiscal quarter thereafter for the period equal to the four (4) fiscal quarters then ended, to be less than 1.50 to 1.00.

                  7.2.17. Negative Pledges.

                           No Loan Party shall directly or indirectly enter into
or assume or become bound by, or permit any Subsidiary to enter into or assume or become bound by, any agreement (other than this Agreement and the other Loan Documents), or any provision of any certificate of incorporation, bylaws, partnership agreement, operating agreement or other organizational formation or governing document prohibiting the creation or assumption of any Lien or encumbrance upon any such Loan Party's or Subsidiary's properties, whether now owned or hereafter created or acquired, or otherwise prohibiting or restricting any transaction contemplated hereby; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by any Law or by any Loan Document, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness or other obligations permitted by this Agreement but only to the extent such restriction or condition is limited to the specific assets subject to a Permitted Lien, (iii) customary provisions in leases or other agreements restricting assignment thereof, or (iv) restrictions or conditions imposed by any agreement relating to the issuance by any Loan Party of Indebtedness represented by publicly or privately placed notes as permitted by Section 7.2.1(vii) of this Agreement.

         7.3 Reporting Requirements.

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Administrative Agent:

                  7.3.1. Quarterly Financial Statements.

                           As soon as available and in any event within
forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year of the Parent, unaudited financial statements of the Parent, consisting of: (i) a consolidated balance sheet as of the end of such fiscal quarter and as of the end of the prior fiscal year; (ii) a consolidated statement of operations for such fiscal quarter and the year-to-date period of the then-current fiscal year, and for the corresponding fiscal quarter and year-to-date period of the prior fiscal year; (iii) a consolidated statement of shareholders' equity as of the end of such fiscal quarter, as of the end of the corresponding fiscal quarter of the prior fiscal year, and as of the end of the prior fiscal year; and (iv) a consolidated statement of cash flows for the year-to-date period of the then-current fiscal year and the corresponding year-to-date period of the prior fiscal year. Each of the aforementioned financial statements shall be in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Parent as having been prepared in accordance with GAAP. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 7.3.1 if, within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year of the Parent, the Parent delivers to the Administrative Agent a copy of its Form 10-Q as filed with the SEC and the financial statements contained therein meet the requirements described in this Section.

                  7.3.2. Annual Financial Statements.

                           As soon as available and in any event within ninety
(90) days after the end of each fiscal year of the Parent, financial statements of the Parent consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and audited by independent certified public accountants of nationally recognized standing. The Loan Parties shall deliver with such financial statements a certifying letter of such accountants to the Administrative Agent for the benefit of each Bank which shall: (i) be to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP,
(ii) not contain a "going concern" or like qualification or exception, (iii) not contain a qualification or exception as to the scope of such audit (other than as is customary), and (iv) not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. In addition, such certifying letter shall contain statements substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of the Parent, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Parent's calculations with respect to the certificate to be delivered pursuant to Section 7.3.3 [Certificate of the Borrower and the Parent] with respect to such financial statements and (ii) to the effect that the Banks are intended to rely upon such accountant's audit of the annual financial statements and that such accountants authorize the Loan Parties to deliver such certifying letter to the Banks on such accountants' behalf. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 7.3.2 if, within ninety (90) days after the end of each fiscal year of the Parent, the Parent delivers to the Administrative Agent
(i) a copy of its Form 10-K as filed with the SEC and the financial statements contained therein meet the requirements described in this Section and (ii) the certifying letter of accountants as described above.

                  7.3.3. Certificate of the Borrower and the Parent.

                           Concurrently with the financial statements of the
Parent furnished to the Administrative Agent for the benefit of the Banks pursuant to Sections 7.3.1 [Quarterly Financial Statements] and 7.3.2 [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Borrower and the Parent signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower and the Parent, in the form of Exhibit 7.3.3, to the effect that, except as described pursuant to Section 7.3.4 [Notice of Default], (i) the representations and warranties of the Loan Parties contained in Section 5 [Representations and Warranties] and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no

Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Sections 7.2.14 [Capital Expenditures and Leases, 7.2.15 [Maximum Leverage Ratio] and 7.2.16 [Minimum Fixed Charge Coverage Ratio].

                  7.3.4. Notice of Default.

                           Promptly after any officer of any Loan Party has
learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

                  7.3.5. Notice of Litigation.

                           Promptly after the commencement thereof, notice of
all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party, which involve a claim or series of claims, or which the Loan Party or Subsidiary reasonably determines would be, in excess of Ten Million and 00/100 Dollars ($10,000,000.00) or which if adversely determined would constitute a Material Adverse Change.

                  7.3.6. Certain Events.

                           Written notice to the Administrative Agent:

                                    (i) at least ten (10) Business Days prior
thereto, with respect to any proposed sale or transfer of assets pursuant to
Section 7.2.6(vi) [Dispositions of Assets or Subsidiaries]; and

                                    (ii) within the time limits set forth in
Section 7.2.13 [Changes in Organizational Documents], any material amendment to the organizational documents of any Loan Party.

                  7.3.7. Notice of Change in Debt Rating.

                           Within two (2) Business Days after Standard & Poor's
or Moody's announces a change in the Borrower's Debt Rating, notice of such change. Borrower will deliver together with such notice a copy of any written notification which Borrower received from the applicable rating agency regarding such change of Debt Rating.

                  7.3.8. Budgets, Forecasts, Other Reports and Information.

                           Promptly upon their becoming available to the
Borrower:

                                    (i) any forecasts or projections of the
Parent, to be supplied not later than thirty (30) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

                                    (ii) any reports including management
letters submitted to the Parent by independent accountants in connection with any annual, interim or special audit,

                                    (iii) any reports, notices or proxy
statements generally distributed by the Parent to its stockholders on a date no later than the date supplied to such stockholders,

                                    (iv) regular or periodic reports, including
Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Parent with the SEC,

                                    (v) a copy of any order in any proceeding to
which the Parent or any of its Subsidiaries is a party issued by any Official Body which could reasonably be expected to result in a Material Adverse Change, and

                                    (vi) such other reports and information as
any of the Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

                  7.3.9. Notices Regarding Plans and Benefit Arrangements.

                           7.3.9.1 Certain Events.

                                    Promptly upon becoming aware of the
occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                                    (i) any Reportable Event with respect to the
Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                                    (ii) any Prohibited Transaction which could
subject the Borrower or any other member of the ERISA Group to a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                                    (iii) any assertion of material withdrawal
liability with respect to any Multiemployer Plan or Multiple Employer Plan,

                                    (iv) any partial or complete withdrawal from
a Multiemployer Plan or Multiple Employer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                                    (v) any cessation of operations (by the
Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                                    (vi) withdrawal by the Borrower or any other
member of the ERISA Group from a Multiple Employer Plan,

                                    (vii) a failure by the Borrower or any other
member of the ERISA Group to make a payment to a Plan required to avoid imposition of a material Lien under Section 302(f) of ERISA,

                                    (viii) the adoption of an amendment to a
Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                                    (ix) any change in the actuarial assumptions
or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                           7.3.9.2 Notices of Involuntary Termination and Annual
Reports.

                                    Promptly after receipt thereof, copies of
(a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                           7.3.9.3 Notice of Voluntary Termination.

                                    Promptly upon the filing thereof, copies of
any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   8. DEFAULT

         8.1 Events of Default.

                  An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                  8.1.1. Payments Under Loan Documents.

                           The Borrower shall fail to pay (i) any principal of
any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when such principal is due hereunder or (ii) shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof (whether at stated maturity, by acceleration or otherwise);

                  8.1.2. Breach of Warranty.

                           Any representation or warranty made at any time by
any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                  8.1.3. Breach of Negative Covenants or Visitation Rights.

                           Any of the Loan Parties shall default in the
observance or performance of any covenant contained in Section 7.1.3 [Maintenance of Insurance], Section 7.1.6 [Visitation Rights] or Section 7.2 [Negative Covenants];

                  8.1.4. Breach of Other Covenants.

                           Any of the Loan Parties shall default in the
observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Administrative Agent in its sole reasonable discretion);

                  8.1.5. Defaults in Other Agreements or Indebtedness.

                           A default or event of default shall occur at any time
under the terms of any other agreement involving Indebtedness under which any Loan Party may be obligated as a borrower or guarantor in excess of Fifteen Million and 00/100 Dollars ($15,000,000.00) in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                  8.1.6. Final Judgments or Orders.

                           Any final judgments or orders for the payment of
money in excess of Fifteen Million and 00/100 Dollars ($15,000,000.00) in the aggregate shall be entered against any

Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of sixty
(60) days from the date of entry;

                  8.1.7. Loan Document Unenforceable.

                           Any of the Loan Documents shall cease to be legal,
valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested by a Loan Party or cease to give or provide the remedies, powers or privileges intended to be created thereby;

                  8.1.8. Proceedings Against Assets.

                           Any of the Loan Parties' assets are attached, seized,
levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter;

                  8.1.9. Notice of Lien or Assessment.

                           A notice of Lien or assessment in excess of Ten
Million and 00/100 Dollars ($10,000,000.00) which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                  8.1.10. Insolvency.

                           Any Loan Party ceases to be Solvent or admits in
writing its inability to pay its debts as they mature; provided that any Loan Party which does not have any material assets and which does not conduct business may dissolve in the ordinary course of its business and any Loan Party may dissolve in accordance with Section 7.2.5(ii) [Liquidations, Mergers, Consolidations, Acquisitions];

                  8.1.11. Events Relating to Plans and Benefit Arrangements.

                           Any of the following occurs: (i) any Reportable Event
which constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii), or (iv) above, the Administrative Agent determines in good faith that the amount of the Loan Parties' liability is likely to exceed ten percent (10%) of its consolidated tangible net worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan, Multiemployer Plan or Multiple Employer Plan;
(vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan or a Multiple Employer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans, Multiple Employer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or
(ix), the occurrence of which would be reasonably likely to result in a Material Adverse Change;

                  8.1.12. Cessation of Business.

                           Any Loan Party ceases to conduct its business as
contemplated, except as expressly permitted under Section 7.2.5 [Liquidations, Mergers, Etc.] or 7.2.6 [Dispositions of Assets or Subsidiaries], or any Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                  8.1.13. Change of Control.

                           (i) Any person or group of persons (within the
meaning of Section 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) thirty-three and one-third of one percent (33.33%) or more of the voting capital stock of the Parent, or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Parent on the first day of such period, together with any directors whose election by such board of directors or whose nomination for election by the shareholders was approved by a vote of the majority of the directors then in office shall cease to constitute a majority of the board of directors of the Parent.

                  8.1.14. Involuntary Proceedings.

                           A proceeding shall have been instituted in a court
having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                  8.1.15. Voluntary Proceedings.

                           Any Loan Party shall commence a voluntary case under
any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

         8.2 Consequences of Event of Default.

                  8.2.1. Events of Default Other Than Bankruptcy or Reorganization Proceedings.

                  If an Event of Default specified under Sections 8.1.1 [Payments Under Loan Documents] through 8.1.13 [Change of Control] shall occur and be continuing, the Banks, the Issuing Letter of Credit Banks and the Administrative Agent shall be under no further obligation to make Revolving Credit Loans or Bid Loans or issue Letters of Credit, as the case may be, and the Administrative Agent may, and upon the request of the Required Banks, shall by written notice to the Borrower: (i) terminate the Commitments and thereupon the Commitments shall be terminated and of no further force and effect, (ii) declare the unpaid principal amount of the Revolving Credit Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, or (iii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Banks, and grants to the Administrative Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Administrative Agent shall return such cash collateral to the Borrower; and

                  8.2.2. Bankruptcy or Reorganization Proceedings.

                           If an Event of Default specified under Section 8.1.14
[Involuntary Proceedings] or 8.1.15 [Voluntary Proceedings] shall occur, the Commitments shall automatically terminate and be of no further force and effect, the Banks, the Issuing Letter of Credit Banks and the Administrative Agent shall be under no further obligations to make Revolving Credit Loans or Bid Loans or issue Letters of Credit, as the case may be, hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                  8.2.3. Set-off.

                           If an Event of Default shall occur and be continuing,
any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Bank or the Administrative Agent; and

                  8.2.4. Suits, Actions, Proceedings.

                           If an Event of Default shall occur and be continuing,
and whether or not the Administrative Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 8.2 [Consequences of Event of Default], the Administrative Agent or any Bank, if owed any amount with respect to the Committed Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent or such Bank; and

                  8.2.5. Application of Proceeds.

                           From and after the date on which the Administrative
Agent has taken any action pursuant to this Section 8.2 [Consequences of Event of Default] and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from the exercise of any remedy by the Administrative Agent, shall be applied as follows:

                                    (i) first, to reimburse the Administrative
Agent, the Issuing Letter of Credit Banks and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Administrative Agent, the Issuing Letter of Credit Banks or the Banks in connection with collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

                                    (ii) second, to the repayment of all
Obligations then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents or a Bank-Provided Hedge, whether of principal, interest, fees, expenses or otherwise, in such manner as the Administrative Agent may determine in its discretion; and

                                    (iii) the balance, if any, as required by
Law.

                  8.2.6. Other Rights and Remedies.

                           In addition to all of the rights and remedies
contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Administrative Agent and the Banks under the Loan Documents or applicable Law.

         8.3 Right of Competitive Bid Loan Banks.

                           If any Event of Default shall occur and be
continuing, the Banks which have any Bid Loans then outstanding to the Borrower (the "Bid Loan Banks") shall not be entitled to accelerate payment of the Bid Loans or to exercise any right or remedy related to the collection of the Bid Loans until the Commitments shall be terminated hereunder pursuant to Section
8.2 [Consequences of Event of Default]. Upon such a termination of the
Commitments: (i) references to Revolving Credit Loans in Section 8.2 [Consequences of Event of Default] shall be deemed to apply also to the Bid Loans and the Bid Loan Banks shall be entitled to all enforcement rights given to a holder of a Revolving Credit Loan in Section 8.2 [Consequences of Event of Default], and (ii) the definition of Required Banks shall be changed as provided in Section 1.1 [Certain Definitions] so that each Bank shall have voting rights hereunder in proportion to its share of the total Loans outstanding.

                          9. THE ADMINISTRATIVE AGENT

         9.1 Appointment.

                  Each Bank hereby irrevocably designates, appoints and authorizes National City to act as Administrative Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. National City agrees to act as the Administrative Agent on behalf of the Banks to the extent provided in this Agreement.

         9.2 Delegation of Duties.

                  The Administrative Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Administrative Agent and the other requirements set out in Section 9.11 [Banks in Their Individual Capacities] have been fulfilled) subject to Sections 9.5 [Reimbursement of Administrative Agent by Loan Parties, Etc.] and 9.6 [Exculpatory Provisions, Etc.], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

         9.3 Nature of Duties; Independent Credit Investigation.

                  The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Administrative Agent has not made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Administrative Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

         9.4 Actions in Discretion of Administrative Agent; Instructions From the Banks.

                  The Administrative Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Administrative

Agent's rights, powers or discretion herein, provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Administrative Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 9.6 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 9.6 [Exculpatory Provisions, Etc.], no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Administrative Agent.

         9.5 Reimbursement and Indemnification of Administrative Agent by the Loan Parties.

                  Each Loan Party jointly, severally and unconditionally agrees to pay or reimburse the Administrative Agent and hold the Administrative Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel, appraisers and environmental consultants, incurred by the Administrative Agent
(i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (v) in connection with any Environmental Complaint threatened or asserted against the Administrative Agent or the Banks in any way relating to or arising out of this Agreement or any other Loan Documents (including the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings or in any workout or restructuring), and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of (i) this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, and (ii) any Environmental Complaint in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that no Loan Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that each Loan Party shall remain liable to the extent such failure to give notice does not result in a loss to such Loan Party), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld, delayed or conditioned. In addition, the Loan Parties, jointly and severally, agree to reimburse and pay all commercially reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

         9.6 Exculpatory Provisions; Limitation of Liability.

                  Neither the Administrative Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Administrative Agent or any of their respective Subsidiaries against the Administrative Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Administrative Agent and each Bank hereby waive, release and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Banks, the Administrative Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Administrative Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

         9.7 Reimbursement and Indemnification of Administrative Agent by Banks.

                  Each Bank agrees to reimburse, indemnify defend and save the Administrative Agent (to the extent not reimbursed by the Loan Parties and without limiting the Obligation of any Loan Party to do so) in proportion to its Ratable Share harmless from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable attorneys' fees and disbursements, and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Administrative Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Administrative Agent (to the extent not reimbursed by the Loan Parties and without limiting the Obligation of any Loan Party to do so) in proportion to its Ratable Share for all amounts due and payable by the Loan Parties to the Administrative Agent in connection with the Administrative Agent's periodic audit of the Loan Parties' books, records and business properties.

         9.8 Reliance by Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon any writing, facsimile, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         9.9 Notice of Default.

                  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Administrative Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of Event of Default" or a "notice of Potential Default", as the case may be.

         9.10 Notices.

                  The Administrative Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Administrative Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

         9.11 Banks in Their Individual Capacities; Administrative Agent in its Individual Capacity.

                  With respect to the Revolving Credit Commitment, the Revolving Credit Loans and any Bid Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Administrative Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term "Bank" and "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. National City and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, issue letters of credit for the account of, acquire equity interests in, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Loan Parties and their Affiliates, in the case of the Administrative Agent, as though it were not acting as Administrative Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder, in each case without notice to or consent of the other Banks. The Banks acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may (i) receive information regarding the Loan Parties or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Subsidiary or Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

         9.12 Holders of Notes.

                  The Administrative Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the other requirements set forth in Section 9.11 [Banks in Their Individual Capacities] have been satisfied. Subject to the foregoing, any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         9.13 Equalization of Banks.

                  The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 3.4.3 [Administrative Agent's and Bank's Rights],
4.4.2 [Replacement of a Bank] or 4.6 [Additional

Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Bank or the holder making such purchase.

         9.14 Successor Administrative Agent.

                  The Administrative Agent (i) may resign as Administrative Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Administrative Agent is a Bank, the Administrative Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 4.4.2 [Replacement of a Bank], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Administrative Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, delayed or conditioned or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent's notice to the Banks of its resignation, then the Administrative Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, delayed or conditioned, a successor agent who shall serve as Administrative Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent, provided that the consent of the Borrower shall not be required if any Event of Default then exists. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent, effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the resignation of any Administrative Agent hereunder, the provisions of this Section 9 [The Administrative Agent] shall inure to the benefit of such former Administrative Agent and such former Administrative Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Administrative Agent under this Agreement.

         9.15 Bid Loan Processing Fee; Administrative Agent's Fee.

                  The Borrower shall pay to the Administrative Agent a nonrefundable fee (the "Bid Loan Processing Fee) in connection with processing Bid Loans and a nonreturnable fee (the "Administrative Agent's Fee") for the Administrative Agent's services hereunder under the terms of a letter (the "Administrative Agent's Letter") between the Borrower and Administrative Agent, as amended from time to time.

         9.16 Availability of Funds.

                  The Administrative Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Administrative Agent unless the Administrative Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Administrative Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 9.16 [Availability of Funds] or using proceeds deposited with the Administrative Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Administrative Agent). The Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

         9.17 Calculations.

                  In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Administrative Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

         9.18 No Reliance on Administrative Agent's Customer Identification Program.

                  Each Bank acknowledges and agrees that neither such Bank, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Bank's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Laws.

         9.19 Beneficiaries.

                  Except as expressly provided herein, the provisions of this
Section 9 [The Administrative Agent] are solely for the benefit of the Administrative Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

         9.20 Syndication Agent and Documentation Agent.

                  The parties hereto acknowledge and agree that no Person shall have, solely by reason of its designation as syndicated agent or documentation agent, any power, duty, responsibility or liability whatsoever under this Agreement or any other Loan Document.

                               10. MISCELLANEOUS

         10.1 Modifications, Amendments or Waivers.

                  With the written consent of the Required Banks, the Administrative Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

                  10.1.1. Increase of Commitment; Extension of Expiration Date,

                           Increase the amount of the Revolving Credit
Commitment of any Bank hereunder or extend the Expiration Date;

                  10.1.2. Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.

                  Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Facility Fee, the Utilization Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Facility Fee, the Utilization Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Facility Fee, the Utilization Fee or any other fee payable to any Bank;

                  10.1.3. Release of Guarantor.

                           Except in connection with the dissolution of a Loan
Party permitted pursuant to Section 7.2.5(ii) [Liquidations, Mergers, Consolidations, Acquisitions], release any Guarantor from its Obligations under the Guaranty Agreements or any other security for any of the Loan Parties' Obligations; or

                  10.1.4. Miscellaneous.

                           Amend Section 4.2 [Pro Rata Treatment of Banks], 9.6
[Exculpatory Provisions, Etc.] or 9.13 [Equalization of Banks] or this Section
10.1 [Modifications, Amendments or Waivers], alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of (i) the Administrative Agent in its capacity as Administrative Agent shall be effective without the written consent of the Administrative Agent or (ii) the Issuing Letter of Credit Banks in their capacity as issuers of Letters of Credit shall be effective without the written consent of the Issuing Letter of Credit Banks.

         10.2 No Implied Waivers; Cumulative Remedies; Writing Required.

                  No course of dealing and no delay or failure of the Administrative Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         10.3 Reimbursement and Indemnification of Banks by the Loan Parties; Taxes.

                  The Loan Parties, jointly and severally, agree unconditionally upon demand to pay or reimburse to each Bank (other than the Administrative Agent, as to which the Loan Parties' Obligations are set forth in Section 9.5 [Reimbursement of Administrative Agent By Loan Parties, Etc.]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the negotiation, preparation, execution, administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (e) in connection with any Environmental Complaint threatened or asserted against the Administrative Agent or the Banks in any way relating to or arising out of this Agreement or any other Loan Documents (including the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings or in any workout or restructuring), or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of (y) this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder and (z) any Environmental Complaint in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by such Bank hereunder or thereunder, provided that no Loan Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that each Loan Party shall remain liable to the extent such failure to give notice does not result in a loss to such Loan Party), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Administrative Agent if appropriate under the circumstances. In addition, the Banks hereby agree not to require that the Loan Parties pay to the Banks an "amendment fee" in connection with any approval or consent that may be provided by them to the Loan Parties pursuant to this Agreement in connection with any amendment to this Agreement and the other Loan Documents required solely as a result of the Loan Parties request to have a Guarantor become a Borrower hereunder (the "Additional Borrower Amendment"); provided, however, that the Loan Parties shall pay all reasonable costs and expenses incurred in connection with the Additional Borrower Amendment as provided for above in this
Section 10.3. Each Loan Party, jointly and severally, agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and each Loan Party, jointly and severally, agrees unconditionally to save the Administrative Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

         10.4 Holidays.

                  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 [Committed Loan Interest Periods] with respect to Interest Periods under the Euro-Rate Option) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

         10.5 Funding by Branch, Subsidiary or Affiliate.

                  10.5.1. Notional Funding.

                           Each Bank shall have the right from time to time,
without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 [Funding by Branch, Subsidiary or Affiliate] shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 4.6 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                  10.5.2. Actual Funding.

                           Each Bank shall have the right from time to time to
make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this
Section 10.5.2 [Actual Funding]. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 4.6 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

         10.6 Notices.

                  Any notice, request, demand, direction or other communication (for purposes of this Section 10.6 [Notices] only, a "Notice" to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 10.6 [Notices]) in accordance with this Section 10.6 [Notices]. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 10.6 [Notices]. Any Notice shall be effective:

                           (i) In the case of hand-delivery, when delivered;

                           (ii) If given by mail, four (4) days after such
Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                           (iii) In the case of a telephonic Notice, when a
party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

                           (iv) In the case of a facsimile transmission, when
sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                           (v) In the case of electronic transmission, when
actually received;

                           (vi) In the case of a Website Posting, upon delivery
of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 10.6 [Notices]; and

                           (vii) If given by any other means (including by
overnight courier), when actually received.

Any Bank giving a Notice to a Loan Party shall concurrently send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Banks of its receipt of such Notice.

         10.7 Severability.

                  The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         10.8 Governing Law.

                  Each Letter of Credit and Section 2.10 [Letter of Credit Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the State of Ohio without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of Ohio and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without regard to its conflict of laws principles.

         10.9 Prior Understanding.

                  This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         10.10 Duration; Survival.

                  All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 7.1 [Affirmative Covenants], 7.2 [Negative Covenants] and 7.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 4 [Payments] and Sections 9.5 [Reimbursement of Administrative Agent by Loan Parties, Etc.],
9.7 [Reimbursement of Administrative Agent by Banks, Etc.] and 10.3 [Reimbursement of Banks by Loan Parties; Etc.], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

         10.11 Successors and Assigns.

                           (i) This Agreement shall be binding upon and shall
inure to the benefit of the Banks, the Administrative Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein except as otherwise provided in Section 7.2.5(i) hereto. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Revolving Credit Commitments, its interest as a participant in or as issuer of Letters of Credit Outstanding and the Loans made by it to one or more Eligible Assignees, provided that any assignment by a Bank to an Eligible Assignee other than an Affiliate of such Bank may not be made in amounts less than the lesser of Five Million and 00/100 Dollars ($5,000,000.00) or the amount of the assigning Bank's Commitment, (2) a Bank may assign an interest or sell a participation in less than one hundred percent (100%) of its Commitments, Committed Loans or Bid Loans, provided that such Bank sells an equal percentage interest or participation in each of its Revolving Credit Commitment and Revolving Credit Loans, and (3) a Bank may assign a Bid Loan to an Eligible Assignee only if it is simultaneously assigning all or a portion of its Commitment to such Eligible Assignee or such Eligible Assignee is already a Bank hereunder. In the case of an assignment, upon receipt by the Administrative Agent of the Assignment and Assumption Agreement, the Eligible Assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Revolving Credit Note subject to such assignment, the Borrower shall execute and deliver a new Revolving Credit Note to the Eligible Assignee in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. The assigning Bank shall surrender its Bid Note and the Borrower shall execute and deliver to the Eligible Assignee (and to the assignor if the assignor is assigning less than all of its Revolving Credit Commitments and Bid Loans) a new Bid Note in the form of Exhibit 1.1(B) as appropriate. Any Bank which assigns any or all of its Commitment or Loans to an Eligible Assignee other than an Affiliate of such Bank shall pay to the Administrative Agent a service fee in the amount of Three Thousand Five Hundred and 00/100 Dollars ($3,500.00) for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 8.2.3 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1 [Increase of Commitment, Etc.], 10.1.2 [Extension of Payment, Etc.], or 10.1.3 [Release of Guarantor]), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                           (ii) Any Eligible Assignee or participant shall
deliver to the Borrower and the Administrative Agent the form of certificate described in Section 10.17.1 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to Eligible Assignees and participants (including prospective Eligible Assignees or participants), provided that such Eligible Assignees and participants agree to be bound by the provisions of Section 10.12 [Confidentiality].

                           (iii) Notwithstanding any other provision in this
Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Notes and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Administrative Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

                           (iv) The Administrative Agent shall, on behalf of the
Borrower, maintain at its Principal Office a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register.

         10.12 Confidentiality.

                  10.12.1. General.

                           The Administrative Agent and the Banks each agree to
keep confidential all information obtained from the Parent or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Parent or Subsidiary specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Administrative Agent and the Banks shall be permitted to disclose such information (i) to their respective officers, directors, employees, agents, outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants (including prospective assignees and participants) as contemplated by Section 10.11 [Successors and Assigns], (iii) to the extent requested by any bank regulatory authority, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, provided that prior to such disclosure the Borrower is given reasonable advance notice of such order and an opportunity to object to such disclosure, provided further that no such notice or opportunity shall be required if disclosure is required in connection with an examination by a bank regulatory authority or is required in circumstances where the applicable Official Body does not permit such notice or opportunity (it being understood the Administrative Agent and the Banks, as applicable, will inform such Official Body of the confidential nature of the confidential information being disclosed), (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                  10.12.2. Sharing Information With Affiliates of the Banks.

                           Each Loan Party acknowledges that from time to time
financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of any Bank receiving such information shall be bound by the provisions of Section 10.12.1 [General] as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

         10.13 Counterparts.

                  This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         10.14 Administrative Agent's or Bank's Consent.

                  Unless otherwise provided herein, whenever the Administrative Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of collateral, the payment of money or any other matter.

         10.15 Exceptions.

                  The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

                  EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF FRANKLIN COUNTY, OHIO AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 10.6 [NOTICES] AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION

TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO THE FULL EXTENT PERMITTED BY LAW.

         10.17 Certifications From Banks and Participants

                  10.17.1. Tax Withholding Clause.

                  Each Bank or assignee or participant of a Bank agrees that it will deliver to each of the Borrower and the Administrative Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations (the "Regulations")) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under Section 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Bank, assignee or participant shall deliver such valid Withholding Certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Bank, assignee or participant further undertakes to deliver to each of the Borrower and the Administrative Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full thirty percent (30%) withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Regulations. Further, the Administrative Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Bank or assignee or participant of a Bank for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Internal Revenue Code.

                  10.17.2. USA Patriot Act.

                  Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Bank is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA Patriot Act.

         10.18 Joinder of Guarantors.

                  Any Subsidiary of the Parent which is required to join this Agreement as a Guarantor pursuant to Section 7.2.8 [Subsidiaries, Partnerships and Joint Ventures] and which has not yet done so shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; and (ii) documents in the forms described in Section 6.1 [First Loans] modified as appropriate to relate to such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Administrative Agent within ten
(10) Business Days after the date of (a) the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, (b) the filing of its certificate of limited partnership if it is a limited partnership or (c) if it is an entity other than a limited partnership or corporation, its organization.

                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement on the day and year first above written.

BORROWER:                          BIG LOTS STORES, INC.

ATTEST:

By: /s/ Chadwick P. Reynolds       By: /s/ Joe R. Cooper
Name:  Chadwick P. Reynolds        Name:  Joe R. Cooper
Title: Assistant General Counsel   Title: Senior Vice President and Chief
       and Assistant Secretary            Financial Officer

GUARANTORS:
                                   BIG LOTS, INC.
                                   CAPITAL RETAIL SYSTEMS, INC.
                                   C.S. ROSS COMPANY
                                   CSC DISTRIBUTION, INC.
                                   MAC FRUGAL'S BARGAINSO CLOSE-OUTS, INC.
                                   PNS STORES, INC.
                                   WEST COAST LIQUIDATORS, INC.
                                   CLOSEOUT DISTRIBUTION, INC.
                                   MIDWESTERN HOME PRODUCTS, INC.
                                   INDUSTRIAL PRODUCTS OF NEW ENGLAND, INC.
                                   TOOL AND SUPPLY COMPANY OF NEW ENGLAND, INC.
                                   DURANT DC, LLC
                                   SONORAN LLC
                                   SAHARA LLC
                                   BLSI PROPERTY, LLC
                                   GREAT BASIN LLC

ATTEST:

By: /s/ Chadwick P. Reynolds       By: /s/ Joe R. Cooper
Name:  Chadwick P. Reynolds        Name:  Joe R. Cooper
Title: Assistant General Counsel   Title: Senior Vice President and Chief
       and Assistant Secretary            Financial  Officer

WITNESS:                           CONSOLIDATED PROPERTY  HOLDINGS, INC.

By: /s/ Seth Marks                 By: /s/ Charles W. Haubiel II
Print Name: Seth Marks             Name:  Charles W. Haubiel II
                                   Title: President and Secretary

                                   PNC BANK, NATIONAL ASSOCIATION,
                                   as a Bank and as Syndication Agent

                                   By: /s/ Bruce A. Kintner

                                   Name:  Bruce A. Kintner

                                   Title: Vice President

                                   NATIONAL CITY BANK, as a Bank and as
                                   Administrative Agent

                                   By: /s/ Ralph A. Kaparos

                                   Name:  Ralph A. Kaparos

                                   Title: Senior Vice President

                                   WACHOVIA BANK, N.A., as a Bank and as
                                   Documentation Agent

                                   By: /s/ Martha M. Winters

                                   Name:  Martha M. Winters

                                   Title: Director

                                   WELLS FARGO BANK, N.A.

                                   By: /s/ Steven M. Buehler

                                   Name:  Steven M. Buehler

                                   Title: Vice President

                                   By: /s/ Scott Miller

                                   Name:  Scott Miller

                                   Title: Vice President

                                   BANK OF AMERICA, N.A.

                                   By: /s/ Ross Evans

                                   Name:  Ross Evans

                                   Title: Vice President

                                   U.S. BANK, NATIONAL ASSOCIATION

                                   By: /s/ Jennifer Thurston

                                   Name:  Jennifer Thurston

                                   Title: AVP

                                   FIFTH THIRD BANK (CENTRAL OHIO)

                                   By: /s/ Kristie L. Nicolosi

                                   Name:  Kristie L. Nicolosi

                                   Title: Assistant Vice President

                                   SUNTRUST BANK

                                   By: /s/ Molly J. Drennan

                                   Name:  Molly J. Drennan

                                   Title: Director

                                   HSBC BANK USA, National Association

                                   By: /s/ Ted Oexle

                                   Name:  Ted Oexle

                                   Title: First Vice President

                                   THE BANK OF NEW YORK

                                   By: /s/ Randolph E.J. Medrano

                                   Name:  Randolph E.J. Medrano

                                   Title: Vice President

                                   LASALLE BANK NATIONAL ASSOCIATION

                                   By: /s/ David Bacon

                                   Name:  David Bacon

                                   Title: Vice President

                                   BANK OF TOKYO-MITSUBISHI, LTD.

                                   By: /s/ Shinichiro Munechika

                                   Name:  Shinichiro Munechika

                                   Title: Deputy General Manager

                                   THE HUNTINGTON NATIONAL BANK

                                   By: /s/ Mark A. Koscielski

                                   Name:  Mark A. Koscielski

                                   Title: Vice President

                                   GUARANTY BANK

                                   By: /s/ Scott L. Brewer

                                   Name:  Scott L. Brewer

                                   Title: SVP

                                   HIBERNIA BANK

                                   By: /s/ Andrew Booth

                                   Name:  Andrew Booth

                                   Title: Vice President

                                 SCHEDULE 1.1(A)

                                 PRICING GRID--
                 VARIABLE PRICING AND FEES BASED ON DEBT RATING

                                   Page 1 of 2

                                                                              COMMERCIAL           STANDBY
                             EURO-         FACILITY        UTILIZATION        LETTER OF           LETTER OF
               DEBT           RATE            FEE              FEE            CREDIT FEE          CREDIT FEE
LEVEL         RATING         MARGIN       PERCENTAGE       PERCENTAGE         PERCENTAGE          PERCENTAGE
-----         ------         ------       ----------       ----------         ----------          ----------
            A- OR ABOVE
  I          OR A3 OR        0.300%         0.075%           0.125%             0.150%              0.300%
               ABOVE

  II       BBB+ OR Baa1      0.400%         0.100%           0.125%             0.200%              0.400%

 III        BBB OR Baa2      0.475%         0.150%           0.125%            0.2375%              0.475%

  IV       BBB- OR Baa3      0.700%         0.175%           0.125%             0.350%              0.700%

  V         BB+ OR Ba1       1.000%         0.250%           0.250%             0.500%              1.000%

             LOWER THAN
  VI          LEVEL V        1.375%         0.375%           0.250%            0.6875%              1.375%

      For purposes of determining the Applicable Margin, the Applicable Facility Fee Percentage, the Applicable Utilization Fee Percentage, the Applicable Commercial Letter of Credit Fee Percentage and the Applicable Standby Letter of Credit Fee Percentage:

      (a) Level IV shall apply on the Closing Date through the last day of the fiscal quarter ending on or about April 30, 2005. Thereafter, the Applicable Margin, the Applicable Facility Fee Percentage, the Applicable Utilization Fee Percentage, the Applicable Commercial Letter of Credit Fee Percentage and the Applicable Standby Letter of Credit Fee Percentage shall be computed based on the applicable Debt Ratings then in effect.

      (b) If a difference exists in the Debt Ratings of Moody's and Standard & Poor's and the difference is only one level (for example if Moody's is Level III and Standard & Poor's is Level II), the higher of such Debt Ratings (Standard & Poor's in the example in the preceding parenthetical - Level II) will determine the relevant pricing level.

      (c) If a difference exists in the Debt Ratings of Moody's and Standard & Poor's and the difference is two or more levels (for example if Moody's is Level IV and Standard & Poor's is Level II), the lower of such Debt Ratings (Moody's in the example in the preceding parenthetical - Level IV) will determine the relevant pricing level.

      (d) Any increase or decrease in the Applicable Margin, the Applicable Facility Fee Percentage, the Applicable Utilization Fee Percentage, the Applicable Commercial Letter of Credit Fee Percentage and the Applicable Standby Letter of Credit Fee Percentage shall become effective as of the date on which the applicable rating agency announces its change in the Debt Rating requiring such an increase or decrease.

      (e) If only one rating agency provides a Debt Rating, that Debt Rating is the only applicable Debt Rating.

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 1 of 4

        PART 1 - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                                         AMOUNT OF
                                                      COMMITMENT FOR
                                                     REVOLVING CREDIT
                    BANK                                  LOANS                RATABLE SHARE
-------------------------------------------          ----------------          -------------
National City Bank
155 East Broad Street
Loc 16-0077
Columbus, OH  43251
Attn: Ralph Kaparos
Telephone: (614) 463-7296                             $ 57,500,000.00               11.5%
Telecopy: (614) 463-8572

PNC Bank, National Association

201 East Fifth Street
Cincinnati, OH  45202
Attn:  Bruce Kintner                                  $ 57,500,000.00               11.5%
Telephone: (513) 651-7189
Telecopy: (513) 651-8951

Wachovia Bank, N.A.
1339 Chestnut Street, PA 4843
Philadelphia, PA 19102
Attn: Martha Winters
Telephone: (267) 321-6714                             $ 50,000,000.00               10.0%
Telecopy: (267) 321-6700

Wells Fargo Bank, N.A.
230 West Monroe Street, 29th Floor
Chicago, IL 60606-4703
Attn: Steven M. Buehler
Telephone: (312) 553-6651                             $ 45,000,000.00                9.0%
Telecopy: (312) 553-4783

Bank of America, N.A.
901 Main Street, 64th Floor
Dallas, TX 75202
Attn: Ross Evans
Telephone: (214) 209-0417                             $ 45,000,000.00                9.0%
Telecopy: (214) 209-1286

U.S. Bank, National Association
One US Bank Plaza, SL-MO
St. Louis, MO 63101
Attn: Jennifer Thurston
Telephone: (314) 418-1513                             $ 45,000,000.00                9.0%
Telecopy: (314) 418-3859

Fifth Third Bank (Central Ohio)
21 East State Street, 7th Floor
Columbus, OH 43215
Attn: Kristie Nicolosi
Telephone: (614) 744-7588                             $ 35,000,000.00                7.0%
Telecopy: (614) 744-5390

SunTrust Bank
303 Peachtree Street, 10th Floor
Atlanta, GA  30308
Attn: Tracy Wei
Telephone: (404) 532-0625                             $ 35,000,000.00                7.0%
Telecopy: (404) 588-8505

HSBC Bank USA, National Association
1 HSBC Center - Lobby Level
Buffalo, NY 14203
Attn: Douglas D. Smith
Telephone: (716) 847-7411                             $ 25,000,000.00                5.0%
Telecopy: (716) 855-0384

The Bank of New York
One Wall Street, 8th Floor
New York, NY 10286
Attn: Randy Medrano
Telephone: (212) 635-6804                             $ 25,000,000.00                5.0%
Telecopy: (212) 635-1483

LaSalle Bank National Association
135 South LaSalle Street, Suite 241
Chicago, IL 60603
Attn: David Bacon
Telephone: (312) 904-4082                             $ 20,000,000.00                4.0%
Telecopy: (312) 904-0409

Bank of Tokyo-Mitsubishi, Ltd.
227 West Monroe Street
Suite 2300
Chicago, IL 60606
Attn: Neil Mesch                                      $ 20,000,000.00                4.0%
Telephone: (312) 696-4656
Telecopy: (312) 696-4535

The Huntington National Bank
41 South High Street
Columbus, OH 43215
Attn: John M. Leuhmann
Telephone: (614) 480-4400                             $ 17,500,000.00                3.5%
Telecopy: (614) 480-5791

Guaranty Bank
333 Clay Street, Suite 4400
Houston, TX 77002
Attn: Scott Brewer
Telephone: (713) 890-8859                             $ 15,000,000.00                3.0%
Telecopy: (713) 759-0765

Hibernia Bank
313 Carondelet Street, 6th Floor
New Orleans, LA 70130
Attn: Drew Booth
Telephone: (504) 533-3142                             $  7,500,000.00                1.5%
Telecopy: (504) 533-5344

         Total                                        $500,000,000.00                100%

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 4 of 4

PART 2 - ADDRESSES FOR NOTICES TO BORROWER AND GUARANTORS:

ADMINISTRATIVE AGENT

Name: National City Bank
Address: 155 East Broad Street
Columbus, Ohio 43251
Attention: Ralph Kaparos
Telephone: (614) 463-7296
Telecopy: (614) 463-8572

BORROWER:

Name: Big Lots Stores, Inc.
Address: 300 Phillipi Road
Columbus, Ohio 43228-5311
Attention: Treasurer
Telephone: (614) 278-3716
Telecopy: (614) 278-6666

GUARANTORS:

If to less than all Guarantors:

Name: [Name of applicable Guarantor]
Address: 300 Phillipi Road
Columbus, Ohio 43228-5311
Attention: Treasurer
Telephone: (614) 278-3716
Telecopy: (614) 278-6666

If to all Guarantors:

Name: Big Lots Credit Agreement Guarantors
Address: 300 Phillipi Road
Columbus, Ohio 43228-5311
Attention: Treasurer
Telephone: (614) 278-3716
Telecopy: (614) 278-6666

(Parent)

                                EXHIBIT 1.1(G)(2)

                                     FORM OF
                        GUARANTY AND SURETYSHIP AGREEMENT

      IN CONSIDERATION of credit granted or to be granted by PNC Bank, National Association ("PNC"), National City Bank ("NCB") and various other financial institutions from time to time (NCB, PNC and such other financial institutions are each a "Bank" and collectively, the "Banks"), pursuant to that certain Credit Agreement, dated of even date herewith, by and among Big Lots Stores, Inc., an Ohio corporation (the "Debtor"), the Banks, the guarantors party thereto (collectively, the "Guarantors"), PNC, as syndication agent for the Banks, NCB, as administrative agent for the Banks (in such capacity, the "Administrative Agent") and Wachovia Bank, N.A., as documentation agent for the Banks (as may be amended, modified or supplemented from time to time, the "Credit Agreement"), intending to be legally bound hereby, and to induce the Banks to maintain or extend credit to the Debtor, Big Lots, Inc., an Ohio corporation (the "Guarantor"), this 29th day of October, 2004, hereby jointly and severally with each of the other Guarantors (as defined in the Credit Agreement):

      1. Becomes an absolute and unconditional guarantor and surety as though it was a primary obligor to the Administrative Agent and the Banks, their respective successors, endorsees and assigns, for the prompt payment and performance when due (whether at maturity, by declaration, acceleration or otherwise) of all Obligations, including, without limitation, all extensions, modifications, renewals thereof and substitutions therefor, whether absolute or contingent, direct or indirect, matured or unmatured, sole, joint or several, of any nature whatsoever, without regard to the validity, enforceability or regularity thereof including, without limitation, continuing interest thereon in accordance with the terms thereof and all expenses (including any reasonable costs of legal expenses) incurred by the Administrative Agent or any Bank in enforcing any rights with regard to or collecting against the Guarantor under this Guaranty and Suretyship Agreement (this "Agreement") (hereinafter collectively referred to as the "Debtor Liabilities"), whether or not such Debtor Liabilities or any portion thereof shall hereafter be released or discharged or is for any reason invalid or unenforceable (capitalized terms used in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to them therein unless otherwise defined in this Agreement);

      2. Assents to all agreements made or to be made between the Administrative Agent or any Bank and any other Person(s) liable, either absolutely or contingently, on any of the Debtor Liabilities, including any and all such agreements made by the Debtor and any co-maker, endorser, pledgor, surety or guarantor (any such Person being hereinafter referred to as an "Obligor"), and further agree that the Guarantor's liability hereunder shall not be reduced or diminished by such agreements in any way;

      3. Consents and agrees that its obligations and liabilities hereunder shall in no way be reduced, limited, waived or released if any other Person or Persons is presently or in the future becomes a surety or guarantor in regard to the Debtor Liabilities or any other liabilities among the Debtor, the Administrative Agent and the Banks;

      4. Consents that the Administrative Agent and the Banks may, at their option, without in any way affecting the Guarantor's liability hereunder: (i) exchange, surrender or release any or all collateral security of any endorsement, guaranty or surety held by the Administrative Agent or the Banks for any of the Debtor Liabilities; (ii) renew, extend, modify, supplement, amend, release, alter or compromise the terms of any or all of the Debtor Liabilities in accordance with the terms of the Credit Agreement; and (iii) waive or fail to perfect the Administrative Agent's and the Banks' rights or remedies against the Debtor or the collateral security for any of the Debtor Liabilities; and

      CONTINUING GUARANTOR. This Agreement shall be a continuing one and shall continue in full force and effect until (subject to the terms and conditions of the Section of this Agreement entitled Bankruptcy of the Debtor), all Debtor Liabilities and all other amounts payable under the Loan Documents have been paid and performed in full, and all Commitments have terminated. Without limiting the generality of the foregoing, the Guarantor hereby irrevocably waives any right to terminate or revoke this Agreement.

      EXTENT OF GUARANTOR'S LIABILITY. This Agreement shall be and is intended to be an absolute and unconditional guaranty and suretyship for the aggregate of the Debtor Liabilities. The obligations of the Guarantor under this Agreement, when construed collectively with the obligations of (i) Capital Retail Systems, Inc., an Ohio corporation ("CRS"), C.S. Ross Company, an Ohio corporation ("CSR"), CSC Distribution, Inc., an Alabama corporation ("CSC"), Mac Frugal's Bargains . Close-outs, Inc., a Delaware corporation ("MAC"), PNS Stores, Inc., a California corporation ("PNS"), West Coast Liquidators, Inc., a California corporation ("WCL"), Consolidated Property Holdings, Inc., a Nevada corporation ("CPH"), Closeout Distribution, Inc., a Pennsylvania corporation ("CD"), Midwestern Home Products, Inc., a Delaware corporation ("MHP"), Industrial Products of New England, Inc., a Maine corporation ("IPNE"), Tool and Supply Company of New England, Inc., a Delaware corporation ("TSC"), Durant DC, LLC, a Delaware limited liability company ("Durant"), Sonoran LLC, a Delaware limited liability company ("Sonoran"), Sahara LLC, a Delaware limited liability company ("Sahara"), BLSI Property, LLC, a Delaware limited liability company ("BLSI") and Great Basin LLC, a Delaware limited liability company ("GB") (CRS, CSR, CSC, MAC, PNS, WCL, CPH, CD, MHP, IPNE, TSC, Durant, Sonoran, Sahara, BLSI and GB are collectively, the "Subsidiary Guarantors") under the Guaranty and Suretyship Agreement, dated of even date herewith, made by the Subsidiary Guarantors for the benefit of the Administrative Agent and the Banks, and (ii) any other Person that becomes a Guarantor in accordance with the terms of the Credit Agreement, are intended to be the joint and several obligations of the Guarantor, Subsidiary Guarantors and such other Persons that become Guarantors under the Credit Agreement, and this Agreement, when construed in connection with such other Guaranty and Suretyship Agreements, is intended to be an absolute and unconditional guaranty and suretyship for the aggregate of the Debtor Liabilities.

      UNCONDITIONAL LIABILITY. The Guarantor's liability hereunder is absolute and unconditional and shall not be reduced, limited, waived, or released in any way by reason of: (i) any failure of the Administrative Agent or any Bank to obtain, retain, preserve, perfect or enforce any rights against any Person (including without limitation, any Obligor) or in any property securing any or all of the Debtor Liabilities; (ii) the invalidity or irregularity of any such rights that the Administrative Agent and the Banks may attempt to obtain; (iii) any delay in enforcing

                                       2.

or any failure to enforce such rights, even if such rights are thereby lost;
(iv) any delay in making demand on any Obligor for payment or performance of any or all of the Debtor Liabilities; or (v) from time to time, the payment in full and subsequent incurring of any Debtor Liabilities.

      WAIVER. The Guarantor hereby waives all notice with respect to the present existence or future incurrence of any Debtor Liabilities including, but not limited to, the amount, terms and conditions thereof. The Guarantor hereby consents to the taking of, or failure to take, from time to time, any action of any nature whatsoever permitted by Law with respect to the Debtor Liabilities and with respect to any rights against any Person or Persons (including, without limitation, any Obligor), or in any property including, without limitation, any renewals, extensions, modifications, postponements, compromises, indulgences, waivers, surrenders, exchanges and releases, and the Guarantor will remain fully liable hereunder notwithstanding any or all of the foregoing. The granting of an express written release of the Guarantor's liability hereunder or any other Obligor's liability shall be effective only with respect to the liability hereunder of the Guarantor or Obligor who is specifically so expressly released but shall in no way affect the liability hereunder of any other Guarantor or any Obligor not so expressly released. The dissolution of the Guarantor or any other Obligor shall in no way affect the liability hereunder or that of any other Obligor. The Guarantor hereby expressly waives: (i) notices of acceptance hereof; (ii) any presentment, demand, protest, notice of default in connection with the Debtor Liabilities, dishonor or notice of dishonor; (iii) any right of indemnification; and (iv) any defense arising by reason of any disability or other defense whatsoever to the liability of the Debtor, or any other circumstance which might otherwise constitute a defense available to, or in discharge of, the Guarantor with respect to its obligations hereunder.

      No payment by the Guarantor shall entitle any Obligor, by subrogation, contribution, indemnification or otherwise, to succeed to any of the rights of the Administrative Agent and the Banks, including rights to any payment made on account of the Debtor Liabilities, regardless of the source of such payment, until all of the Debtor's obligations to the Administrative Agent and the Banks under the Credit Agreement and the other Loan Documents are satisfied in full and the Commitments are terminated. The Guarantor hereby waives any benefit of and any right to participate in any collateral security now or hereafter held by the Administrative Agent and the Banks or any failure or refusal by the Administrative Agent and the Banks to perfect an interest in any collateral security.

      BANKRUPTCY OF THE DEBTOR. Neither the Guarantor's obligations to make payment in accordance with the terms of this Agreement nor any remedy for the enforcement hereof shall be impaired, modified, changed, released or limited in any manner whatsoever by the Debtor's bankruptcy or by any impairment, modification, change, release or limitation of (i) the liability of the Debtor, any Person assuming the obligations of the Debtor under the Credit Agreement or any of the other Loan Documents or the Debtor's estate in bankruptcy or (ii) any remedy for the enforcement of the Debtor Liabilities, either of which result from the operation of any present or further provision of any bankruptcy act, Law or equitable cause or from the decision of any court. The Guarantor agrees that to the extent that the Debtor or any other Obligor makes a payment or payments to the Administrative Agent or any Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver or any other Person under

                                       3.

any bankruptcy act, Law or equitable cause, then to the extent of such payment, the Debtor Liabilities or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

      PAYMENT OF COSTS. In addition to all other liabilities of the Guarantor hereunder, the Guarantor also agrees to pay to the Administrative Agent on demand all reasonable costs and expenses (including reasonable attorneys' fees and legal expenses) which may be incurred in the enforcement or collection of the liabilities of the Guarantor hereunder.

      PRIMARY LIABILITY OF THE GUARANTOR. The Guarantor agrees that this Agreement may be enforced by the Administrative Agent and the Banks without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Credit Agreement and the other Loan Documents, or any collateral now or hereafter securing the Debtor Liabilities or otherwise, and the Guarantor hereby waives the right to require the Administrative Agent and the Banks to proceed against any other Obligor or to require the Administrative Agent and the Banks to pursue any other remedy or enforce any other right. The Guarantor further agrees that nothing contained herein shall prevent the Administrative Agent and the Banks from suing on the Credit Agreement and the other Loan Documents, or any of them, or foreclosing their Lien, if any, on any collateral hereafter securing the Debtor Liabilities or from exercising any other rights available under the Credit Agreement and the other Loan Documents, or any other instrument of security if neither the Debtor nor the Guarantor timely satisfies the Debtor Liabilities thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the obligations of the Guarantor thereunder; it being the purpose and intent of the Guarantor that the obligations of the Guarantor hereunder shall be absolute, independent and unconditional. Neither the obligations of the Guarantor under this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Debtor or by reason of the bankruptcy or insolvency of the Debtor. If acceleration of the time for payment of any amount payable by the Debtor is stayed upon the insolvency or bankruptcy of the Debtor, amounts otherwise subject to acceleration under the terms of the Credit Agreement and the other Loan Documents including, without limitation, interest at the rates set forth in the Credit Agreement occurring after the date of such bankruptcy or insolvency, shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent. The Guarantor acknowledges that the term "Debtor Liabilities" as used herein includes any payments made by the Debtor to the Administrative Agent or the Banks and subsequently recovered by the Debtor or a trustee for the Debtor pursuant to bankruptcy or insolvency proceedings.

      ACCELERATION OF THE GUARANTOR'S LIABILITIES. Upon the occurrence of any of the following events, all of the Debtor Liabilities, at the Administrative Agent's and the Banks' option, shall be deemed to be forthwith due and payable for the purposes of this Agreement and for determining the liability of the Guarantor hereunder, whether or not the Administrative Agent and the Banks have any such rights against any other Obligor, and whether or not the Administrative Agent and the Banks elect to exercise any rights or remedies against any other Person or property including, without limitation, any other Obligor: (i) the failure of the Guarantor to perform any covenant or obligation hereunder; (ii) the occurrence of an Event of Default under the Credit Agreement which has not been cured; (iii) except as otherwise

                                       4.

permitted pursuant to the terms of the Credit Agreement, the sale of all or substantially all of the assets, or change in ownership, or the dissolution, merger, consolidation or reorganization of the Guarantor, (iv) any information or signature heretofore or hereafter furnished to the Administrative Agent or any Bank by the Guarantor, or delivered to the Administrative Agent or any Bank by an Obligor in connection with any of the Debtor Liabilities, is materially false or incorrect at the time when made; or (v) the failure of the Guarantor or any Obligor to furnish the Administrative Agent and the Banks such financial and other information as required by the Loan Documents.

      RIGHTS OF THE GUARANTOR. All rights and remedies of the Guarantor against the Debtor or any property of the Debtor or any collateral security for any of the Debtor Liabilities, whether arising by promissory note, subrogation, security agreement, mortgage or otherwise, shall in all respects be and remain subordinate and junior in right of payment and priority to the prior and indefeasible payment in full to the Administrative Agent and the Banks of all Debtor Liabilities and to the priority of the Administrative Agent and the Banks in any property of the Debtor and any collateral security for any of the Debtor Liabilities. Any amount which may have been paid to the Guarantor on account of any indebtedness of the Debtor to the Guarantor, or on account of any subrogation or other rights of the Guarantor against the Debtor, when all of the Debtor Liabilities shall not have been indefeasibly paid in full, shall be held by the undersigned in trust for the benefit of the Banks and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Debtor Liabilities, whether matured or unmatured.

      NOTICE TO THE ADMINISTRATIVE AGENT AND THE BANKS BY THE GUARANTOR. Any notice to the Administrative Agent or the Banks by the Guarantor pursuant to the provisions hereof shall be sent, and shall be effective, in accordance with
Section 10.6 of the Credit Agreement, to:

                       National City Bank
                       155 East Broad Street
                       Columbus, Ohio 43251
                       Attention: Ralph Kaparos

      Notice by the Guarantor shall not, in any way, reduce, diminish or release the liability of any other Obligor. In the event that this Agreement is preceded or followed by any other guaranty or surety agreement(s) regarding the Debtor or any other Person, all rights granted to the Administrative Agent and the Banks in such agreement(s) shall be deemed to be cumulative and this Agreement shall not, in such event, be deemed to be cancelled, superseded, terminated or in any way limited.

      MISCELLANEOUS. This Agreement shall be binding upon the Guarantor and the Guarantor' successors, assigns and other legal representatives, and shall inure to the benefit of the Administrative Agent and the Banks, their respective endorsers, successors and assigns forever. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. All matters arising hereunder shall be governed by the Laws of the State of Ohio without regard to the conflicts of laws thereof, and the parties hereto agree to the

                                       5.

jurisdiction and venue of the Court of Common Pleas of Franklin County, Ohio and the United States District Court for the Southern District of Ohio with respect to any suit arising in connection herewith.

      WAIVER OF TRIAL BY JURY. THE UNDERSIGNED HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

                           [INTENTIONALLY LEFT BLANK]

                                       6.

IN WITNESS WHEREOF, the undersigned Guarantor, intending to be legally bound, has executed and delivered this Agreement on the day and year first above written.

WITNESS:                                 BIG LOTS, INC.

__________________________________       By: ___________________________________
                                         Name: Joe R. Cooper
                                         Title: Senior Vice President and Chief
                                                Financial Officer

(Subsidiary)

                                EXHIBIT 1.1(G)(2)

                                     FORM OF
                        GUARANTY AND SURETYSHIP AGREEMENT

      IN CONSIDERATION of credit granted or to be granted by PNC Bank, National Association ("PNC"), National City Bank ("NCB") and various other financial institutions from time to time (NCB, PNC and such other financial institutions are each a "Bank" and collectively, the "Banks"), pursuant to that certain Credit Agreement, dated of even date herewith, by and among Big Lots Stores, Inc., an Ohio corporation (the "Debtor"), the Banks, the guarantors party thereto, PNC, as syndication agent for the Banks, NCB, as administrative agent for the Banks (in such capacity, the "Administrative Agent"), and Wachovia Bank, N.A., as documentation agent for the Banks (as may be amended, modified or supplemented from time to time, the "Credit Agreement"), intending to be legally bound hereby, and to induce the Banks to maintain or extend credit to the Debtor, Capital Retail Systems, Inc., an Ohio corporation ("CRS"), C.S. Ross Company, an Ohio corporation ("CSR"), CSC Distribution, Inc., an Alabama corporation ("CSC"), Mac Frugal's Bargains.Close-outs, Inc., a Delaware corporation ("MAC"), PNS Stores, Inc., a California corporation ("PNS"), West Coast Liquidators, Inc., a California corporation ("WCL"), Consolidated Property Holdings, Inc., a Nevada corporation ("CPH"), Closeout Distribution, Inc., a Pennsylvania corporation ("CD"), Midwestern Home Products, Inc., a Delaware corporation ("MHP"), Industrial Products of New England, Inc., a Maine corporation ("IPNE"), Tool and Supply Company of New England, Inc., a Delaware corporation ("TSC"), Durant DC, LLC, a Delaware limited liability company ("Durant"), Sonoran LLC, a Delaware limited liability company ("Sonoran"), Sahara LLC, a Delaware limited liability company ("Sahara"), BLSI Property, LLC, a Delaware limited liability company ("BLSI") and Great Basin LLC, a Delaware limited liability company ("GB") (CRS, CSR, CSC, MAC, PNS, WCL, CPH, CD, MHP, IPNE, TSC, Durant, Sonoran, Sahara, BLSI and GB are each a "Guarantor" and collectively, the "Guarantors"), this 29th day of October, 2004, hereby jointly and severally with each of the other Guarantors (as defined in the Credit Agreement):

      1. Become absolute and unconditional guarantors and sureties as though they were a primary obligor to the Administrative Agent and the Banks, their respective successors, endorsees and assigns, for the prompt payment and performance when due (whether at maturity, by declaration, acceleration or otherwise) of all Obligations, including, without limitation, all extensions, modifications, renewals thereof and substitutions therefor, whether absolute or contingent, direct or indirect, matured or unmatured, sole, joint or several, of any nature whatsoever, without regard to the validity, enforceability or regularity thereof including, without limitation, continuing interest thereon in accordance with the terms thereof and all expenses (including any reasonable costs of legal expenses) incurred by the Administrative Agent or any Bank in enforcing any rights with regard to or collecting against any Guarantor under this Guaranty and Suretyship Agreement (this "Agreement") (hereinafter collectively referred to as the "Debtor Liabilities"), whether or not such Debtor Liabilities or any portion thereof shall hereafter be released or discharged or is for any reason invalid or unenforceable (capitalized terms used in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to them therein unless otherwise defined in this Agreement);

      2. Assent to all agreements made or to be made between the Administrative Agent or any Bank and any other Person(s) liable, either absolutely or contingently, on any of the Debtor Liabilities, including any and all such agreements made by the Debtor and any co-maker, endorser, pledgor, surety or guarantor (any such Person being hereinafter referred to as an "Obligor"), and further agree that the Guarantors' liability hereunder shall not be reduced or diminished by such agreements in any way;

      3. Consent and agree that their obligations and liabilities hereunder shall in no way be reduced, limited, waived or released if any other Person or Persons is presently or in the future becomes a surety or guarantor in regard to the Debtor Liabilities or any other liabilities among the Debtor, the Administrative Agent and the Banks;

      4. Consent that the Administrative Agent and the Banks may, at their option, without in any way affecting the Guarantors' liability hereunder: (i) exchange, surrender or release any or all collateral security of any endorsement, guaranty or surety held by the Administrative Agent or the Banks for any of the Debtor Liabilities; (ii) renew, extend, modify, supplement, amend, release, alter or compromise the terms of any or all of the Debtor Liabilities in accordance with the terms of the Credit Agreement; and (iii) waive or fail to perfect the Administrative Agent's and the Banks' rights or remedies against the Debtor or the collateral security for any of the Debtor Liabilities; and

      CONTINUING GUARANTORS. This Agreement shall be a continuing one and shall continue in full force and effect until (subject to the terms and conditions of the Section of this Agreement entitled Bankruptcy of the Debtor), all Debtor Liabilities and all other amounts payable under the Loan Documents have been paid and performed in full, and all Commitments have terminated. Without limiting the generality of the foregoing, the Guarantors hereby irrevocably waive any right to terminate or revoke this Agreement.

      EXTENT OF GUARANTORS' LIABILITY. This Agreement shall be and is intended to be an absolute and unconditional guaranty and suretyship for the aggregate of the Debtor Liabilities; provided, however, that the Guarantors' total liability hereunder shall be limited as set forth below. The obligations of the Guarantors under this Agreement, when construed collectively with the obligations of (i) Big Lots, Inc., an Ohio corporation (the "Parent Guarantor") under that certain Guaranty and Suretyship Agreement, dated of even date herewith, made by the Parent Guarantor for the benefit of the Administrative Agent and the Banks, and
(ii) any other Person that becomes a Guarantor in accordance with the terms of the Credit Agreement, are intended to be the joint and several obligations of the Guarantors, the Parent Guarantor and such other Persons that become Guarantors under the Credit Agreement, and this Agreement, when construed in connection with such other Guaranty and Suretyship Agreements, is intended to be an absolute and unconditional guaranty and suretyship for the aggregate of the Debtor Liabilities.

      Subject to the remainder of this paragraph, but otherwise notwithstanding anything to the contrary contained in this Agreement, the maximum liability of each Guarantor under this Agreement shall not exceed the sum of (i) that portion of the Debtor Liabilities, the proceeds of which are used by the Debtor to make Valuable Transfers (as hereinafter defined) to such Guarantor, plus (ii) ninety-five percent (95%) of the Adjusted Net Worth (as hereinafter defined), but only to the extent that Adjusted Net Worth is a positive number, of such Guarantor at the date of this Agreement. For purposes of this paragraph:

            "Adjusted Net Worth" shall mean, as of any date of determination thereof, the excess of (i) the amount of the fair saleable value of the assets of such Guarantor as of the date of such determination, determined in accordance with applicable federal and state Laws governing determinations of insolvency of debtors, over (ii) the amount of all liabilities of such Guarantor, contingent or otherwise, as of the date of such determination, determined on the basis provided in the preceding clause (i), in all events prior to giving effect to Valuable Transfers.

            "Valuable Transfers" shall mean (a) all loans, advances, other credit accommodations, or capital contributions made to such Guarantor with proceeds of the Loans, (b) the amount of Letters of Credit Outstanding with respect to Letters of Credit issued to support the obligations or Indebtedness of such Guarantor, (c) all debt securities or other obligations or Indebtedness of such Guarantor acquired from such Guarantor or retired, redeemed, purchased or acquired by such Guarantor with proceeds of any Loans or any Letters of Credit issued to support the obligations or indebtedness of such Guarantor, (d) all equity securities of such Guarantor acquired from such Guarantor with the proceeds of any Loans or of any drawings on Letters of Credit issued to support the obligations of such Guarantor, (e) the fair market value of all property acquired with proceeds of the Loans or of any drawings on Letters of Credit issued to support the obligations or Indebtedness of such Guarantor and transferred to such Guarantor, (f) the interest on and the fees in respect of the Loans, the proceeds of which are used to make such a Valuable Transfer, and (g) the value of any quantifiable economic benefits not included in clauses (a) through (f) above, but includable in accordance with applicable federal and state Laws governing determinations of the insolvency of debtors, accruing to such Guarantor as a result of the Loans or the Letters of Credit Outstanding.

                  The Guarantors agree that the Debtor Liabilities may at any time and from time to time exceed the maximum liability of the Guarantors hereunder without impairing this Agreement or affecting the rights and remedies of the Administrative Agent and the Banks hereunder. No payment or payments made by the Debtor, the Guarantors, the Parent Guarantor or any other Person or received or collected by the Administrative Agent or any Bank from the Debtor, the Parent Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Debtor Liabilities shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors under this Agreement and the Guarantors shall, notwithstanding any such payment or payments (other than payments made to the Administrative Agent or any Bank by the Guarantors or payments received or collected by the Administrative Agent or any Bank from the Guarantors), remain liable for the Debtor Liabilities up to the maximum liability amount of the Guarantors set forth in this paragraph until the Debtor Liabilities are indefeasibly paid in full in cash, each Bank's obligation to make Loans is terminated according to the terms of the Credit Agreement, all Letters of Credit have either expired or have been cancelled and all Hedge Agreements with respect to any Bank-Provided Hedge have either expired or have been terminated; provided, however, that, anything herein to the contrary notwithstanding, in no event shall the Guarantors' liability under this paragraph exceed the maximum amount that, after giving effect to the incurring of the obligations hereunder and to any rights to contribution of the Guarantors from the Debtor and other affiliates of the Debtor, would not render the Administrative Agent's and the Banks' right to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law; and further provided that if a greater amount of the Debtor Liabilities than the maximum liability set forth in this paragraph could be repaid by the Guarantors as a result of an increase in any Guarantor's Adjusted Net Worth subsequent to the date of this Agreement, without rendering the Administrative Agent's and the Banks' right to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law, then the amount of such Guarantor's maximum liability calculated in the first sentence of this paragraph shall be calculated based upon such Guarantor's Adjusted Net Worth on such later date, rather than the date of execution of this Agreement.

      UNCONDITIONAL LIABILITY. The Guarantors' liability hereunder is absolute and unconditional and shall not be reduced, limited, waived, or released in any way by reason of: (i) any failure of the Administrative Agent or any Bank to obtain, retain, preserve, perfect or enforce any rights against any Person (including without limitation, any Obligor) or in any property securing any or all of the Debtor Liabilities; (ii) the invalidity or irregularity of any such rights that the Administrative Agent and the Banks may attempt to obtain; (iii) any delay in enforcing or any failure to enforce such rights, even if such rights are thereby lost; (iv) any delay in making demand on any Obligor for payment or performance of any or all of the Debtor Liabilities; or (v) from time to time, the payment in full and subsequent incurring of any Debtor Liabilities.

      WAIVER. The Guarantors hereby waive all notice with respect to the present existence or future incurrence of any Debtor Liabilities including, but not limited to, the amount, terms and conditions thereof. The Guarantors hereby consent to the taking of, or failure to take, from time to time, any action of any nature whatsoever permitted by Law with respect to the Debtor Liabilities and with respect to any rights against any Person or Persons (including, without limitation, any Obligor), or in any property including, without limitation, any renewals, extensions, modifications, postponements, compromises, indulgences, waivers, surrenders, exchanges and releases, and the Guarantors will remain fully liable hereunder notwithstanding any or all of the foregoing. The granting of an express written release of any Guarantor's liability hereunder or any other Obligor's liability shall be effective only with respect to the liability hereunder of such Guarantor or Obligor who is specifically so expressly released but shall in no way affect the liability hereunder of any other Guarantor or any Obligor not so expressly released. The dissolution of any Guarantor or any other Obligor shall in no way affect the liability hereunder or that of any other Obligor. Each Guarantor hereby expressly waives: (i) notices of acceptance hereof; (ii) any presentment, demand, protest, notice of default in connection with the Debtor Liabilities, dishonor or notice of dishonor; (iii) any right of indemnification; and (iv) any defense arising by reason of any disability or other defense whatsoever to the liability of the Debtor, or any other circumstance which might otherwise constitute a defense available to, or in discharge of, such Guarantor with respect to its obligations hereunder.

      No payment by any Guarantor shall entitle any Obligor, by subrogation, contribution, indemnification or otherwise, to succeed to any of the rights of the Administrative Agent and the Banks, including rights to any payment made on account of the Debtor Liabilities, regardless of the source of such payment, until all of the Debtor's obligations to the Administrative Agent and the Banks under the Credit Agreement and the other Loan Documents are satisfied in full and the Commitments are terminated. The Guarantors hereby waive any benefit of and any right to participate in any collateral security now or hereafter held by the Administrative Agent and the Banks or any failure or refusal by the Administrative Agent and the Banks to perfect an interest in any collateral security.

      BANKRUPTCY OF THE DEBTOR. Neither the Guarantors' obligations to make payment in accordance with the terms of this Agreement nor any remedy for the enforcement hereof shall be impaired, modified, changed, released or limited in any manner whatsoever by the Debtor's bankruptcy or by any impairment, modification, change, release or limitation of (i) the liability of the Debtor, any Person assuming the obligations of the Debtor under the Credit Agreement or any of the other Loan Documents or the Debtor's estate in bankruptcy or (ii) any remedy for the enforcement of the Debtor Liabilities, either of which result from the operation of any present or further provision of any bankruptcy act, Law or equitable cause or from the decision of any court. The Guarantors agree that to the extent that the Debtor or any other Obligor makes a payment or payments to the Administrative Agent or any Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver or any other Person under any bankruptcy act, Law or equitable cause, then to the extent of such payment, the Debtor Liabilities or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

      PAYMENT OF COSTS. In addition to all other liabilities of the Guarantors hereunder, the Guarantors also agree to pay to the Administrative Agent on demand all reasonable costs and expenses (including reasonable attorneys' fees and legal expenses) which may be incurred in the enforcement or collection of the liabilities of the Guarantors hereunder.

      PRIMARY LIABILITY OF THE GUARANTORS. The Guarantors agree that this Agreement may be enforced by the Administrative Agent and the Banks without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Credit Agreement and the other Loan Documents, or any collateral now or hereafter securing the Debtor Liabilities or otherwise, and the Guarantors hereby waive the right to require the Administrative Agent and the Banks to proceed against any other Obligor or to require the Administrative Agent and the Banks to pursue any other remedy or enforce any other right. The Guarantors further agree that nothing contained herein shall prevent the Administrative Agent and the Banks from suing on the Credit Agreement and the other Loan Documents, or any of them, or foreclosing their Lien, if any, on any collateral hereafter securing the Debtor Liabilities or from exercising any other rights available under the Credit Agreement and the other Loan Documents, or any other instrument of security if neither the Debtor nor the Guarantors timely satisfy the Debtor Liabilities thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the obligations of the Guarantors thereunder; it being the purpose and intent of the Guarantors that the obligations of the Guarantors hereunder shall be absolute, independent and unconditional. Neither the obligations of the Guarantors under this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Debtor or by reason of the bankruptcy or insolvency of the Debtor. If acceleration of the time for payment of any amount payable by the Debtor is stayed upon the insolvency or bankruptcy of the Debtor, amounts otherwise subject to acceleration under the terms of the Credit Agreement and the other Loan Documents including, without limitation, interest at the rates set forth in the Credit Agreement occurring after the date of such bankruptcy or insolvency, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent. The Guarantors acknowledge that the term "Debtor Liabilities" as used herein includes any payments made by the Debtor to the Administrative Agent or the Banks and subsequently recovered by the Debtor or a trustee for the Debtor pursuant to bankruptcy or insolvency proceedings.

      ACCELERATION OF THE GUARANTORS' LIABILITIES. Upon the occurrence of any of the following events, all of the Debtor Liabilities, at the Administrative Agent's and the Banks' option, shall be deemed to be forthwith due and payable for the purposes of this Agreement and for determining the liability of the Guarantors hereunder, whether or not the Administrative Agent and the Banks have any such rights against any other Obligor, and whether or not the Administrative Agent and the Banks elect to exercise any rights or remedies against any other Person or property including, without limitation, any other Obligor: (i) the failure of any Guarantor to perform any covenant or obligation hereunder; (ii) the occurrence of an Event of Default under the Credit Agreement which has not been cured; (iii) except as otherwise permitted pursuant to the terms of the Credit Agreement, the sale of all or substantially all of the assets, or change in ownership, or the dissolution, merger, consolidation or reorganization of any Guarantor; (iv) any information or signature heretofore or hereafter furnished to the Administrative Agent or any Bank by any Guarantor, or delivered to the Administrative Agent or any Bank by an Obligor in connection with any of the Debtor Liabilities, is materially false or incorrect at the time when made; or
(v) the failure of any Guarantor or any Obligor to furnish the Administrative Agent and the Banks such financial and other information as required by the Loan Documents.

      RIGHTS OF THE GUARANTORS. All rights and remedies of the Guarantors against the Debtor or any property of the Debtor or any collateral security for any of the Debtor Liabilities, whether arising by promissory note, subrogation, security agreement, mortgage or otherwise, shall in all respects be and remain subordinate and junior in right of payment and priority to the prior and indefeasible payment in full to the Administrative Agent and the Banks of all Debtor Liabilities and to the priority of the Administrative Agent and the Banks in any property of the Debtor and any collateral security for any of the Debtor Liabilities. Any amount which may have been paid to the Guarantors on account of any indebtedness of the Debtor to the Guarantors, or on account of any subrogation or other rights of the Guarantors against the Debtor, when all of the Debtor Liabilities shall not have been indefeasibly paid in full, shall be held by the undersigned in trust for the benefit of the Banks and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Debtor Liabilities, whether matured or unmatured.

      NOTICE TO THE ADMINISTRATIVE AGENT AND THE BANKS BY THE GUARANTORS. Any notice to the Administrative Agent or the Banks by the Guarantors pursuant to the provisions hereof shall be sent, and shall be effective, in accordance with
Section 10.6 of the Credit Agreement, to:

                             National City Bank
                             155 East Broad Street
                             Columbus, Ohio 43257
                             Attention: Ralph Kaparos

      Notice by a Guarantor shall not, in any way, reduce, diminish or release the liability of any other Obligor. In the event that this Agreement is preceded or followed by any other guaranty or surety agreement(s) regarding the Debtor or any other Person, all rights granted to the Administrative Agent and the Banks in such agreement(s) shall be deemed to be cumulative and this Agreement shall not, in such event, be deemed to be cancelled, superseded, terminated or in any way limited.

      COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

      MISCELLANEOUS. This Agreement shall be binding upon the Guarantors and the Guarantors' successors, assigns and other legal representatives, and shall inure to the benefit of the Administrative Agent and the Banks, their respective endorsers, successors and assigns forever. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. All matters arising hereunder shall be governed by the Laws of the State of Ohio without regard to the conflicts of laws thereof, and the parties hereto agree to the jurisdiction and venue of the Court of Common Pleas of Franklin County, Ohio and the United States District Court for the Southern District of Ohio with respect to any suit arising in connection herewith.

      WAIVER OF TRIAL BY JURY. THE UNDERSIGNED HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVE ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND THEY WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

                           [INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned Guarantors, intending to be legally bound, have executed and delivered this Agreement on the day and year first above written.

                                           CAPITAL RETAIL SYSTEMS, INC.
                                           C.S. ROSS COMPANY
                                           CSC DISTRIBUTION, INC.
                                           MAC FRUGAL'S BARGAINS. CLOSE-OUTS,
                                             INC.
                                           PNS STORES, INC.
                                           WEST COAST LIQUIDATORS, INC.
                                           CLOSEOUT DISTRIBUTION, INC.
                                           MIDWESTERN HOME PRODUCTS, INC.
                                           INDUSTRIAL PRODUCTS OF NEW ENGLAND,
                                             INC.
                                           TOOL AND SUPPLY COMPANY OF NEW
                                             ENGLAND, INC.
                                           DURANT DC, LLC
                                           SONORAN LLC
                                           SAHARA LLC
                                           BLSI PROPERTY, LLC
                                           GREAT BASIN LLC

ATTEST:

By: ___________________________________      By: ______________________________
Name: _________________________________      Name: Joe R. Cooper
Title: ________________________________      Title: Senior Vice President and
                                                    Chief Financial Officer

WITNESS:                                     CONSOLIDATED PROPERTY HOLDINGS,
                                             INC.

_______________________________________      By: ______________________________
                                             Name: ____________________________
                                             Title: ___________________________

                                 EXHIBIT 1.1(I)

                                     FORM OF
                      INTERCOMPANY SUBORDINATION AGREEMENT

      THIS INTERCOMPANY SUBORDINATION AGREEMENT (the "Agreement") is dated October 29, 2004 and is made by and among the entities listed on the signature page hereto (or subsequently joining this Agreement) (each being individually referred to herein as a "Loan Party" and collectively as the "Loan Parties") for the benefit of National City Bank ("NCB"), as administrative agent (in such capacity, the "Administrative Agent"), for the Banks (as hereinafter defined).

                                WITNESSETH THAT:

      WHEREAS, each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in the Credit Agreement, dated October 29, 2004 (as may be amended, modified or supplemented from time to time, the "Credit Agreement"), by and among Big Lots Stores, Inc., an Ohio corporation (the "Borrower"), the Guarantors party thereto, the Banks party thereto (the "Banks"), PNC Bank, National Association, as syndication agent for the Banks, the Administrative Agent and Wachovia Bank, N.A., as documentation agent for the Banks; and

      WHEREAS, pursuant to the Credit Agreement and the other Loan Documents, the Banks intend to make Loans to the Borrower; and

      WHEREAS, the Loan Parties other than the Borrower are guarantors of the obligations of the Borrower under the Credit Agreement pursuant to the Guaranty Agreements dated of even date herewith; and

      WHEREAS, the Loan Parties are or may become indebted to each other (the Indebtedness of each of the Loan Parties to any other Loan Party, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof are hereinafter collectively referred to as the "Intercompany Indebtedness") and are permitted to dissolve or merge in accordance with the terms of the Credit Agreement; and

      WHEREAS, the obligations of the Banks to maintain the Commitments and make Loans to the Borrower from time to time are subject to the condition, among others, that the Loan Parties subordinate the Intercompany Indebtedness to the Indebtedness and all other Obligations of the Borrower or any other Loan Party to the Administrative Agent or the Banks pursuant to the Credit Agreement or the other Loan Documents (collectively, the "Senior Debt") in the manner set forth herein.

      NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

      1. Intercompany Indebtedness Subordinated to Senior Debt. The recitals set forth above are hereby incorporated by reference. All Intercompany Indebtedness shall be subordinate and subject in right of payment to the prior indefeasible payment in full of all Senior Debt pursuant to the provisions contained herein.

      2. Payment Over of Proceeds Upon Bankruptcy, Etc. Upon any distribution of assets of any Loan Party in connection with (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any such Loan Party or to its creditors, as such, or to its assets, or (b) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any such Loan Party (a Loan Party distributing assets as set forth herein being referred to in such capacity as a "Distributing Loan Party"), then and in any such event, the Administrative Agent shall be entitled to receive, for the benefit of the Administrative Agent and the Banks as their respective interests may appear, indefeasible payment in full of all amounts due or to become due, if an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable, other than pursuant to Section
4.5.2 of the Credit Agreement (each, a "Triggering Event"), on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Loan Party is entitled to receive any payment on account of the principal of or interest on such Intercompany Indebtedness, and to that end, the Administrative Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Loan Party in any such case, proceeding, dissolution, liquidation or other winding up event.

      If, notwithstanding the foregoing provisions of this Section, after the occurrence of a Triggering Event, a Loan Party which is owed Intercompany Indebtedness by a Distributing Loan Party shall have received any payment or distribution of assets from the Distributing Loan Party of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Administrative Agent and the Banks as their respective interests may appear, shall be segregated from other funds and property held by such Loan Party, and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.

      3. No Commencement of Any Proceeding. Each Loan Party agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Banks and the Administrative Agent in commencing any proceeding referred to in the first paragraph of Section 2 against any other Loan Party which owes it any Intercompany Indebtedness.

      4. No Payment When Senior Debt in Default. If a Triggering Event shall have occurred and be continuing, or would result from or exist after giving effect to a payment with respect to any portion of the Intercompany Indebtedness, unless the Required Banks shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Loan Party owing such Intercompany Indebtedness on account of principal or interest on any portion of the Intercompany Indebtedness except to the extent that the proceeds of such payment are used by the Loan Party receiving such proceeds to immediately apply the same to the Senior Debt.

      If, notwithstanding the foregoing, any Loan Party shall make any payment of the Intercompany Indebtedness to another Loan Party prohibited by the foregoing provisions of this Section, such payment shall be paid over and delivered forthwith to the Administrative Agent, for the benefit of the Administrative Agent and the Banks as their respective interests may appear.

      5. Payment Permitted if No Default. Nothing contained in this Agreement shall prevent any of the Loan Parties, at any time except during the pendency of any of the conditions described in Sections 2 and 4 hereof, from making payments at any time of principal of or interest on any portion of the Intercompany Indebtedness, or the retention thereof by any of the Loan Parties of any money deposited with them for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.

      6. Rights of Subrogation. Each Loan Party agrees that no payment or distribution to the Administrative Agent or the Banks pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full, the Commitments shall have terminated and all Letters of Credit have expired, have been cancelled or have been rolled into a new credit facility.

      7. Instruments Evidencing Intercompany Indebtedness. Each Loan Party shall cause each instrument, if any, which now or hereafter evidences all or a portion of the Intercompany Indebtedness to be conspicuously marked as follows:

                  "This instrument is subject to the terms of an Intercompany
            Subordination Agreement dated October 29, 2004 in favor of National City Bank, as Administrative Agent for the Banks referred to therein, which Intercompany Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of said Intercompany Subordination Agreement."

      8. Agreement Solely to Define Relative Rights. The purpose of this Agreement is solely to define the relative rights of the Loan Parties, on the one hand, and the Administrative Agent and the Banks, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between any of the Loan Parties and their creditors other than the Administrative Agent and the Banks, the obligation of the Loan Parties to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Loan Parties and their creditors other than the Administrative Agent and the Banks, nor shall anything herein prevent any of the Loan Parties from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject to the rights, if any, under this Agreement of the Administrative

Agent and the Banks to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.

      9. No Implied Waivers of Subordination. No right of the Administrative Agent or any Bank to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act by the Administrative Agent or any Bank, or by any non-compliance by any Loan Party with the terms, provisions and covenants of any agreement pursuant to which the Intercompany Indebtedness is created, regardless of any knowledge thereof the Administrative Agent or any Bank may have or be otherwise charged with. Each Loan Party by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Loan Party shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or to compromise, the obligations of the other Loan Parties with respect to their Intercompany Indebtedness, other than by means of payment of such Intercompany Indebtedness according to its terms or the sale, assignment, pledge or transfer to another Loan Party, without the prior written consent of the Administrative Agent.

      Without in any way limiting the generality of the foregoing paragraph, to the extent, if any, permitted by the Credit Agreement, the Administrative Agent or any of the Banks may, at any time and from time to time, without the consent of or notice to the Loan Parties except the Borrower to the extent provided in the Credit Agreement, without incurring responsibility to the Loan Parties and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Loan Parties to the Administrative Agent and the Banks, do any one or more of the following: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt, if any; (iii) release any Person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Loan Parties and any other Person.

      10. Additional Subsidiaries. The Loan Parties covenant and agree that they shall cause Subsidiaries created or acquired after the date of this Agreement that are required to join this Agreement pursuant to Section 7.2.8(iv) of the Credit Agreement, to execute a joinder in the form of Exhibit 1.1(G)(1) to the Credit Agreement, whereby such Subsidiary joins this Agreement and subordinates all Indebtedness owed to any such Subsidiary by any of the Loan Parties or other Subsidiaries hereafter created or acquired to the Senior Debt.

      11. Continuing Force and Effect. This Agreement shall continue in force for so long as any portion of the Senior Debt remains unpaid and any Commitments under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.

      12. Modification, Amendments or Waivers. Any and all agreements amending or changing any provision of this Agreement or the rights of the Administrative Agent or the Banks hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of the Loan Parties hereunder, shall be made only by written agreement, waiver or consent signed by the Administrative Agent, acting on behalf of all the Banks, with the written consent of the Required Banks, any such agreement, waiver or consent made with such written consent being effective to bind all the Banks and, with respect to amendments or changes to any provision of this Agreement, signed by the Borrower, acting on behalf of the Loan Parties.

      13. Expenses. The Loan Parties unconditionally and jointly and severally agree upon demand to pay to the Administrative Agent and the Banks the amount of any and all reasonable and necessary out-of-pocket costs, expenses and disbursements for which reimbursement is customarily obtained, including fees and expenses of counsel, which the Administrative Agent or any of the Banks may incur in connection with (a) the administration of this Agreement, (b) the exercise or enforcement of any of the rights of the Administrative Agent or the Banks hereunder, or (c) the failure by the Loan Parties to perform or observe any of the provisions hereof.

      14. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

      15. Governing Law. This Agreement shall be a contract under the internal Laws of the State of Ohio and for all purposes shall be construed in accordance with the internal Laws of the State of Ohio without giving effect to its principles of conflict of laws.

      16. Successors and Assigns. This Agreement shall inure to the benefit of the Administrative Agent and the Banks and their respective successors and assigns, as permitted in the Credit Agreement, and the obligations of the Loan Parties shall be binding upon their respective successors and assigns. Except in connection with a consolidation or merger permitted by Section 7.2.5(i) of the Credit Agreement, the duties and obligations of the Loan Parties may not be delegated or transferred by the Loan Parties without the written consent of the Required Banks and any such delegation or transfer without such consent shall be null and void. Except to the extent otherwise required by the context of this Agreement, the word "Banks" when used herein shall include, without limitation, any holder of a Note or an assignment of rights therein originally issued to a Bank under the Credit Agreement, and each such holder of a Note or assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Bank under the Credit Agreement.

      17. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

      18. Attorneys-in-Fact. Each of the Loan Parties hereby authorizes and empowers the Administrative Agent, at its election at any time after the occurrence and continuance of an Event of Default and the acceleration of the Senior Debt and in the name of either itself, for the benefit of the Administrative Agent and the Banks as their respective interests may appear, or in the name of each such Loan Party as is owed Intercompany Indebtedness, to execute and file proofs and documents and take any other action the Administrative Agent may deem advisable to completely protect the Administrative Agent's and the Banks' interests in the Intercompany

Indebtedness and their right of enforcement thereof, and to that end each of the Loan Parties hereby irrevocably makes, constitutes and appoints the Administrative Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Loan Party, and with full power for such Loan Party, and in the name, place and stead of such Loan Party for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable. Each Loan Party hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Administrative Agent, its officers, employees or agents pursuant to the foregoing power of attorney.

      19. Application of Payments. In the event any payments are received by the Administrative Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.

      20. Remedies. In the event of a breach by any of the Loan Parties in the performance of any of the terms of this Agreement, the Administrative Agent, on behalf of the Banks, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Administrative Agent on behalf of the Banks at law may not fully compensate the Administrative Agent on behalf of the Banks for the damages they may suffer in the event of a breach hereof.

      21. Consent to Jurisdiction, Waiver of Jury Trial. Each of the Loan Parties hereby irrevocably consents to the non-exclusive jurisdiction of the Court of Common Pleas of Franklin County, Ohio and the United States District Court for the Southern District of Ohio, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Loan Parties at the addresses referred to in Section 23 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Each of the Loan Parties waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue, AND EACH OF THE COMPANIES WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT TO THE FULL EXTENT PERMITTED BY LAW.

      22. Notices. All notices, statements, requests and demands and other communications given to or made upon the Loan Parties, the Administrative Agent or the Banks in accordance with the provisions of this Agreement shall be given or made as provided in Section 10.6 of the Credit Agreement.

                           [INTENTIONALLY LEFT BLANK]

      WITNESS the due execution hereof as of the day and year first above written.

WITNESS:                                     BIG LOTS STORES, INC.

_______________________________________      By: _______________________________
Print Name: ___________________________      Name: Joe R. Cooper
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

WITNESS:                                     BIG LOTS, INC.
                                             CAPITAL RETAIL SYSTEMS, INC.
                                             C.S. ROSS COMPANY
                                             CSC DISTRIBUTION, INC.
                                             MAC FRUGAL'S BARGAINS. CLOSE-OUTS,
                                               INC.
                                             PNS STORES, INC.
                                             WEST COAST LIQUIDATORS, INC.
                                             CLOSEOUT DISTRIBUTION, INC.
                                             MIDWESTERN HOME PRODUCTS, INC.
                                             INDUSTRIAL PRODUCTS OF NEW ENGLAND,
                                               INC.
                                             TOOL AND SUPPLY COMPANY OF NEW
                                               ENGLAND, INC.
                                             DURANT DC, LLC
                                             SONORAN LLC
                                             SAHARA LLC
                                             BLSI PROPERTY, LLC
                                             GREAT BASIN LLC

_______________________________________      By: _______________________________
Print Name: ___________________________      Name: Joe R. Cooper
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

WITNESS:                                    CONSOLIDATED PROPERTY HOLDINGS, INC.

_______________________________________     By: _______________________________
Print Name: ___________________________     Name: _____________________________
                                            Title: ____________________________